      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 19, 1998
                                                REGISTRATION NO. 333-40465
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------


                                 AMENDMENT NO. 2


                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            -------------------------

                           AVCO ABS RECEIVABLES CORP.
                                   (Depositor)
             (Exact name of Registrant as Specified in its Charter)

         NEVADA                                     APPLICATION PENDING
(State of incorporation)                 (I.R.S. Employer Identification Number)

                                1727-B CHARLESTON
                             LAS VEGAS, NEVADA 89104
                                 (702) 474-6282
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                            -------------------------

                             HERBERT F. SMITH, ESQ.
                   AVCO FINANCIAL SERVICES MANAGEMENT COMPANY
                                 600 ANTON BLVD.
                        COSTA MESA, CALIFORNIA 92628-5011
                                 (714) 445-7860
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                            -------------------------

                                    Copy to:
                             REED D. AUERBACH, ESQ.
                          STROOCK & STROOCK & LAVAN LLP
                                 180 MAIDEN LANE
                            NEW YORK, NEW YORK 10038

                           --------------------------

                  Approximate date of commencement of proposed
                 sale to the public: From time to time after the effective date of this Registration Statement.

                           --------------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [X] ________.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________ .

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________ .


     If delivery of the prospectus is expected to be made pursuant to rule 434, please check the following box.[ ]

                             -----------------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED JUNE 19, 1998

PROSPECTUS SUPPLEMENT
(To Prospectus dated ___________ , 199_)

                                   $__________

                  AVCO FINANCIAL HOME EQUITY LOAN TRUST 199_-_
                  Home Equity Loan Asset-Backed Certificates,
                                  Series 199_-_
                           Avco ABS Receivables Corp.
                                    (Seller)

                   Avco Financial Services Management Company
                      (Master Servicer and Representative)

                             -----------------------


         The Home Equity Loan Asset-Backed Certificates, Series 199_-_ (the "Certificates"), will consist of the Classes (each, a "Class") listed below (collectively, the "Class A Certificates"), the Class S Certificates (collectively with the Class A Certificates, the "Senior Certificates"), and one or more Classes which are subordinated to the Senior Certificates. Only the Class A Certificates are being offered hereby. The Senior Certificates will have the benefit of an irrevocable and unconditional certificate guaranty insurance policy (the "Policy") issued by [Name of Certificate Insurer] (the "Certificate Insurer") pursuant to which the Certificate Insurer will guarantee certain payments to the holders of Senior Certificates as described herein. [THE MASTER SERVICER MAY, AT ITS OPTION, TERMINATE THE AGREEMENT ON THE DISTRIBUTION DATE FOLLOWING THE DUE PERIOD AT THE END OF WHICH THE AGGREGATE PRINCIPAL BALANCE OF THE MORTGAGE LOANS IS LESS THAN [PERCENTAGE GREATER THAN 10%] OF THE SUM OF THE PRINCIPAL BALANCES OF THE INITIAL MORTGAGE LOANS AND SUBSEQUENT MORTGAGE LOANS AS OF THE CUT-OFF DATE (THE "OPTIONAL TERMINATION DATE"). SEE "DESCRIPTION OF THE CERTIFICATES--TERMINATION; PURCHASE OF MORTGAGE LOANS" HEREIN.]


                                                  (cover continued on next page)

                            ------------------------

PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION SET FORTH UNDER "RISK FACTORS" BEGINNING ON PAGE S-20 HEREIN AND ON PAGE 19 IN THE ACCOMPANYING PROSPECTUS.

                            ------------------------

  THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT
      INTERESTS IN OR OBLIGATIONS OF THE SELLER, THE MASTER SERVICER, THE
        TRUSTEE OR ANY AFFILIATE THEREOF, EXCEPT TO THE EXTENT PROVIDED
                HEREIN. NEITHER THE CERTIFICATES NOR THE MORTGAGE
                     LOANS ARE INSURED OR GUARANTEED BY ANY
                              GOVERNMENTAL AGENCY.

                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                  PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
                       REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                            ------------------------

                                    Initial Class        Certificate    Price to            Underwriting      Proceeds to
                                    Principal Balance    Rate           Public(1)           Discount          Seller(1)(2)
----------------------------------- -------------------- -------------- ------------------- ----------------- --------------
Class A-1 Certificates.........                                %                %                 %                  %
----------------------------------- -------------------- -------------- ------------------- ----------------- --------------
Class A-2 Certificates.........                                %                %                 %                  %
----------------------------------- -------------------- -------------- ------------------- ----------------- --------------
Class A-3 Certificates.........                                %                %                 %                  %
----------------------------------- -------------------- -------------- ------------------- ----------------- --------------
Class A-4 Certificates.........                                %                %                 %                  %
----------------------------------- -------------------- -------------- ------------------- ----------------- --------------
Class A-5 Certificates.........                                %                %                 %                  %
----------------------------------- -------------------- -------------- ------------------- ----------------- --------------
Class A-6 Certificates.........                                %                %                 %                  %
----------------------------------- -------------------- -------------- ------------------- ----------------- --------------
Class A-7 Certificates.........                               (3)               %                 %                  %
----------------------------------- -------------------- -------------- ------------------- ----------------- --------------
Total
----------------------------------- -------------------- -------------- ------------------- ----------------- --------------

(1) Plus accrued interest, if any, at the respective Certificate Rates from ______ __, 199_ (or in the case of the Class A-7 Certificates from
        ______ __, 199_).

(2) Before deduction of expenses payable by the Seller estimated to be $________.

(3) The Certificate Rate for this Class will be calculated by reference to the London interbank offered rate for one-month U.S. dollar deposits ("1-Month LIBOR") subject to the limitations described herein. See "Description of the Certificates--The Certificate Rate" herein.

         The Class A Certificates are offered by the Underwriters subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by counsel for the Underwriters. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that the Class A Certificates will be issued on or about _____ __, 199_ (the "Closing Date"), and will thereafter be available from the Underwriters through the facilities of The Depository Trust Company on the Same Day Funds Settlement System and Cedel Bank, societe anonyme, and the Euroclear System.

                             -----------------------

(Cover continued from front page)
[NAME OF UNDERWRITER]                                      [NAME OF UNDERWRITER]
_______ __, 199_


         The Certificates will evidence in the aggregate the entire beneficial interest in a pool (the "Mortgage Pool") of closed-end, fixed- and adjustable-rate mortgage loans (the "Mortgage Loans") consisting of two groups ("Loan Group 1" and "Loan Group 2," respectively, and each a "Loan Group") held by Avco Financial Home Equity Loan Trust 199_-_ (the "Trust") to be formed pursuant to a Pooling and Servicing Agreement, to be dated as of ______ __, 199_, between among Avco ABS Receivables Corp., as seller (the "Seller"), Avco Financial Services Management Company, as master servicer (the "Master Servicer") and as representative of the Trust (the "Representative"), and [Name of Trustee], as Trustee. Distributions on the Class S, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates (collectively, the "Group 1 Certificates") will be calculated by reference to Loan Group 1 which consists of Mortgage Loans with fixed interest rates. Distributions on the Class A-7 Certificates (the "Group 2 Certificates") will be calculated by reference to Loan Group 2 which consists of Mortgage Loans with adjustable interest rates. The Mortgage Loans are secured by first and second deeds of trust or mortgages primarily on one-to four-family residential properties.

         Distributions on the Class A Certificates will be made on the 25th day of each month or, if such date is not a Business Day, then on the next succeeding Business Day (each, a "Distribution Date"), commencing in _____ 199_. On each Distribution Date, holders of the Class A Certificates will be entitled to receive, from and to the limited extent of funds available in the Distribution Account (as defined herein), distributions calculated as set forth herein.

         There is currently no market for the Class A Certificates and there can be no assurance that such a market will develop or if it does develop that it will continue or will provide sufficient liquidity of investment. See "RISK FACTORS" herein.

         Separate elections will be made to treat certain assets of the Trust as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. As described more fully herein and in the Prospectus, the Class A Certificates will constitute "regular interests" in a REMIC. See "FEDERAL INCOME TAX CONSEQUENCES" herein and in the Prospectus.

                         -------------------------------

         The Mortgage Loans that were identified as of ________ __, 199_ will be collectively referred to herein as the "Initial Mortgage Loans." The Pooling and Servicing Agreement will provide that additional closed-end, fixed- and adjustable-rate mortgage loans (the "Subsequent Mortgage Loans") may be purchased by the Trust from the Seller on the Closing Date. The Initial Mortgage Loans and the Subsequent Mortgage Loans will be collectively referred to as the "Mortgage Loans." The maximum amount of Subsequent Mortgage Loans to be transferred to the Trust on the Closing Date for Loan Group 1 and Loan Group 2 is $__________ and $_____________, respectively (each, a "Maximum Funding Amount").

         UNTIL NINETY DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CLASS A CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS ACTING AS UNDERWRITERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

         CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE CERTIFICATES OFFERED HEREBY. SUCH TRANSACTIONS MAY INCLUDE STABILIZING AND THE PURCHASE OF THE CLASS A CERTIFICATES TO COVER SYNDICATE SHORT POSITIONS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING" HEREIN.

                         -------------------------------

         The Class A Certificates constitute part of a separate series of Asset-Backed Securities being offered by Avco ABS Receivables Corp. from time to time pursuant to its Prospectus dated ______ __, 199_. This Prospectus Supplement does not contain complete information about the offering of the Class A Certificates. Additional information is contained in the Prospectus and investors are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Class A Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

                                     SUMMARY


         The following summary of certain pertinent information is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Certain capitalized terms used in the Summary are defined elsewhere in this Prospectus Supplement or in the Prospectus. Reference is made to Index of Principal Terms beginning on page S-70 herein and the Glossary of Terms beginning on page 93 in the Prospectus for the definitions of certain capitalized terms.



Trust.................     Avco Financial Home Equity Loan Trust 199_-_ (the
                           "Trust") will be formed pursuant to a pooling and servicing agreement, to be dated as of _______ __, 199_ (the "Agreement"), among Avco ABS Receivables
                           Corp., as seller (the "Seller"), Avco Financial
                           Services Management Company, as master servicer
                           (together with any successor in such capacity, the "Master Servicer") and as representative of the Trust
                           (the "Representative") and [Name of Trustee], as
                           Trustee (the "Trustee"). The property of the Trust will include: a pool of closed- end, fixed- and adjustable-rate mortgage loans (the "Mortgage
                           Loans"), secured by first and second deeds of trust or mortgages on residential properties that are primarily one- to four-family properties (the
                           "Mortgaged Properties"); payments in respect of the Mortgage Loans received after the Cut-Off Date, other than payments of interest on the Initial Mortgage
                           Loans due on or before ______ __, 199_; property that secured a Mortgage Loan which is acquired by foreclosure or deed in lieu of foreclosure; rights under certain hazard insurance policies covering the Mortgaged Properties; and funds on deposit in trust accounts (the "Initial Interest Coverage Account" and the "Funding Account"). In addition, the Seller and the Representative have caused the Certificate
                           Insurer to issue an irrevocable and unconditional certificate guaranty insurance policy (the "Policy") for the benefit of the holders of the Class A and the Class S Certificates (collectively, "Senior
                           Certificates") pursuant to which the Certificate
                           Insurer will guarantee payments to the Senior
                           Certificateholders as described herein. The "Cut-Off
                           Date" for the Initial Mortgage Loans is ______ __,
                           199_, and the Cut-Off Date with respect to any Mortgage Loan originated on or after________ __, 199_ will be the date of origination of such Mortgage
                           Loan. The Trust property will include the unpaid principal balance of each Mortgage Loan as of its Cut-Off Date. With respect to any date, the "Pool
                           Balance" will be equal to the aggregate of the Principal Balances of all Mortgage Loans as of such date. The "Cut-Off Date Principal Balance" with respect to each Mortgage Loan is the unpaid principal balance thereof as of the related Cut-Off Date. With respect to any date, the "Loan Group 1 Principal
                           Balance" and the "Loan Group 2 Principal Balance" will be equal to the aggregate of the Principal
                           Balances of all Mortgage Loans in

                           Loan Group 1 and Loan Group 2, respectively, as of such date. The Loan Group 1 Principal Balance and the Loan Group 2 Principal Balance are each sometimes referred to herein as a "Loan Group Principal Balance." The "Principal Balance" of a Mortgage Loan (other than a Liquidated Mortgage Loan) on any day is equal to its Cut-Off Date Principal Balance, minus all collections applied in reduction of the Cut-Off Date Principal Balance of such Mortgage Loan. The Principal Balance of a Liquidated Mortgage Loan (as defined herein) after final recovery of related Liquidation Proceeds (as defined herein) will be zero.

Securities Offered....     The Home Equity Loan Asset-Backed Certificates,
                           Series 199_-_ (the "Certificates") will consist of the Classes listed on the cover page hereof (the
                           "Class A Certificates"), the Class S Certificates
                           (collectively with the Class A Certificates, the
                           "Senior Certificates") and one or more other Classes of Certificates which are subordinated to the Senior
                           Certificates. Only the Class A Certificates are offered hereby. Each Class of Class A Certificates represents the right to receive payments of interest at the rates described below (with respect to each such Class, the "Certificate Rate"), payable monthly, and payments of principal to the extent provided below. The Class A-7 Certificates are sometimes referred to herein collectively as the "Variable Rate
                           Certificates" and the Class A-1, Class A-2, Class
                           A-3, Class A-4, Class A-5 and Class A-6 Certificates are sometimes referred to herein collectively as the "Fixed Rate Certificates." The Senior Certificates will be divided into two groups (each a "Certificate
                           Group"). Distributions on the Class A-1, Class A-2,
                           Class A-3, Class A-4, Class A-5, Class A-6 and Class
                           S Certificates (collectively, the "Group 1
                           Certificates") will be calculated by reference to Loan Group 1 which consists of Mortgage Loans with fixed interest rates. Distributions on the Class A-7
                           Certificates (the "Group 2 Certificates") will be calculated by reference to Loan Group 2 which consists of Mortgage Loans with adjustable interest rates. The principal amount of a Class of Class A
                           Certificates (each, a "Class Principal Balance") on any date is equal to the applicable Class Principal
                           Balance on the Closing Date minus the aggregate of amounts actually distributed as principal to the holders of such Class of Class A Certificates prior to such date. On any date, the "Certificate Group
                           Principal Balance" is the aggregate of the Class
                           Principal Balances of the Class A Certificates in such Certificate Group on such date.

Final Scheduled
Distribution Dates....     The Final Scheduled Distribution Date for each Class
                           of Class A Certificates is as follows:

                                                               Final Scheduled
                                    Class                      Distribution Date
                                    -----                      -----------------
                                    A-1
                                    A-2
                                    A-3
                                    A-4
                                    A-5
                                    A-6
                                    A-7

                           Each such date has been calculated as described under "DESCRIPTION OF THE CERTIFICATES--Final Scheduled Distribution Date" herein.


Seller................     Avco ABS Receivables Corp., a Nevada corporation (the
                           "Seller"). The principal executive offices of the Seller are located at 1727-B Charleston, Las Vegas,
                           Nevada 89104 (telephone: (702) 474-6282). See "THE
                           SELLER" in the Prospectus.

Representative and
Master Servicer.......     Avco Financial Services Management Company, a
                           Delaware corporation with principal executive offices located at 600 Anton Boulevard, Costa Mesa,
                           California, and a telephone number of (714) 445-7860.
                           See "THE REPRESENTATIVE AND THE MASTER SERVICER" in the Prospectus.

Originators and
Sub-Servicers.........     The Mortgage Loans will be originated or acquired by
                           affiliates of the Master Servicer (each such affiliate, an "Originator") and sold by such Originators to the Seller. Each Originator will sub-service the Mortgage Loans originated or purchased by it pursuant to separate sub-servicing agreements (each a "Sub-Servicing Agreement") between the Master Servicer and the applicable Originator.

The Mortgage Loans....     The Mortgage Pool consists of _____ Initial Mortgage
                           Loans with an aggregate Cut-Off Date Principal
                           Balance of $__________ (the "Cut-Off Date Initial
                           Pool Principal Balance") of closed-end, fixed- and adjustable- rate home equity loans secured by first and second deeds of trust or mortgages on Mortgaged
                           Properties located in ___ states and the District of Columbia.

                           The Mortgage Loans will be divided into two groups (each, a "Loan Group"): "Loan Group 1" and "Loan Group 2." The Initial Mortgage Loans in such Loan Groups are referred to herein as "Loan Group 1 Initial Mortgage Loans" and "Loan Group 2 Initial Mortgage Loans."

                           Interest on each Mortgage Loan is payable monthly on the outstanding Principal Balance thereof at a rate per annum (the "Loan Rate") specified in the related Mortgage Note. Each Mortgage Loan in Loan Group 1 will bear interest at a fixed rate that is calculated on the "simple interest" method. Certain of the Mortgage Loans in Loan Group 1 will have original terms to stated maturity of up to 15 years and amortization schedules of up to 30 years ("Balloon Loans"), leaving a substantial payment due at the stated maturity (each, a "Balloon Payment").

                           Each Mortgage Loan in Loan Group 2 will bear interest at an adjustable rate (each an "ARM") that is calculated on the "simple interest" method. The Loan Rate borne by each Loan Group 2 Mortgage Loan is subject to adjustment on the date set forth in the related Mortgage Note and at regular intervals thereafter (each, a "Change Date") to equal the sum of (i) the applicable index (the "Loan Index") and
                           (ii) the number of basis points set forth in such Mortgage Note (the "Gross Margin"), subject to rounding and to the effects of the applicable Periodic Cap, the applicable Lifetime Cap and the applicable Lifetime Floor. The "Periodic Cap" limits changes in the Loan Rate for each ARM on each Change Date. The "Lifetime Cap" is the maximum Loan Rate that may be borne by an ARM at any point of its life. The "Lifetime Floor" is the minimum Loan Rate that may be borne by an ARM at any point of its life. The Loan Group 2 Mortgage Loans do not provide for negative amortization. See "DESCRIPTION OF THE MORTGAGE LOANS" herein.

Initial Interest
Coverage Account......     On the Closing Date, cash will be deposited in a
                           trust account (the "Initial Interest Coverage
                           Account") in the name of the Trustee on behalf of the Trust. The amount on deposit in the Initial Interest
                           Coverage Account, including reinvestment income thereon, will be used by the Trustee to fund certain interest shortfalls on the initial Distribution Date as described herein under "DESCRIPTION OF THE
                           CERTIFICATES--Initial Interest Coverage Account."
                           Amounts remaining in the Initial Interest Coverage
                           Account after the initial Distribution Date and not used for such purpose are required to be paid to the Seller. The Initial Interest Coverage Account will terminate immediately following the first
                           Distribution Date. The Initial Interest Coverage
                           Account will not be an asset of any REMIC.

Funding Account.......     On the Closing Date, it is expected that Subsequent
                           Mortgage Loans equal to the applicable Maximum
                           Funding Amount will be transferred to the Trust for Loan Group 1 and Loan Group 2, respectively. See
                           "DESCRIPTION OF THE MORTGAGE LOANS -- Conveyance of
                           Subsequent Mortgage Loans." In the event that less than such amounts of Subsequent Mortgage Loans are transferred to the Trust for each Loan Group, respectively, an aggregate cash amount equal to the excess of the applicable Maximum Funding Amount over the aggregate Cut-Off Date Principal Balances of the related Subsequent Mortgage Loans for such Loan
                           Groups, respectively, will be deposited by the Seller in an account which will be in the name of, and maintained by, the Trustee on behalf of the Trust
                           (the "Funding Account"). Any amounts on deposit in the Funding Account in respect of each Loan Group will be transferred by the Trustee on the first
                           Distribution Date into the Distribution Account, and will be distributed as a principal prepayment to Certificateholders of the related Certificate Group then entitled to distributions of principal. See
                           "RISK FACTORS--The Subsequent Mortgage Loans,"
                           "PREPAYMENT AND YIELD CONSIDERATIONS," and
                           "DESCRIPTION OF THE CERTIFICATES--Distributions."

Denominations.........     The Class A Certificates will be offered for purchase
                           in denominations of $25,000 and integral multiples of $1,000 in excess thereof.

Registration of
Class A Certificates..     The Class A Certificates will initially be issued in
                           book-entry form. Persons acquiring beneficial ownership interests in the Class A Certificates
                           ("Certificate Owners") will hold their Class A
                           Certificate interests through The Depository Trust
                           Company ("DTC"), in the United States, or Cedel Bank societe anonyme ("Cedel") or the Euroclear System
                           ("Euroclear"), in Europe. Transfers within DTC, Cedel or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the Class A Certificates are Book-Entry Certificates (as defined herein), such Certificates will be evidenced by one or more Certificates registered in the name of Cede & Co. ("Cede"), as the nominee of DTC, or one of the relevant depositaries (collectively, the
                           "European Depositaries"). Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Cedel or Euroclear, on the other, will be effected in DTC through Citibank N.A. ("Citibank") or The Chase
                           Manhattan Bank ("Chase"), the relevant depositaries of Cedel and Euroclear, respectively, and each a participating member of DTC. The interests of such Certificateholders will be represented by book-entries on the records of DTC and participating members thereof. No
                           Certificate Owner will be entitled to receive a definitive certificate representing such person's interest, except in the event that Definitive
                           Certificates (as defined herein) are issued under the limited circumstances described herein. All references in this Prospectus Supplement to any Class
                           A Certificates reflect the rights of Certificate
                           Owners only as such rights may be exercised through DTC and its participating organizations for so long as such Class A Certificates are held by DTC. See
                           "RISK FACTORS-- Book-Entry Registration May Affect
                           Liquidity," "DESCRIPTION OF THE
                           CERTIFICATES--Book-Entry Certificates" and "ANNEX I" hereto.

Certificate Rate......     The Certificate Rate for each Class of Fixed Rate
                           Certificates is set forth on the cover page hereof.

                           The Certificate Rate for the Class A-7 Certificates for the first Distribution Date is _______%. The Certificate Rate for the Class A-7 Certificates for any other Distribution Date will equal the lesser of
                           (A) the Class A-7 Formula Rate and (B) the Loan Group 2 Net Funds Cap for such Distribution Date. The "Class A-7 Formula Rate" is the sum of the interbank offered rates for one-month United States dollar deposits in the London market (the "Certificate Index") (calculated as described under "DESCRIPTION OF THE CERTIFICATES--The Certificate Rate") as of the related LIBOR Determination Date (as defined herein) plus ____% (or ____% for each Distribution Date occurring after the Optional Termination Date). The "Loan Group 2 Net Funds Cap" for any Distribution Date will equal the product of (x) 360/365 and (y) the difference between (A) the weighted average of the Loan Rates of the Loan Group 2 Mortgage Loans as of the first day of the related Due Period, weighted on the basis of the related Principal Balances as of such date and (B) the sum of (i) the Servicing Fee Rate and the rates at which the Trustee fee and the premium payable to the Certificate Insurer with respect to the Group 2 Certificates are calculated and (ii) commencing with the thirteenth Distribution Date, ____% per annum.

                           The Certificate Rate on any Distribution Date for the Class S Certificates will equal the average of the Strip Rates weighted on the basis of the Class Principal Balances of the related Classes of Group 1 Certificates immediately prior to such Distribution Date. The Strip Rates are as follows:

                                 Class                     Strip Rate
                                 -----                     ----------
                                 A-1                       _____%
                                 A-2                       _____%

                                 A-3                       _____%
                                 A-4                       _____%
                                 A-5                       _____%
                                 A-6                       _____%

                           The "Interest Period" means, with respect to each Distribution Date and the Fixed Rate Certificates and the Class S Certificates, the period from the first day of the calendar month preceding the month of such Distribution Date through the last day of such calendar month. Interest on the Fixed Rate Certificates in respect of any Distribution Date will accrue during the related Interest Period on the basis of a 360-day year consisting of twelve 30-day months. The "Interest Period" means, with respect to each Distribution Date and the Variable Rate Certificates, the period from the Distribution Date in the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, from the Closing Date) through the day before such Distribution Date. Interest on the Variable Rate Certificates in respect of any Distribution Date will accrue during the related Interest Period on the basis of a 360-day year and the actual number of days elapsed.

Record Date...........     With respect to the Variable Rate Certificates and
                           any Distribution Date, the "Record Date" will be the day immediately preceding such Distribution Date.
                           With respect to the Fixed Rate Certificates and any Distribution Date, the "Record Date" will be the last business day of the calendar month immediately preceding the calendar month in which such Distribution Date occurs.

Distributions.........     On the 25th day of each month, or if such a day is
                           not a Business Day then the next succeeding Business
                           Day, commencing in _____, 199_ (each such day, a "Distribution Date"), the Trustee will be required to distribute from funds available therefor in the Distribution Account (as described herein) to the Holders of the Senior Certificates on the related
                           Record Date, in the priorities described below, in the aggregate an amount equal to the sum of (a) the Class Interest Distribution for each Class of Senior
                           Certificates in a Certificate Group and (b) the Class
                           A Principal Distribution for each Certificate Group.
                           On any Distribution Date, the Class A Principal
                           Distribution will be distributed as described below.
                           See "DESCRIPTION OF THE CERTIFICATES--Distributions" herein.

                           Interest

                           On each Distribution Date, to the extent of funds available therefor as described herein, interest will be distributed with respect to each Class of Senior Certificates in an amount (each, a "Class Interest Distribution") equal to the sum of (a) interest for the related Interest Period at the related Certificate Rate on the related Class Principal Balance or, in the case of the Class S Certificates, the Notional Balance of such Class (the "Class Monthly Interest Distributable Amount") and (b) any Class Interest Carryover Shortfall for such Class of Senior Certificates for such Distribution Date. As to any Distribution Date and Class of Senior Certificates, "Class Interest Carryover Shortfall" is the sum of (i) the excess, if any, of the related Class Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Class Interest Carryover Shortfall with respect to such Class on such preceding Distribution Date, over the amount in respect of interest that is actually distributed on the Certificates of such Class on such preceding Distribution Date plus (ii) one month's interest on such excess, to the extent permitted by law, at the related Certificate Rate. The interest entitlement described in (a) above will be reduced by such Class" pro rata share of Civil Relief Act Interest Shortfalls, if any, for such Distribution Date. Civil Relief Act Interest Shortfalls will not be covered by payments under the Policy. See "DESCRIPTION OF THE CERTIFICATES--Interest" herein.

                           On each Distribution Date, the Class Interest Distribution relating to each Class of Senior Certificates in a Certificate Group will be distributed on an equal priority and any shortfall in the amount required to be distributed as interest thereon to each such Class will be allocated among such Classes pro rata based on the amount that would have been distributed on each such Class in the absence of such shortfall.

                           The "Notional Balance" of the Class S Certificates at any date of determination will equal the aggregate of the Class Principal Balances of the Group 1 Certificates on such date. The Notional Balance of the Class S Certificates does not entitle the Holders thereof to any distributions in respect of principal but is used to calculate the Class Interest Distribution for the Class S Certificates.

                           If on any Distribution Date, the Certificate Rate for the Class A-7 Certificates is based on the Loan Group 2 Net Funds Cap, Holders of the Class A-7 Certificates will be entitled to receive the Class A-7 Basis Risk Carryover Amount (as defined herein) to the extent of funds available therefor as described herein. The Policy will not cover the payment of, and the ratings assigned to the Class A-7 Certificates do not address the likelihood of the payment of, any Class A-7 Basis Risk Carryover Amount.

                           Principal

                           On each Distribution Date, to the extent of funds available therefor as described herein, principal will be distributed to the holders of the Class A Certificates of a Certificate Group then entitled to distributions of principal in an amount equal to the lesser of (A) the related Certificate Group Principal Balance and (B) the related Class A Principal Distribution for such Distribution Date. "Class A Principal Distribution" means, with respect to any Distribution Date and Certificate Group, the sum of the related Class A Monthly Principal Distributable Amount for such Distribution Date and any Class A Principal Shortfall for such Distribution Date.

                           So long as an Insurer Default has not occurred, the Class A Principal Distribution relating to the Group 1 Certificates will be distributed as follows: (a) to the Class A-6 Certificates, the Priority Amount for such Distribution Date until the Class Principal Balance thereof has been reduced to zero; and (b) sequentially, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates, in that order, until the respective Class Principal Balances thereof have been reduced to zero. On any Distribution Date during the occurrence and continuance of an Insurer Default, the Class A Principal Distribution relating to the Group 1 Certificates will be distributed to each Class of Group 1 Certificates outstanding on a pro rata basis in accordance with the Class Principal Balance of each such Class immediately prior to such Distribution Date. The Class A Principal Distribution relating to the Group 2 Certificates will be distributed to the Holders of the Class A-7 Certificates. "Class A Monthly Principal Distributable Amount" means, with respect to any Distribution Date and Certificate Group, to the extent of funds available therefor as described herein, the amount equal to the sum of the following amounts (without duplication) with respect to the immediately preceding Due Period (as defined below):
                           (i) each payment of principal on a Mortgage Loan in the related Loan Group received by the Master Servicer or a Sub-Servicer during such Due Period, including all full and partial principal prepayments,
                           (ii) the Principal Balance as of the end of the immediately preceding Due Period of each Mortgage Loan in the related Loan Group that became a Liquidated Mortgage Loan for the first time during the related Due Period, (iii) the portion of the Purchase Price allocable to principal of all repurchased Defective Mortgage Loans in the related Loan Group with respect to such Due Period, (iv) any Substitution Adjustment Amounts received on or prior to the previous Determination Date and not yet distributed with respect to the related Loan Group,
                           (v) the amount, if any, required to be distributed on such Distribution Date to satisfy the required level of overcollateralization for the related Loan Group for such Distribution Date (the "Distributable Excess Spread") and (vi) with respect to the initial Distribution Date, the amount by which the related Certificate Group Principal Balance exceeds the aggregate Principal Balance of the Mortgage Loans in the related Loan Group as of the Cut-Off Date.

                           "Class A Principal Shortfall Amount" means for any Distribution Date and Certificate Group, the amount, if any, by which the related Certificate Group Principal Balance exceeds the related Loan Group Principal Balance at the end of the related Due Period after giving effect to all distributions of the related Class A Monthly Principal Distributable Amount (exclusive of Distributable Excess Spread) and draws under the Policy for such Distribution Date.

                           If the required level of overcollateralization for a Certificate Group is reduced below the then existing amount of overcollateralization (described below) or if the required level of overcollateralization is satisfied, the amount of the Class A Monthly Principal Distributable Amount for such Certificate Group will be correspondingly reduced by the amount of such reduction or by the amount necessary such that the overcollateralization will not exceed the required level of overcollateralization for such Certificate Group after giving effect to the distribution in respect of principal to be made on such Distribution Date.

                           The "Priority Amount" for any Distribution Date will equal the product of (i) the applicable Priority Percentage, and (ii) the product of (a) percentage equivalent of a fraction, the numerator of which is the Class Principal Balance of the Class A-6 Certificates and the denominator of which is the Certificate Group Principal Balance of Certificate Group 1 (the "Pro-Rata Percentage") and (b) the Class A Principal Distribution for Certificate Group 1 for such Distribution Date. The "Priority Percentage" for any Distribution Date will be as follows:


                              Distribution Dates        Priority Percentage
                              ------------------        -------------------

                              [--------]-[--------]                ---%
                              [--------]-[--------]                ---%
                              [--------]-[--------]                ---%
                              [--------]-[--------]                ---%
                              [--------]-[--------]                ---%
                              thereafter

                           "Due Period" means, (a) with respect to the first Determination Date (i) for collections of principal, the period from and including ______ 199_ through and including ______ __, 199_ and (ii) for collections of interest, the period from and including _______, 199_ through and including _____ __, 199_ and (b) with respect to each Determination Date thereafter for collections of both interest and principal the period from and including the ________ day of the month preceding the month of such Determination Date to and including the ________ day of the month of such Determination Date.

                           For a description of a Liquidated Mortgage Loan, see "DESCRIPTION OF THE CERTIFICATES--Principal" herein.

Overcollateralization.     The credit enhancement provisions of the Trust result
                           in a limited acceleration of the Class A Certificates of a Certificate Group relative to the amortization of the Mortgage Loans in the related Loan Group in the early months of the transaction. The accelerated amortization is achieved by the application of Excess
                           Spread as described herein to principal distributions on the Class A Certificates of the related
                           Certificate Group. "Excess Spread" means, with respect to any Distribution Date and Loan Group, the positive excess, if any, of (x) Available Funds (as defined herein) for the related Certificate Group for such Distribution Date over (y) the portion thereof to be distributed pursuant to subclauses A and C with respect to the Group 1 Certificates and subclauses B and C with respect to the Group 2 Certificates, in each case as set forth under the heading "DESCRIPTION
                           OF CERTIFICATES--Distributions" on such Distribution
                           Date. This acceleration feature creates, with respect to each Certificate Group, overcollateralization
                           (i.e., the excess, if any, of the aggregate outstanding Principal Balance of the Mortgage Loans in the related Loan Group over the related
                           Certificate Group Principal Balance). Once the required level of overcollateralization is reached for a Certificate Group, and subject to the provisions described in the next paragraph, the acceleration feature for such Certificate Group will cease, until necessary to maintain the required level of overcollateralization for such Certificate Group.

                           The Agreement will provide that, subject to certain floors, caps and triggers, the required level of overcollateralization with respect to a Certificate Group may increase or decrease over time. An increase in the required level of overcollateralization for a Certificate Group will result in a temporary period of accelerated amortization of the related Class A Certificates to increase the actual level of overcollateralization to its required level; a decrease would result in a temporary period of decelerated amortization to reduce the actual level of overcollateralization for a Certificate Group to its required level. An increase in the required level of overcollateralization for a Certificate Group will result if the delinquency experience on the related Mortgage Loans exceeds certain levels set forth in the Agreement. In that event, amortization of the Class A Certificates of the related Certificate Group would be accelerated until the level of overcollateralization reaches its required level. The required level of overcollateralization for a Certificate Group may be decreased (and may be decreased to zero) under certain circumstances, which will slow the amortization of the related Class A Certificates. See "PREPAYMENT AND YIELD CONSIDERATIONS" and "DESCRIPTION OF THE CERTIFICATES-- Overcollateralization Provisions."

Crosscollateralization     In addition to the foregoing, the Agreement provides
                           for crosscollateralization through the application of certain Available Funds generated by one Loan Group to fund shortfalls in Available Funds and to create overcollateralization in the other Loan Group, subject to certain prior requirements of such Available Funds. See "DESCRIPTION OF THE
                           CERTIFICATES--Distributions" and "PREPAYMENT AND
                           YIELD CONSIDERATIONS."

The Policy............     The Policy will unconditionally and irrevocably
                           guarantee principal payments (as described in the next sentence) on the Class A Certificates plus accrued and unpaid interest due on the Senior
                           Certificates. On each Distribution Date, a draw will be made on the Policy equal to the sum of (a) the amount by which interest accrued during the applicable Interest Period at the applicable
                           Certificate Rate for each Class of Senior
                           Certificates on the related outstanding Class
                           Principal Balance or, in the case of the Class S
                           Certificates, the Notional Balance (net of any Civil
                           Relief Act Interest Shortfalls with respect to the related Loan Group) exceeds the amount on deposit in the Distribution Account available to be distributed therefor on such Distribution Date and (b) with respect to each Certificate Group, the amount, if any, by which the Certificate Group Principal Balance exceeds the related Loan Group Principal Balance at the end of the related Due Period (after giving effect to all distributions of principal on the related Class A Certificates on such Distribution
                           Date). In addition, the Policy will guarantee the payment in full of the applicable Certificate Group
                           Principal Balance to the Group 1 Certificates and the
                           Group 2 Certificates on the Distribution Date in
                           ________ (the "Final Distribution Date") (after giving effect to all other distributions of principal on such Classes on such Distribution Date).

                           In the absence of payments under the Policy, Class A Certificateholders will directly bear the credit and other risks associated with their undivided interest in the Trust. See "DESCRIPTION OF THE
                           CERTIFICATES--The Policy" herein.

The Certificate Insurer    [Name of Certificate Insurer], a _________ stock
                           insurance company (the "Certificate Insurer"). See
                           "DESCRIPTION OF THE CERTIFICATES--The Policy" and
                           "THE CERTIFICATE INSURER" herein.

Certificates Involve
Risks.................     An investment in the Class A Certificates involves
                           material risks and should be considered only by investors which, either alone or together with their investment advisors, have the ability to understand such risks. See "RISK FACTORS" beginning on page S-__ herein and on page __ in the Prospectus.

Servicing ............     The Master Servicer will be responsible for
                           servicing, managing and making collections on the Mortgage Loans. The Master Servicer will deposit, or cause each Sub-Servicer to deposit, all collections in respect of the Mortgage Loans into the Collection
                           Account as described herein. Not later than the fourth Business Day prior to each Distribution Date
                           (the "Determination Date"), the Master Servicer will calculate the amounts to be paid, as described herein, to the Certificateholders on such Distribution Date. See "DESCRIPTION OF THE
                           CERTIFICATES--Distributions." With respect to each
                           Due Period, the Master Servicer will receive from each payment in respect of interest on the Mortgage
                           Loans a portion of such payments as a monthly servicing fee (the "Servicing Fee") in the amount of ____% per annum (the "Servicing Fee Rate") on the
                           Principal Balance of each Mortgage Loan as of the first day of each such Due Period. See "DESCRIPTION
                           OF THE CERTIFICATES--Servicing Compensation, Payment of Expenses and Prepayment Interest Shortfalls." In certain limited circumstances, the Master Servicer may resign or be removed, in which event either the Trustee or a third-party servicer will be appointed as successor Master Servicer. See "DESCRIPTION OF THE
                           CERTIFICATES -- Certain Matters Regarding the Master
                           Servicer," "--Events of Default" and "--Rights Upon an Event of Default."

                           The Master Servicer will enter into Sub-Servicing Agreements with the Originators pursuant to which each originator will sub-service the Mortgage Loans originated or purchased by it. Such sub-servicing arrangements will not relieve the Master

                           Servicer of any liability it might otherwise have, had the sub-servicing arrangement not been entered into.

Trustee...............    [Name of Trustee], a _______ banking association (the
                          "Trustee").

Monthly Advances......    The Master Servicer is required to remit to the
                           Trustee no later than the close of business on the Determination Date for each Distribution Date, for deposit in the Distribution Account, an amount equal to the scheduled installment of interest due on each Mortgage Loan but not received by the Master Servicer or a Sub-Servicer during the related Due Period (a "Monthly Advance"). Such obligation of the Master Servicer continues with respect to each Mortgage Loan until such Mortgage Loan becomes a Liquidated Mortgage Loan. The Master Servicer is not required to make any Monthly Advances which it determines would be nonrecoverable. Monthly Advances are reimbursable to the Master Servicer subject to certain conditions and restrictions, and are intended to provide sufficient funds for the payment of interest on the Senior Certificates. See "DESCRIPTION OF THE CERTIFICATES --Advances" herein.

Prepayment Interest
Shortfalls............     Not later than the Determination Date, the Master
                           Servicer is required to remit to the Trustee, without any right of reimbursement, an amount equal to, with respect to each Mortgage Loan as to which a principal prepayment in full was received during the related
                           Due Period, the lesser of (a) the excess, if any, of
                           (i) the sum of 30 days" interest on the Principal
                           Balance of each such Mortgage Loan at the Loan Rate
                           (or at such lower rate as may be in effect for such Mortgage Loan because of application of the Soldiers" and Sailors" Civil Relief Act of 1940, as amended
                           (the "Civil Relief Act")), minus the sum of the Servicing Fees for each such Mortgage Loan over (ii) the amount of interest actually paid by the related
                           Mortgagor in connection with such principal prepayment (with respect to all such Mortgage Loans, the "Prepayment Interest Shortfall") and (b) the
                           Servicing Fee received by the Master Servicer in the most recently ended Due Period.

                           Civil Relief Act Interest Shortfalls will not be covered by the Policy, although Prepayment Interest Shortfalls, after application of the Servicing Fee, will be so covered. The Master Servicer is not obligated to offset any of the Servicing Fee against, or to provide any other funds to cover, any shortfalls in interest collections on the Mortgage Loans that are attributable to the application of the Civil Relief Act

                           ("Civil Relief Act Interest Shortfalls"). See "RISK FACTORS--Payments on the Mortgage Loans" herein.

Optional Termination
by the Master Servicer     The Master Servicer may, at its option, terminate the
                           Agreement on the Distribution Date following the Due
                           Period at the end of which the aggregate Principal
                           Balance of the Mortgage Loans is less than 10% of the sum of the Principal Balances of the Initial Mortgage
                           Loans and Subsequent Mortgage Loans as of the Cut-Off
                           Date (the "Optional Termination Date"). See
                           "DESCRIPTION OF THE CERTIFICATES--Termination;
                           Purchase of Mortgage Loans" herein.

Optional Purchase of
Defaulted Mortgage
Loans.................     The Master Servicer has the option, but is not
                           obligated, to purchase from the Trust any Mortgage
                           Loan 90 days or more delinquent at a purchase price equal to the outstanding Principal Balance as of the date of purchase, plus all accrued and unpaid interest on such Principal Balance through the date of purchase, computed at the Loan Rate net of the Servicing Fee Rate. See "DESCRIPTION OF THE
                           CERTIFICATES--Optional Purchase of Defaulted Mortgage
                           Loans" herein.

Federal Income Tax
Consequences..........     Separate elections will be made to treat certain
                           assets of the Trust (exclusive of the Initial
                           Interest Coverage Account and the Funding Account) as a "real estate mortgage investment conduit" (the
                           "REMIC"). The Class A Certificates will be designated as "regular interests" in a REMIC and will be treated as debt instruments of a REMIC for federal income tax purposes with payment terms equivalent to the terms of such Certificates. Upon the issuance of the Certificates, Stroock & Stroock & Lavan LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Agreement, for federal income tax purposes the REMIC will qualify as a REMIC, as such term is defined in Section 860D of the Internal
                           Revenue Code of 1986, as amended (the "Code").

                           The holders of the Class A Certificates will be required to include in income interest on such Certificates in accordance with the accrual method of accounting, and the Class A Certificates may, depending on their issue price, be treated as having been issued with original issue discount for federal income tax purposes. For further information regarding the federal income tax consequences of investing in the Class A Certificates, see "FEDERAL INCOME TAX CONSEQUENCES" herein and in the Prospectus.

ERISA Considerations..     The acquisition of a Class A Certificate by a pension
                           or other employee benefit plan (a "Plan") subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), could, in some instances, result in a "prohibited transaction" or other violation of the fiduciary responsibility provisions of ERISA and Code Section 4975. Certain exemptions from the prohibited transaction rules could be applicable to the acquisition of such Certificates.
                           Any Plan fiduciary considering whether to purchase any Class A Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the provisions of ERISA and the Code. See "ERISA
                           CONSIDERATIONS" herein and in the Prospectus. Subject to the considerations and conditions described under "ERISA CONSIDERATIONS" herein, it is expected that the Class A Certificates may be purchased by a Plan.

Legal Investment
Considerations........     The Group 1 Certificates will not constitute
                           "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984
                           ("SMMEA"), because some of the Mortgages securing the Loan Group 1 Mortgage Loans are not first mortgages.
                           Accordingly, many institutions with legal authority to invest in comparably rated securities based solely on first mortgages may not be legally authorized to invest in the Group 1 Certificates.

                           The Group 2 Certificates will constitute "mortgage related securities" for purposes of SMMEA for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations. As such, the Group 2 Certificates will be legal investments for certain entities to the extent provided in SMMEA, subject to state laws overriding SMMEA. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage related securities. Furthermore, certain states have enacted legislation overriding the legal investment provisions of SMMEA. In addition, institutions whose activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage related securities. See "LEGAL INVESTMENT CONSIDERATIONS" herein and "LEGAL INVESTMENT" in the Prospectus.

Certificate Rating....     It is a condition to the issuance of the Class A
                           Certificates that they receive ratings of "AAA" by Standard & Poor's Rating Services ("Standard &
                           Poor's"), "AAA" by Fitch Investors Service, Inc.
                           ("Fitch") and "Aaa" by Moody's Investors Service,
                           Inc. ("Moody's") (each a "Rating Agency"). In general, ratings address credit risk and do not address the likelihood of prepayments or the payment of any Class A-7 Basis Risk Carryover Amount. See
                           "RATINGS" herein and "RISK FACTORS--Ratings Are Not
                           Recommendations" in the Prospectus.

                                  RISK FACTORS

         Investors should consider, among other things, the following risk factors and the risk factors set forth on page 19 of the Prospectus in connection with the purchase of the Offered Certificates.

         Prepayments May Vary. All of the Mortgage Loans may be prepaid in whole or in part at any time. [However, Mortgage Loans secured by first liens on Mortgaged Properties in [list states] are subject to a prepayment penalty for the first 12 months following origination. In addition, Mortgage Loans secured by Mortgaged Properties in other jurisdictions may be subject to prepayment penalties to the extent permitted by law. Home equity loans, such as the Mortgage Loans, have been originated in significant volume only during the past few years and the Seller and Representative are unaware of any publicly available studies or statistics on the rate of prepayment of such loans. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional loans. The Trust's prepayment experience may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility. In addition, substantially all of the Mortgage Loans contain due-on-sale provisions and the Master Servicer will be required by the Agreement to enforce such provisions unless (i) such enforcement is not permitted by applicable law or (ii) the Master Servicer or the applicable Sub-Servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the related Mortgaged Property to assume the Mortgage Loan. To the extent permitted by applicable law, such assumption will not release the original borrower from its obligation under any such Mortgage Loan. See "CERTAIN LEGAL ASPECTS OF THE LOANS -- Due-on-Sale Clauses in Mortgage Loans" in the Prospectus.

         Underwriting Standards May Affect Performance. As described in the Prospectus under "THE ORIGINATORS AND THE MASTER SERVICER -- Underwriting," the Originators' underwriting standards generally are less stringent than those of FNMA or FHLMC with respect to a borrower's credit history and in certain other respects. A borrower's past credit history may not preclude an Originator from making a loan; however, it will reduce the size (and consequently the Combined Loan-to-Value Ratio) of the loan that the Originator is willing to make. As a result of this approach to underwriting, the Mortgage Loans in the Mortgage Pool may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a more traditional manner.

         Risk of Early Defaults. Substantially all of the Initial Mortgage Loans were originated within ___ months prior to the Cut-Off Date. Although little data is available, defaults on mortgage loans, including home equity loans similar to the Initial Mortgage Loans, are generally expected to occur with greater frequency in the early years of the terms of mortgage loans. Liquidation proceeds received upon liquidation of a Mortgaged Property following a default on the related Mortgage Loan will have the same effect as a principal prepayment on the yield to maturity of the Class of Class A Certificates receiving such proceeds. In general, the earlier a prepayment is received, the greater will be the effect on the yield to maturity. In addition, Holders may not be able to reinvest such prepayment at yields equal to the yields on such Holders" Class A Certificates.

         Balloon Loans May Adversely Affect Performance. With respect to approximately _____% of the Loan Group 1 Initial Mortgage Loans (by Cut-Off Date Loan Group 1 Principal Balance) the borrowers are not required to make monthly payments of principal that will be sufficient to amortize such Mortgage Loans by their maturity (collectively, "Balloon Loans"). Following the conveyance of the Subsequent Mortgage Loans to the Trust, no more than approximately ____% (by Cut-Off Date Loan Group 1 Principal Balance) of the Loan Group 1 Mortgage Loans will be Balloon Loans. In the case of Balloon Loans, a borrower generally will be required to pay the entire remaining principal amount of the Mortgage Loan at its maturity. The general credit risk may be greater to holders of Group 1 Certificates than to holders of instruments representing interests only in level payment fully amortizing first mortgage loans. The ability of a borrower to make such a payment may depend on the ability of the borrower to obtain refinancing of the balance due on the Mortgage Loan. An increase in interest rates over the Loan Rate applicable at the time the Mortgage Loan was originated may have an adverse effect on the borrower's ability to obtain refinancing or to pay the required monthly payment.

         Second Liens Create Risks. Based on appraisals at the time of origination of each Mortgage Loan, each such Mortgage Loan will have been fully secured at such time. However, even if the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of Mortgage Loans that are delinquent and resulting shortfalls in distributions to Class A Certificateholders could occur if the Certificate Insurer were unable to perform its obligations under the Policy. Further, liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the proceeds payable to Certificateholders and thereby reduce the security for the Mortgage Loans. In the event any of the Mortgaged Properties fail to provide adequate security for the related Mortgage Loans, Class A Certificateholders could experience a loss if the Certificate Insurer were unable to perform its obligations under the Policy.

         Approximately _____ % (by Cut-Off Date Principal Balance) of the Group 1 Initial Mortgage Loans are secured by second liens on the related Mortgaged Properties. None of the Group 2 Mortgage Loans are secured by second liens. With respect to Mortgage Loans that are junior in priority to liens having a first priority with respect to the related Mortgaged Property ("First Liens"), the Master Servicer or the applicable Sub-Servicer has the power under certain circumstances to consent to a new mortgage lien on such Mortgaged Property having priority over such Mortgage Loan in connection with the refinancing of such First Lien. Mortgage Loans secured by second mortgages are entitled to proceeds that remain from the sale of the related Mortgaged Property after any related senior mortgage loan and prior statutory liens have been satisfied. In the event that such proceeds are insufficient to satisfy such loans and prior liens in the aggregate and the Certificate Insurer is unable to perform its obligations under the Policy, the Trust and, accordingly, the Certificateholders, bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is sought and (ii) the risk of loss if the deficiency judgment cannot be obtained or is not realized upon. See "CERTAIN LEGAL ASPECTS OF THE LOANS" in the Prospectus.

         Geographic Concentration. Approximately _____% (by Cut-Off Date Principal Balance) of the Loan Group 1 Initial Mortgage Loans and approximately _____ % (by Cut-Off Date Principal Balance) of the Loan Group 2 Initial Mortgage Loans, are secured by Mortgaged Properties located in ____________. To the extent that the ______ region has experienced or may experience in the future weaker economic conditions or greater rates of decline in real estate values than the United States generally, such a concentration of the Mortgage Loans may be expected to exacerbate the foregoing risks. The Seller can neither quantify the impact of any recent property value declines on the Mortgage Loans nor predict whether, to what extent or for how long such declines may continue.

         Hazard Insurance. The Master Servicer is not obligated to maintain hazard insurance policies, and does not currently pay hazard insurance premiums if a Mortgagor has not paid insurance premiums to maintain in effect the hazard insurance policy for related Mortgaged Property. As a result, there may be Mortgaged Properties not covered by hazard insurance policies. See "THE HOME EQUITY LENDING PROGRAM -- Underwriting-Other Issues" and "THE POOLING AND SERVICING AGREEMENT -- Hazard Insurance" in the Prospectus.

         The Subsequent Mortgage Loans. The Originators will not select Subsequent Mortgage Loans in a manner that they believe is adverse to the interest of the Class A Certificateholders and the Certificate Insurer. However, Subsequent Mortgage Loans sold to the Trust may have been originated using credit criteria different from those which were applied to the Initial Mortgage Loans and may be of a different credit quality. Therefore, following the transfer of Subsequent Mortgage Loans to the Trust, the aggregate characteristics of the Mortgage Loans then held in the Trust may vary from those of the Initial Mortgage Loans. See "DESCRIPTION OF THE MORTGAGE LOANS -- Conveyance of Subsequent Mortgage Loans" herein.

         In the event that on the Closing Date the aggregate principal balance of the Mortgage Loans in a Loan Group is less than the related Certificate Group Principal Balance, the holders of the Class A-1 Certificates in the case of Certificate Group 1 and the holders of the Class A-7 Certificates in the case of Certificate Group 2 will receive, on the first Distribution Date, an additional distribution allocable to principal in an amount equal to such difference.

         The ability of the Trust to invest in Subsequent Mortgage Loans is largely dependent upon the ability of the Originators to originate and/or purchase additional loans. The ability of the Originators to originate and/or purchase additional loans may be affected as a result of a variety of social and economic factors. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions generally.

         Prepayments and Simple Interest Loans Affect Interest Collections. When a principal prepayment in full is made on a Mortgage Loan, the Mortgagor is charged interest only up to the date of such prepayment, instead of for a full month which may result in a Prepayment Interest Shortfall. The Master Servicer is obligated to pay, without any right of reimbursement, those shortfalls in interest collections payable on the Senior Certificates that are attributable to Prepayment Interest Shortfalls, but only to the extent of the Servicing Fee for the related Due Period (any such payment, "Compensating Interest").

         The Initial Mortgage Loans are simple interest mortgage loans ("Simple Interest Loans") pursuant to which interest is computed and charged to the Mortgagor on the outstanding Principal Balance of the related Mortgage Loan based on the number of days elapsed between the date through which interest was last paid on the Mortgage Loan through receipt of the Mortgagor's most current payment, and the portions of each monthly payment that are allocated to interest and principal are adjusted based on the actual amount of interest charged on such basis. Consequently, if less than a full month has elapsed between the interest paid to date and the next payment on a Mortgage Loan, the amount of interest actually paid by the Mortgagor will be less than a full month's interest on the principal balance of such Mortgage Loan. Conversely, if more than a full month has elapsed between the interest paid to date and the next payment on a Mortgage Loan, the amount of interest actually paid by the Mortgagor will be greater than a full month's interest on the principal balance of such Mortgage Loan. To the extent that the aggregate of such shortfalls exceeds the aggregate of such excesses, a "Net Simple Interest Shortfall" will result. The Servicing Fee will not be available to cover any shortfalls in interest collections on the Mortgage Loans that are attributable to Civil Relief Act Interest Shortfalls or Net Simple Interest Shortfalls. Civil Relief Act Interest Shortfalls will not be covered by payments under the Policy, although Prepayment Interest Shortfalls, after application of the Servicing Fee as described above, and Net Simple Interest Shortfalls, will be so covered.

         Book-entry Registration May Affect Liquidity. Issuance of the Class A Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market since investors may be unwilling to purchase Class A Certificates for which they cannot obtain physical certificates.

         Since transactions in the Class A Certificates can be effected only through DTC, Cedel, Euroclear, participating organizations, indirect participants and certain banks, the ability of a Certificate Owner to pledge a Class A Certificate to persons or entities that do not participate in the DTC, Cedel or Euroclear system or otherwise to take actions in respect of such Certificates, may be limited due to lack of a physical certificate representing the Class A Certificates.

         Certificate Owners may experience some delay in their receipt of distributions of interest and principal on the Class A Certificates since such distributions will be forwarded by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants (as defined herein) which will thereafter credit them to the accounts of Certificate Owners either directly or indirectly through indirect participants. See "DESCRIPTION OF THE CERTIFICATES -- Book-Entry Certificates" herein.

         Reduction of Rating May Affect Price. The rating of the Class A Certificates will depend primarily on an assessment by the Rating Agencies of the Mortgage Loans and upon the claims-paying ability of the Certificate Insurer. Any reduction in a rating assigned to the claims-paying ability of the Certificate Insurer below the rating initially given to the Class A Certificates would likely result in a withdrawal or reduction in the rating of the Class A Certificates. Any such withdrawal or downgrading of the ratings of the Class A Certificates may adversely affect the liquidity and the prices purchasers may be willing to pay for such Certificates. The rating by the Rating Agencies of the Class A Certificates is not a recommendation to purchase, hold or sell the Class A Certificates, inasmuch as such rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be lowered or withdrawn by the Rating Agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments.

                             THE CERTIFICATE INSURER

         The information set forth in this section and in the financial statements of the Certificate Insurer incorporated by reference herein as described below have been provided by the Certificate Insurer.

               [Insert brief description of Certificate Insurer.]

         The consolidated financial statements of the Certificate Insurer and its subsidiaries as of December 31, 199__ and December 31, 199__ and for the three years ended December 31, 199__, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of [_____] for the year ended December 31, 199__, and the consolidated financial statements of the Certificate Insurer and its subsidiaries for the _____ months ended _______________ and for the periods ending _________ and ____________
included in the Quarterly Report on Form 10-Q of [____________] for the period ending _____________, are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for the purposes of this Prospectus Supplement to the extent that a statement contained herein or in any subsequently filed document which is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus Supplement.

         All financial statements of the Certificate Insurer and its subsidiaries included in documents filed by [___________] pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Class A Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

         The tables below present selected financial information of the Certificate Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") and generally accepted accounting principles ("GAAP"):


                                                           SAP
                                        ----------------------------------------------
                                         DECEMBER 31, 199__        [__________]
                                         ------------------        ------------
                                              (AUDITED)             (UNAUDITED)
                                                        (IN MILLIONS)
Admitted Assets................
Liabilities....................
Capital and Surplus............

                                                            GAAP
                                        ----------------------------------------------
                                         DECEMBER 31, 199__         [__________]
                                         ------------------         ------------
                                              (AUDITED)             (UNAUDITED)
                                                        (IN MILLIONS)
Assets.........................                $                      $
Liabilities....................
Shareholder's Equity...........


         Copies of the financial statements of the Certificate Insurer incorporated by reference herein and copies of the Certificate Insurer's 199__ year-end audited financial statements prepared in accordance with statutory accounting practices are available, without charge, from the Certificate Insurer. The address of the Certificate

Insurer is ____________________________________. The telephone number of the
Certificate Insurer is (_____)_________.

         The Certificate Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Policy and the Certificate Insurer set forth under the headings "DESCRIPTION OF THE CERTIFICATES -- The Policy" and "THE CERTIFICATE INSURER." Additionally, the Certificate Insurer makes no representation regarding the Certificates or the advisability of investing in the Certificates.

         Moody's Investors Service, Inc. rates the claims paying ability of the Certificate Insurer "Aaa".

         Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc. rates the claims paying ability of the Certificate Insurer "AAA".

         Fitch Investors Service L.P. rates the claims paying ability of the Certificate Insurer "AAA".

         Each rating of the Certificate Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Certificate Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency. See "RATINGS" herein.

         The above ratings are not recommendations to buy, sell or hold the Certificates, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Certificates. The Certificate Insurer does not guaranty the market price of the Certificates nor does it guaranty that the ratings on the Certificates will not be revised or withdrawn.

                        DESCRIPTION OF THE MORTGAGE LOANS

GENERAL


         The statistical information presented in this Prospectus Supplement is only with respect to the Initial Mortgage Loans and describes the Initial Mortgage Loans in Loan Group 1 and Loan Group 2 and the characteristics of such Initial Mortgage Loan as of the Cut-Off Date.

         The Subsequent Mortgage Loans are intended to be purchased by the Trust from the Seller on the Closing Date. The Initial Mortgage Loans and the Subsequent Mortgage Loans, if available, to be purchased by the Trust will be originated or purchased by the Seller and sold by the Seller to the Trust. The Agreement will provide that the Mortgage Loans, following the conveyance of the Subsequent Mortgage Loans, must in the aggregate conform to certain specified characteristics described below under " -- Conveyance of Subsequent Mortgage Loans."

         The Mortgage Loans will be divided into two groups (each, a "Loan Group"): "Loan Group 1" and "Loan Group 2". The Initial Mortgage Loans in such Loan Groups are referred to herein as "Loan Group 1 Initial Mortgage Loans" and "Loan Group 2 Initial Mortgage Loans." As of the Cut-Off Date, ___% (by Principal Balance as of the Cut-Off Date) of the Mortgage Loans to be conveyed to the Trust on the Closing Date will be in Loan Group 1 and the remainder will be in Loan Group 2. The maximum amount of Subsequent Mortgage Loans to be transferred to the Trust on the Closing Date for Loan Group 1 and Loan Group 2 is $_____________ and $____________________, respectively (each, a "Maximum
Funding Amount").

         Each Mortgage Loan in Loan Group 1 will bear interest at a fixed rate that is calculated on the "simple interest" method. Certain of the Mortgage Loans in Loan Group 1 will have original terms to stated maturity of up to 15 years and amortization schedules of up to 30 years ("Balloon Loans"), leaving a substantial payment due at the stated maturity (each, a "Balloon Payment").

         Each Mortgage Loan in Loan Group 2 will bear interest at an adjustable rate (each an "ARM") that is calculated on the 'simple interest" method. The Loan Rate borne by each Loan Group 2 Mortgage Loan is subject to adjustment on the date set forth in the related Mortgage Note and at regular intervals thereafter (each, a "Change Date") to equal the sum of (i) the applicable index (the "Loan Index") and (ii) the number of basis points set forth in such Mortgage Note (the "Gross Margin"), subject to rounding and to the effects of the applicable Periodic Cap, the applicable Lifetime Cap and the applicable Lifetime Floor. The "Periodic Cap" limits changes in the Loan Rate for each ARM on each Change Date. The "Lifetime Cap" is the maximum Loan Rate that may be borne by an ARM at any point of its life. The "Lifetime Floor" is the minimum Loan Rate that may be borne by an ARM at any point of its life. The Loan Group 2 Mortgage Loans do not provide for negative amortization.

         For all of the Initial Mortgage Loans that are ARMS: the Loan Index is ________; the Change Dates occur every _______ months after the initial Change Date; and the Periodic Cap is generally _____ basis points. The reference for each applicable Loan Index and the date prior to a Change Date as of which such Loan Index is determined is set forth in the related Mortgage Note.

         As of the Cut-Off Date, substantially all of the Group 2 Initial Mortgage Loans were accruing interest at Loan Rates that are below the sum of the related Gross Margin and the Loan Index that would otherwise have been applicable. On the first Change Date for each such Mortgage Loan, the related Loan Rate will adjust to the sum of the applicable Loan Index and the related Gross Margin subject to the application of the related Periodic Caps, the related Lifetime Cap and the related Lifetime Floor.

         The sole basis for determination of whether a Mortgage is secured by a primary residence of a borrower ("Mortgagor") will be either (a) a representation by the Mortgagor at origination of the Mortgage Loan that the Mortgaged Property will be used for a period of at least six months every year, or that he intends to use the Mortgaged Property as his primary residence or (b) that the address of the Mortgaged Property is the Mortgagor's mailing address as reflected in the Seller's records.

         The sum of the columns below may not equal the total indicated due to rounding. In addition, unless otherwise set forth herein, all percentages and weighted averages set forth herein with respect to a Loan Group are approximate and are percentages or weighted averages of the Cut-Off Date Principal Balances of the Initial Mortgage Loans in such Loan Group.

LOAN GROUP 1 STATISTICS

         The Loan Group 1 Initial Mortgage Loans consist of _____ loans, and the related Mortgaged Properties are located in ___ states and the District of Columbia as set forth herein. As of the Cut-Off Date, the Loan Group 1 Initial Mortgage Loans had an aggregate Principal Balance of $_________ (the "Cut-Off Date Loan Group 1 Initial Principal Balance"), the maximum Cut-Off Date Principal Balance of any of the Loan Group 1 Initial Mortgage Loans was $________ , the minimum Cut-Off Date Principal Balance thereof was $________, and the Cut-Off Date Principal Balance of such Initial Mortgage Loans averaged $_______. As of the Cut-Off Date, the Loan Rates on the Loan Group 1 Initial Mortgage Loans ranged from ______ % to _____ % per annum, and the weighted average Loan Rate for Loan Group 1 Initial Mortgage Loans was approximately _____ % per annum. As of the Cut-Off Date, the original term to stated maturity of the Loan Group 1 Initial Mortgage Loans ranged from ___ months to 360 months, the remaining term to stated maturity ranged from ___ months to 360 months, the weighted average original term to stated maturity was approximately ___ months, the weighted average remaining term to stated maturity was approximately ___ months and the CLTV at origination (as defined herein) ranged from approximately _____ % to approximately _____ % with a weighted average CLTV at origination of approximately _____ %. Approximately _____ % of the Loan Group 1 Initial Mortgage Loans are secured by first liens, and approximately ______% by second liens. Approximately _____% of the Loan Group 1 Initial Mortgage Loans require monthly payments of principal that will fully amortize such Initial Mortgage Loans by their respective maturity dates (assuming all payments are received on the Due Date), and approximately _____ % of the Loan Group 1 Initial Mortgage Loans are Balloon Loans. Approximately _____ % of the Loan Group 1 Initial Mortgage Loans (by Cut-off Date Loan Group 1 Principal Balance) have payments which, as of the Cut-off Date, are more than 30 but less than 59 days delinquent.

                         CUT-OFF DATE PRINCIPAL BALANCES
                                  LOAN GROUP 1

                                                     NUMBER OF            CUT-OFF DATE          % OF CUT-OFF DATE
                                                      INITIAL                INITIAL                 INITIAL
RANGE OF CUT-OFF DATE PRINCIPAL BALANCES           MORTGAGE LOANS       PRINCIPAL BALANCE       PRINCIPAL BALANCE
----------------------------------------           --------------       -----------------       -----------------
$      0.01-$ 25,000.00..................                             $                               %
$ 25,000.01-$ 50,000.00..................
$ 50,000.01-$ 75,000.00..................
$ 75,000.01-$100,000.00..................
$100,000.01-$125,000.00..................
$125,000.01-$150,000.00..................
$150,000.01-$175,000.00..................
$175,000.01-$200,000.00..................
$200,000.01-$225,000.00..................
$225,000.01-$250,000.00..................
$250,000.01-$275,000.00..................
$275,000.01-$300,000.00..................
$325,000.01-$350,000.00..................
        Total............................                                                            100.00%
                                                                                                     =======

                       GEOGRAPHIC DISTRIBUTION BY STATE(1)
                                  LOAN GROUP 1

                                                     NUMBER OF            CUT-OFF DATE          % OF CUT-OFF DATE
                                                      INITIAL                INITIAL                 INITIAL
STATE                                              MORTGAGE LOANS       PRINCIPAL BALANCE       PRINCIPAL BALANCE
-----                                              --------------       -----------------       -----------------
Arizona...................................                               $                              %
Arkansas..................................
California................................
Colorado..................................
Connecticut...............................
Delaware..................................
District of Columbia......................
Florida...................................
Georgia...................................
Illinois..................................
Indiana...................................
Kansas....................................
Kentucky..................................

Maine.....................................
Maryland..................................
Massachusetts.............................
Michigan..................................
Minnesota.................................
Mississippi...............................
Missouri..................................
Nebraska..................................
Nevada....................................
New Hampshire.............................
New Jersey................................
New York..................................
North Carolina............................
Ohio......................................
Oklahoma..................................
Oregon....................................
Pennsylvania..............................
Rhode Island..............................
South Carolina............................
Tennessee.................................
Texas.....................................
Utah......................................
Vermont...................................
Virginia..................................
Washington................................
West Virginia.............................
Wisconsin.................................
         Total............................                                                            100.00%
                                                                                                      =======

------------

(1) Determined by property address designated as such in the related Mortgage.


                        COMBINED LOAN-TO-VALUE RATIOS(1)
                                  LOAN GROUP 1

                                                         NUMBER OF           CUT-OFF DATE        % OF CUT-OFF DATE
                                                          INITIAL               INITIAL               INITIAL
RANGE OF ORIGINAL COMBINED LOAN-TO-VALUE RATIOS       MORTGAGE LOANS       PRINCIPAL BALANCE     PRINCIPAL BALANCE
-----------------------------------------------       --------------       -----------------     -----------------
10.01%-15.00%.............................                                  $                            %
15.01%-20.00%.............................
20.01%-25.00%.............................
25.01%-30.00%.............................
30.01%-35.00%.............................
35.01%-40.00%.............................
40.01%-45.00%.............................
45.01%-50.00%.............................
50.01%-55.00%.............................
55.01%-60.00%.............................

60.01%-65.00%.............................
65.01%-70.00%.............................
70.01%-75.00%.............................
75.01%-80.00%.............................
80.01%-85.00%.............................
85.01%-90.00%.............................
        Total.............................                                                              100.00%
                                                                                                        =======

----------

(1) The original Combined Loan-to-Value Ratios ("CLTV") shown above are equal, with respect to each Initial Mortgage Loan, to (i) the sum of (a) the original principal balance of such Mortgage Loan at the date of origination plus (b) the remaining balance of the senior lien(s), if any, at the date of origination of such Mortgage Loan divided by the value of the related Mortgaged Property, based upon the lesser of the appraisal made at the time of origination of such Mortgage Loan or the purchase price of such Mortgaged Property (where the proceeds are used to purchase the Mortgaged Property). No assurance can be given that the values of such Mortgaged Properties have remained or will remain at their levels as of the dates of origination of the related Initial Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of such Mortgage Loans together with the outstanding balances of the related first liens become equal to or greater than the value of the related Mortgaged Properties, actual losses could be higher than those now generally experienced in the mortgage lending industry.

                             CUT-OFF DATE LOAN RATES
                                  LOAN GROUP 1


                                                     NUMBER OF            CUT-OFF DATE          % OF CUT-OFF DATE
                                                      INITIAL                INITIAL                 INITIAL
RANGE OF CUT-OFF DATE LOAN RATES                   MORTGAGE LOANS       PRINCIPAL BALANCE       PRINCIPAL BALANCE
--------------------------------                   --------------       -----------------       -----------------
         8.500%............................                              $                              %
 8.501%- 9.000%...........................
 9.001%- 9.500%...........................
 9.501%-10.000%...........................
10.001%-10.500%...........................
10.501%-11.000%...........................
11.001%-11.500%...........................
11.501%-12.000%...........................
12.001%-12.500%...........................
12.501%-13.000%...........................
13.001%-13.500%...........................
13.501%-14.000%...........................
14.001%-14.500%...........................
14.501%-15.000%...........................
15.001%-15.500%...........................
15.501%-16.000%...........................
16.001%-16.500%...........................
16.501%-17.000%...........................
17.501%-18.000%...........................
        Total.............................                                                            100.00%
                                                                                                      =======


                        ORIGINAL TERM TO STATED MATURITY
                                  LOAN GROUP 1


    ORIGINAL TERMS                                  NUMBER OF            CUT-OFF DATE           % OF CUT-OFF DATE
  TO STATED MATURITY                                 INITIAL                INITIAL                  INITIAL
     (IN MONTHS)                                 MORTGAGE LOANS        PRINCIPAL BALANCE        PRINCIPAL BALANCE
     -----------                                 --------------        -----------------        -----------------
       1-60................................                              $                              %
     61-120................................
    121-180................................
    181-240................................
    241-300................................
    301-360................................
      Total................................                                                            100.00%
                                                                                                       =======


                       REMAINING MONTHS TO STATED MATURITY
                                  LOAN GROUP 1

       RANGE OF
   REMAINING MONTHS                                 NUMBER OF            CUT-OFF DATE           % OF CUT-OFF DATE
  TO STATED MATURITY                                 INITIAL                INITIAL                  INITIAL
     (IN MONTHS)                                 MORTGAGE LOANS        PRINCIPAL BALANCE        PRINCIPAL BALANCE
     -----------                                 --------------        -----------------        -----------------
      46-60................................                            $                               %
      73-84................................
    109-120................................
    133-144................................
    169-180................................
    229-240................................
    289-300................................
    349-360................................
      Total................................                                                            100.00%
                                                                                                       =======


                            MONTHS SINCE ORIGINATION
                                  LOAN GROUP 1

                                                    NUMBER OF            CUT-OFF DATE           % OF CUT-OFF DATE
                                                     INITIAL                INITIAL                  INITIAL
MONTHS SINCE ORIGINATION                         MORTGAGE LOANS        PRINCIPAL BALANCE        PRINCIPAL BALANCE
------------------------                         --------------        -----------------        -----------------
          0................................                             $                                %
        1-6................................
       7-12................................
      Total................................                                                            100.00%
                                                                                                       =======

                                  PROPERTY TYPE
                                  LOAN GROUP 1

                                                    NUMBER OF            CUT-OFF DATE           % OF CUT-OFF DATE
                                                     INITIAL                INITIAL                  INITIAL
PROPERTY TYPE                                    MORTGAGE LOANS        PRINCIPAL BALANCE        PRINCIPAL BALANCE
-------------                                    --------------        -----------------        -----------------
Single Family..............................                            $                                %
Two-to-Four Family.........................
Mixed Use  ................................
Four-to-Eight Family.......................
Condominium................................
Cooperative................................
Mobile Home treated as real property.......
      Total................................                                                            100.00%
                                                                                                       =======


                                OCCUPANCY TYPE(1)
                                  LOAN GROUP 1

                                                    NUMBER OF            CUT-OFF DATE           % OF CUT-OFF DATE
                                                     INITIAL                INITIAL                  INITIAL
OCCUPANCY TYPE                                   MORTGAGE LOANS        PRINCIPAL BALANCE        PRINCIPAL BALANCE
--------------                                   --------------        -----------------        -----------------
Owner Occupied.............................                             $                              %
Non-Owner Occupied.........................
      Total................................                                                            100.00%
                                                                                                       =======

-------------

(1) Based upon representations made by the borrowers at the time of origination of such Mortgage Loans.

LOAN GROUP 2 STATISTICS

         The Loan Group 2 Initial Mortgage Loans consist of ___ loans, and the related Mortgaged Properties are located in ___ states. As of the Cut-Off Date, the Loan Group 2 Initial Mortgage Loans had an aggregate Principal Balance of $___________ (the "Cut-Off Date Loan Group 2 Initial Principal Balance"), the maximum Cut-Off Date Principal Balance of any of the Loan Group 2 Initial Mortgage Loans was $__________, the minimum Cut-Off Date Principal Balance thereof was $___________ and the Cut-Off Date Principal Balance of such Initial Mortgage Loans averaged $__________. As of the Cut-Off Date, the current Loan Rates on the Loan Group 2 Initial Mortgage Loans ranged from _____% to _____% per annum, and the weighted average current Loan Rate for Loan Group 2 Initial Mortgage Loans was approximately _____% per annum. As of the Cut-Off Date, the original term to stated maturity of the Loan Group 2 Initial Mortgage Loans ranged from 180 months to 360 months, the remaining term to stated maturity ranged from _____ months to 360 months, the weighted average original term to stated maturity was approximately ___ months, the weighted average remaining term to stated maturity was approximately ____ months and the LTV (as defined herein) ranged from approximately _____% to approximately _____ % with a weighted average LTV of approximately ____%. All of the Loan Group 2 Initial Mortgage Loans are secured by first liens. All of the Loan Group 2 Initial Mortgage Loans require monthly payments of principal that will fully amortize such Initial Mortgage Loans by their respective maturity dates (assuming all payments are received on the Due Date). As of the Cut-Off Date the weighted average Gross Margin of the Loan Group 2 Initial Mortgage Loans was approximately _____ %, the weighted average Lifetime Cap was approximately _____ % and the weighted average Lifetime Floor was approximately _____%. None of the Initial Loan Group 2 Mortgage Loans has reached its first Change Date and the earliest such date occurs in _____ ___.

         As of the Cut-off Date, substantially all of the Group 2 Initial Mortgage Loans were accruing interest at Loan Rates that are below the sum of the related Gross Margin and the applicable Loan Index that would otherwise have been applicable. On the first Change Date for each such Mortgage Loan, the related Loan Rate will adjust to the sum of the applicable Loan Index and the related Gross Margin subject to the application of the applicable Periodic Cap, the related Lifetime Cap and the related Lifetime Floor. The weighted average number of months before the next Change Date for Group 2 Initial Mortgage Loans in the Trust is approximately 9 months. Approximately _____% of the Loan Group 2 Initial Mortgage Loans (by Cut-off Date Loan Group 2 Initial Balance) have payments which, as of the Cut-off Date, are more than 30 but less than 59 days delinquent.

                         CUT-OFF DATE PRINCIPAL BALANCES
                                  LOAN GROUP 2

                                                     NUMBER OF            CUT-OFF DATE          % OF CUT-OFF DATE
                                                      INITIAL                INITIAL                 INITIAL
RANGE OF CUT-OFF DATE PRINCIPAL BALANCES           MORTGAGE LOANS       PRINCIPAL BALANCE       PRINCIPAL BALANCE
----------------------------------------           --------------       -----------------       -----------------
$        0.01 -  $  25,000.00...................                        $                               %
$   25,000.01 -  $  50,000.00...................
$   50,000.01 -  $  75,000.00...................
$   75,000.01 -  $ 100,000.00...................
$  100,000.01 -  $ 125,000.00...................
$  125,000.00 -  $ 150,000.00...................
$  150,000.01 -  $ 175,000.00...................
$  175,000.01 -  $ 200,000.00...................
$  200,000.01 -  $ 225,000.00...................
$  225,000.01 -  $ 250,000.00...................
$  250,000.01 -  $ 275,000.00...................
$  275,000.01 -  $ 300,000.00...................
$  300,000.01 -  $ 350,000.00...................
$  375,000.01 -  $ 400,000.00...................
$  400,000.01 -  $ 425,000.00...................
         Total..................................                                                      100.00%
                                                                                                      =======

                       GEOGRAPHIC DISTRIBUTION BY STATE(1)
                                  LOAN GROUP 2

                                                     NUMBER OF            CUT-OFF DATE          % OF CUT-OFF DATE
                                                      INITIAL                INITIAL                 INITIAL
STATE                                              MORTGAGE LOANS       PRINCIPAL BALANCE       PRINCIPAL BALANCE
-----                                              --------------       -----------------       -----------------
Colorado..................................                               $                               %
Connecticut...............................
Florida...................................
Georgia...................................
Illinois..................................
Indiana...................................
Kentucky..................................
Maine.....................................
Maryland..................................
Massachusetts.............................
Michigan..................................
Minnesota.................................
Mississippi...............................
Missouri..................................
New Hampshire.............................
New Jersey................................
New York..................................
North Carolina............................
North Dakota..............................
Ohio......................................
Oklahoma..................................
Pennsylvania..............................
Rhode Island..............................
Texas.....................................
Virginia..................................
Washington................................
Wisconsin.................................
       Total..............................                                                            100.00%
                                                                                                      =======

--------

(1) Determined by property address designated as such in the related Mortgage.

                             LOAN-TO-VALUE RATIOS(1)
                                  LOAN GROUP 2

                                                   NUMBER OF             CUT-OFF DATE           % OF CUT-OFF DATE
                                                    INITIAL                INITIAL                   INITIAL
RANGE OF ORIGINAL LOAN TO VALUE RATIO           MORTGAGE LOANS        PRINCIPAL BALANCE         PRINCIPAL BALANCE
-------------------------------------           --------------        -----------------         -----------------
35.01%-40.00%............................                             $                                 %
40.01%-45.00%............................
45.01%-50.00%............................
50.01%-55.00%............................
55.01%-60.00%............................
60.01%-65.00%............................
65.01%-70.00%............................
70.01%-75.00%............................
75.01%-80.00%............................
80.01%-85.00%............................
85.01%-90.00%............................
     Total                                                                                           100.00%
                                                                                                     ======

-----------

(1) The original Loan-to-Value Ratios ("LTV") shown above are equal, with respect to each Initial Mortgage Loan, to the original principal balance of such Mortgage Loan at the date of origination divided by the value of the related Mortgaged Property, based upon the lesser of the appraisal made at the time of origination of such Mortgage Loan or the purchase price for such Mortgaged Property (where the proceeds are used to purchase the Mortgaged Property). No assurance can be given that the values of such Mortgaged Properties have remained or will remain at their levels as of the dates of origination of the related Initial Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of such

         Mortgage Loans together with the outstanding balances of the related first liens become equal to or greater than the value of the related Mortgaged Properties, the actual losses could be higher than those now generally experienced in the mortgage lending industry.

                             CUT-OFF DATE LOAN RATES
                                  LOAN GROUP 2

                                                   NUMBER OF             CUT-OFF DATE           % OF CUT-OFF DATE
                                                    INITIAL                INITIAL                   INITIAL
RANGE OF CUT-OFF DATE LOAN RATES                MORTGAGE LOANS        PRINCIPAL BALANCE         PRINCIPAL BALANCE
--------------------------------                --------------        -----------------         -----------------
 8.001%- 8.500%.......................                                 $                                 %
 8.501%- 9.000%.......................
 9.001%- 9.500%.......................
 9.501%-10.000% ......................
10.001%-10.500%.......................
10.501%-11.000% ......................
11.001%-11.500% ......................
11.501%-12.000% ......................
12.001%-12.500% ......................
12.501%-13.000% ......................
13.001%-13.500% ......................
13.501%-14.000% ......................
14.001%-14.500% ......................
16.001%-16.500% ......................
     Total                                                                                           100.00%
                                                                                                     ======

                        ORIGINAL TERM TO STATED MATURITY
                                  LOAN GROUP 2

Original Terms to Stated                  Number of Initial        Cut-Off Date Initial   % of Cut-Off Date Initial
Maturity (in months)                      Mortgage Loans           Principal Balance      Principal Balance
--------------------                      --------------           -----------------      -----------------
121-180.............................                               $                               %
181-240.............................
301-360.............................
     Total..........................                                                             100.00%
                                                                                                 =======

                       REMAINING MONTHS TO STATED MATURITY
                                  LOAN GROUP 2


Range of Remaining Months to Stated       Number of Initial        Cut-Off Date Initial   % of Cut-Off Date Initial
Maturity (in months)                      Mortgage Loans           Principal Balance      Principal Balance
--------------------                      --------------           -----------------      -----------------
169-180.............................                               $                                  %
229-240.............................
349-360.............................
     Total..........................                                                               100.00%
                                                                                                   =======


                            MONTHS SINCE ORIGINATION
                                  LOAN GROUP 2


                                          Number of Initial        Cut-Off Date Initial   % of Cut-Off Date Initial
Months Since Origination                  Mortgage Loans           Principal Balance      Principal Balance
------------------------                  --------------           -----------------      -----------------
0...................................                               $                                  %
1-6.................................
     Total..........................                                                               100.00%
                                                                                                   =======


                                  PROPERTY TYPE
                                  LOAN GROUP 2


                                          Number of Initial        Cut-Off Date Initial   % of Cut-Off Date Initial
Property Type                             Mortgage Loans           Principal Balance      Principal Balance
-------------                             --------------           -----------------      -----------------
Single Family.......................                               $                                  %
Two-to-Four Family
Condominium
     Total..........................                                                               100.00%
                                                                                                   =======


                                 OCCUPANCY TYPE
                                  LOAN GROUP 2

                                          Number of Initial        Cut-Off Date Initial   % of Cut-Off Date Initial
Occupancy Type(1)                         Mortgage Loans           Principal Balance      Principal Balance
-----------------                         --------------           -----------------      -----------------
Owner Occupied......................                               $                                  %
Non-Owner Occupied..................
     Total..........................                                                               100.00%
                                                                                                   =======

------------------

(1) Based upon representations made by the borrowers at the time of origination of such Mortgage Loans.

                                  GROSS MARGIN
                                  LOAN GROUP 2

                                          Number of Initial        Cut-Off Date Initial   % of Cut-Off Date Initial
Range of Gross Margins                    Mortgage Loans           Principal Balance      Principal Balance
----------------------                    --------------           -----------------      -----------------
4.001%-4.500%.......................                               $                                  %
4.501%-5.000%.......................
5.001%-5.500%.......................
5.501%-6.000%.......................
6.001%-6.500%.......................
6.501%-7.000%.......................
7.001%-7.500%.......................
7.501%-8.000%.......................
8.001%-8.500%.......................
8.501%-9.000%.......................
9.001%-9.500%.......................
9.501-%10.000%......................
10.501%-11.000%.....................
11.001%-11.500%.....................
     Total..........................                                                               100.00%
                                                                                                   =======

                                  LIFETIME CAP
                                  LOAN GROUP 2

                                          Number of Initial        Cut-Off Date Initial   % of Cut-Off Date Initial
Range of Lifetime Caps                    Mortgage Loans           Principal Balance      Principal Balance
----------------------                    --------------           -----------------      -----------------
14.001%-14.500%.....................                               $                                    %
14.501%-15.000%.....................
15.001%-15.500%.....................
15.501%-16.000%.....................
16.001%-16.500%.....................
16.501%-17.000%.....................
17.001%-17.500%.....................
17.501%-18.000%.....................
18.001%-18.500%.....................
18.501%-19.000%.....................
19.001%-19.500%.....................
19.501-%20.000%.....................
20.501%-21.000%.....................
21.001%-21.500%.....................
     Total..........................                                                               100.00%
                                                                                                   =======

                                 LIFETIME FLOORS
                                  LOAN GROUP 2

                                          Number of Initial        Cut-Off Date Initial   % of Cut-Off Date Initial
Range of Gross Margins                    Mortgage Loans           Principal Balance      Principal Balance
----------------------                    --------------           -----------------      -----------------
4.001%-4.500%.......................                               $                                    %
4.501%-5.000%.......................
5.001%-5.500%.......................
5.501%-6.000%.......................
6.001%-6.500%.......................
6.501%-7.000%.......................
7.001%-7.500%.......................
7.501%-8.000%.......................
8.001%-8.500%.......................
8.501%-9.000%.......................
9.001%-9.500%.......................
9.501-%10.000%......................
10.001%-10.500%.....................
10.501%-11,000%.....................
11.001%-11.500%.....................
11.501%-12.000%.....................
12.001%-12.500%.....................
12.501%-13.000%.....................
13.001%-13.500%.....................
13.501%-14.000%.....................
16.001%-16.500%.....................
     Total..........................                                                               100.00%
                                                                                                   =======


                            MONTH OF NEXT CHANGE DATE
                                  LOAN GROUP 2

                                          Number of Initial        Cut-Off Date Initial   % of Cut-Off Date Initial
Month of Next Change Date                 Mortgage Loans           Principal Balance      Principal Balance
-------------------------                 --------------           -----------------      -----------------
May 199_............................                               $                                  %
June 199_...........................
July 199_...........................
August 199_.........................
September 199_......................
October 199_........................
November 199_.......................
March 1998..........................
December 1998.......................
January 1999........................
February 1999.......................
March 1999..........................
April 1999..........................
August 1999.........................
September 1999......................
April 2000..........................
     Total..........................                                                               100.00%
                                                                                                   =======

CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS

         The Agreement permits the Trust to acquire up to the applicable Maximum Funding Amount of Subsequent Mortgage Loans for Loan Group 1 and Loan Group 2, respectively. Accordingly, the statistical characteristics of the Mortgage Loans in the Trust will vary as of the Closing Date upon the acquisition of Subsequent Mortgage Loans.

         The obligation of the Trust to purchase Subsequent Mortgage Loans on the Closing Date is subject to the following requirements, any of which requirements (except for the requirement stated in clause (v) of this paragraph) may be waived or modified in any respect by the Certificate Insurer: (i) such Subsequent Mortgage Loan may not be 30 or more days contractually delinquent as of the related Cut-Off Date; (ii) the remaining term to stated maturity of such Subsequent Mortgage Loan will not exceed 30 years for fully amortizing loans or 15 years for "Balloon Loans" in Loan Group 1; (iii) such Subsequent Mortgage Loan will be secured by a Mortgage in a first or second lien position; (iv) such Subsequent Mortgage Loan will not have a Loan Rate less than _____%; (v) such Subsequent Mortgage Loan will be otherwise acceptable to the Certificate Insurer; (vi) such Subsequent Mortgage Loan shall be secured by a mortgage on property which, at the time of the origination of such Subsequent Mortgage Loan, has an appraised value of not more than $________ ; (vii) following the purchase of such Subsequent Mortgage Loan by the Trust for Loan Group 1, the Mortgage Loans in Loan Group 1 (including such Subsequent Mortgage Loan) as of the Closing Date: (a) will have a weighted average Loan Rate of at least _____ %;
(b) will have a weighted average remaining term to stated maturity of not less than ___ months; (c) will have a weighted average CLTV of not more than ___%;
(d) will not have more than ___% by aggregate principal balance "Balloon Loans";
(e) will have no Mortgage Loan with a principal balance in excess of $______;
(f) will have a state concentration not in excess of ___ % for any one state;
(g) will have not more than ____% in aggregate principal balance of the Mortgage Loans concentrated in any single zip code; (h) will have no more than ____% Mortgage Loans relating to non-owner occupied properties; and (i) will not include Mortgage Loans in excess of ___% by aggregate principal balance secured by Mortgages in a second lien position; and (viii) following the purchase of such Subsequent Mortgage Loan by the Trust for Loan Group 2, the Mortgage Loans in Loan Group 2 (including such Subsequent Mortgage Loan) as of the Closing
Date: (a) will have a weighted average Loan Rate of at least _____%; (b) will have a weighted average remaining term to stated maturity of not less than ____ months; (c) will have a weighted average loan-to-value ratio of not more than ____ %; (d) will have no Mortgage Loan with a principal balance in excess of $______; (e) will have a state concentration not in excess of ____% for any one state; (f) will have not more than ____% in aggregate principal balance of the Mortgage Loans concentrated in any single zip code; (g) will have no more than ____% Mortgage Loans relating to non-owner occupied properties; and (h) will not have a Mortgage Loan secured by a Mortgage in a junior lien position.

                       PREPAYMENT AND YIELD CONSIDERATIONS

GENERAL

         The rate of principal payments on the Class A Certificates, the aggregate amount of distributions on the Class A Certificates and the yield to maturity of the Class A Certificates will be related to the rate and timing of payments of principal on the Mortgage Loans in the related Loan Group and, in certain circumstances, the Mortgage Loans in the other Loan Group. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by the Seller or the Master Servicer). The Mortgage Loans may be prepaid by the Mortgagors at any time. However, Mortgage Loans secured by first liens on Mortgaged Properties in ______ are subject to a prepayment penalty for the first 12 months following origination. In addition, Mortgage Loans secured by Mortgaged Properties in other jurisdictions may be subject to prepayment penalties to the extent permitted by law.

THE VARIABLE RATE CERTIFICATES

         The yield to investors in the Class A-7 Certificates will be sensitive to, among other things, the level of the Loan Index and the Certificate Index. As described herein, the Certificate Rate for the Class A-7 Certificates may in no event exceed the lesser of the Class A-7 Formula Rate and the Loan Group 2 Net Funds Cap, which depends, in large part, on the Loan Rates of the Loan Group 2 Mortgage Loans in effect at the beginning of the related Due Period. Although each of the Mortgage Loans in Loan Group 2 bears interest at an adjustable rate, such rate is subject to a Periodic Rate Cap, a Lifetime Floor and a Lifetime Cap. If the Loan Index changes substantially between Change Dates, the adjusted Loan Rate on the related Mortgage Loan may not equal the Loan Index plus the related Gross Margin due to the constraint of such caps and floors. In such event, the related Loan Rate will be less than would have been the case in the absence of such caps. In addition, the Loan Rate applicable to any Change Date will be based on the Loan Index related to the Change Date. Thus, if the value of the Loan Index with respect to a Mortgage Loan rises, the lag in time before the corresponding Loan Rate increases will, all other things being equal, slow the upward adjustment of the Loan Group 2 Net Funds Cap. Furthermore, Mortgage Loans that have not reached their first Change Date are more likely to be subject to the Periodic Rate Cap on their first Change Date. See "DESCRIPTION OF THE MORTGAGE LOANS" herein.

         Although the Loan Rates on the Mortgage Loans in Loan Group 2 are subject to adjustment, the Loan Rates adjust less frequently than the Certificate Rate and adjust by reference to the Loan Index. Changes in the Certificate Index may not correlate with changes in the Loan Index and either may not correlate with prevailing interest rates. It is possible that an increased level of Certificate Index could occur simultaneously with a lower level of prevailing interest rates, which would be expected to result in faster prepayments, thereby reducing the weighted average life of the Class A-7 Certificates.

         Although the Agreement provides a mechanism to pay any Class A-7 Basis Risk Carryover Amount, there is no assurance that funds will be available to pay such amount. In addition, the Policy will not cover the payment of, and the ratings assigned to the Class A-7 Certificates do not address the likelihood of the payment of, any such amount.

PREPAYMENT CONSIDERATIONS

         Prepayments, liquidations and purchases of the Mortgage Loans in a Loan Group (including any optional purchase by the Servicer of a Delinquent Mortgage Loan and any optional purchase of the remaining Mortgage Loans in connection with the termination of the Trust, in each case as described herein) will result in distributions on the related Classes of Class A Certificates then entitled to distributions of principal which would otherwise be distributed over the remaining terms of such Mortgage Loans. Since the rate of payment of principal of the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a Class of Class A Certificates in either Certificate Group may vary from the anticipated yield will depend upon the degree to which a Certificate of such Class is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans in the related Loan Group. An additional factor affecting the yield to maturity of the Class A Certificates is the overcollateralization amount. The overcollateralization in either Certificate Group will accelerate the amortization of the related Class A Certificates relative to the amortization of the Mortgage Loans in the related Loan Group because all Excess Spread received on the Mortgage Loans in such Loan Group will be distributed to the related Class A Certificateholders as long as the amount of overcollateralization is less than the required level of overcollateralization.

         The rate of prepayment on the Mortgage Loans cannot be predicted. Home equity loans such as the Mortgage Loans have been originated in significant volume only during the past few years and the Seller is unaware of any publicly available studies or statistics on the rate of prepayment of such home equity loans. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional first mortgage loans. The prepayment experience of the Trust with respect to the Mortgage Loans may be affected by a wide variety of factors, including economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and changes affecting the deductibility for Federal income tax purposes of interest payments on home equity loans. The increased availability of credit to borrowers with impaired or limited credit profiles may affect the prepayment experience on the Mortgage Loans. As borrowers re-establish or establish an acceptable credit profile such borrowers may be able to refinance their loans at lower rates reflecting their improved credit profiles. Substantially all of the Mortgage Loans contain "due-on-sale" provisions and the Servicer is required by the Agreement to enforce such provisions, unless such enforcement is not permitted by applicable law. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related Mortgage Loan. See "CERTAIN LEGAL ASPECTS OF LOANS--Due-on-Sale Clauses in Home Equity Loans" in the Prospectus.

         As with fixed rate obligations generally, the rate of prepayment on a pool of mortgage loans with fixed rates such as the Mortgage Loans in Loan Group 1 is affected by prevailing market rates for mortgage loans of a comparable term and risk level. When the market interest rate is below the mortgage coupon, mortgagors may have an increased incentive to refinance their mortgage loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments.

         All of the Mortgage Loans in Loan Group 2 are adjustable-rate mortgage loans. As is the case with conventional fixed-rate mortgage loans, adjustable-rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable-rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable-rate mortgage loans to "lock in" a lower fixed interest rate. However, no assurance can be given as to the level of prepayments that the Mortgage Loans will experience.

         In addition to the foregoing factors affecting the weighted average lives of the Class A Certificates, the use of Excess Spread to pay principal of the Class A Certificates to the extent required by the Agreement will result in acceleration of the Class A-1 and Class A-7 Certificates as applicable relative to the amortization of the Mortgage Loans in the related Loan Group in the early months of the transaction and may accelerate the first date on which each other Class of Group 1 Certificates will begin to receive distributions of principal. This acceleration feature creates overcollateralization which results from the excess of the aggregate Principal Balance of the Mortgage Loans in a Loan Group over the Certificate Group Principal Balance of the related Certificate Group. Once the required level of overcollateralization for a Certificate Group is reached, the acceleration feature will cease, unless necessary to maintain the required level of overcollateralization for such Certificate Group.

PAYMENT DELAY FEATURE OF FIXED RATE CERTIFICATES

         The effective yield to the Certificateholders of each Class of Fixed Rate Certificates will be lower than the yield otherwise produced by the Certificate Rate for each such Class and the purchase price of such Certificates because distributions will not be payable to the Certificateholders until the 25th day of the month following the month of accrual (without any additional distribution of interest or earnings thereon in respect of such delay).

MANDATORY PREPAYMENT

         In the event that on the Closing Date the aggregate principal balance of the Mortgage Loans in a Loan Group is less than the related Certificate Group Principal Balance, the holders of the Class A-1 Certificates in the case of Certificate Group 1 and the holders of the Class A-7 Certificates in the case of Certificate Group 2 will receive, on the first Distribution Date, an additional distribution allocable to principal in an amount equal to the difference, if any, between the aggregate Principal Balance of all Mortgage Loans in the related Loan Group as of the Cut-Off Date and the related Certificate Group Principal Balance. Although no assurances can be given, the Seller intends that the principal amount of Mortgage Loans in each Loan Group in the Trust on the Closing Date will equal the related Certificate Group Principal Balance. Accordingly, there should be no material principal prepayment to the Certificateholders due to a lack of Subsequent Mortgage Loans.

INITIAL DISTRIBUTION DATE

         With respect to a certain number of the Loan Group 1 Initial Mortgage Loans and the Loan Group 2 Initial Mortgage Loans, the related Class A Certificateholders will receive a distribution of principal reflecting two installments of principal during the first Due Period. As a result, such Class A Certificateholders will receive a larger payment in respect of principal on the initial Distribution Date than would have been the case if the first Due Period were a one-month period.

WEIGHTED AVERAGE LIVES

         Generally, greater than anticipated prepayments of principal will increase the yield on Class A Certificates purchased at a price less than par and will decrease the yield on Class A Certificates purchased at a price greater than par. The effect on an investor's yield due to principal payments on the Mortgage Loans occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the Certificates will not be entirely offset by a subsequent like reduction (or increase) in the rate of principal payments. The weighted average life of the Class A Certificates will also be affected by the amount and timing of delinquencies and defaults on the Mortgage Loans and the recoveries, if any, on Liquidated Mortgage Loans and foreclosed properties.

         The "weighted average life" of a Certificate refers to the average amount of time that will elapse from the date of issuance to the date each dollar in respect of principal of such Certificate is repaid. The weighted average life of any Class of the Class A Certificates will be influenced by, among other factors, the rate at which principal payments are made on the Mortgage Loans, including final payments made upon the maturity of the Balloon Loans.

         Prepayments on Mortgage Loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the pool of mortgage loans for the life of such mortgage loans. A 100% Prepayment Assumption (the "Prepayment Assumption") assumes a conditional prepayment rate ("CPR") of 4.0% per annum of the outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 1.455% (precisely 16/11 percent per annum) in each month thereafter until the twelfth month; beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, a conditional prepayment rate of 20% per annum each month is assumed. As used in the table below, 0% Prepayment Assumption assumes a conditional prepayment rate equal to 0% of the applicable Prepayment Assumption, i.e., no prepayments. Correspondingly, 120% Prepayment Assumption assumes prepayment rates equal to 120% of the Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. The Representative believes that no existing statistics of which it is aware provide a reliable basis for holders of Class A Certificates to predict the amount or the timing of receipt of prepayments on the Mortgage Loans.

         Since the tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between characteristics of the actual Mortgage Loans and the characteristics of the Mortgage Loans assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the Principal Balances outstanding and weighted average lives of the Certificates set forth in the tables. In addition, since the actual Mortgage Loans in the Trust have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Certificates may be made earlier or later than as indicated in the tables.

         For the purposes of the tables below, it is assumed that: (i) the Mortgage Loans consist of pools of loans with the level-pay and balloon characteristics as set forth below, (ii) the amount of interest accrued on the Mortgage Loans is reduced by amounts sufficient to pay servicing fees, trustee fees and the premium for the Policy, (iii) the Closing Date for the Class A Certificates is _______ __, 199__, (iv) distributions on the Class A Certificates are made on the 25th day of each month regardless of the date on which the Distribution Date actually occurs, commencing in _____ 199__, and are made in accordance with the priorities described herein, (v) the scheduled monthly payments of principal and interest on each Mortgage Loan will be timely delivered on the first day of each month (with no defaults) commencing in the calendar month following their delivery, (vi) all prepayments are prepayments in full received on the first day of each month commencing in the calendar month following their delivery with 30 days of accrued interest, (vii) the Mortgage Loan prepayment rates are a multiple of the related Prepayment Assumption,
(viii) the prepayment assumed to be received during the first Due Period has been increased to reflect that the first Due Period is longer than subsequent Due Periods, (ix) the optional termination is not exercised, (x) each Class of Class A Certificates has the respective Certificate Rate and initial Class Principal Balance as set forth herein, (xi) the overcollateralization levels for the Initial Mortgage Loans apply to the Subsequent Mortgage Loans, are set initially as specified in the Agreement, and thereafter decrease in accordance with the provisions of the Agreement, (xii) the Loan Index is ______% on each Change Date, (xiii) the Certificate Index for each Interest Period will be ______%, and (xiv) the maximum amount of Subsequent Mortgage Loans is purchased by the Trust on the Closing Date.


                                                                         ORIGINAL.       ORIGINAL       REMAINING
                                                                          TERM TO      AMORTIZATION      TERM TO
                                          PRINCIPAL          LOAN         MATURITY         TERM          MATURITY
AMORTIZATION METHODOLOGY                   BALANCE           RATE         (MONTHS)       (MONTHS)        (MONTHS)
------------------------                   -------           ----         --------       --------        --------
GROUP 1 MORTGAGE LOANS
     Level Pay.........................       $                %
     Level Pay.........................       $                %
     Level Pay.........................       $                %
     Level Pay.........................       $                %
     Balloon...........................       $                %

                                                                               NUMBER      PERIODIC     PERIOD
                                               ORIGINAL  REMAINING             OF MONTHS   RATE CAP     RATE CAP
                                    CURRENT    TERM TO   TERM TO               TO NEXT     (FIRST      (SUBSEQUENT
                      PRINCIPAL       LOAN     MATURITY  MATURITY    GROSS     RATE        RESET        RESET
                       BALANCE        RATE     (MONTHS)  (MONTHS)    MARGIN    CHANGE       DATE)       DATES)
                      ---------     -------    --------  ---------   ------    ---------   --------     ----------
GROUP 2 MORTGAGE
LOANS
    Level Pay....         $            %                              %                     %           %
    Level Pay....         $            %                              %                     %           %
    Level Pay....         $            %                              %                     %           %
    Level Pay....         $            %                              %                     %           %
    Level Pay....         $            %                              %                     %           %
    Level Pay....         $            %                              %                     %           %

         Subject to the foregoing discussion and assumptions, the following tables set forth the percentages of the initial Class Principal Balance of each Class of Class A Certificates that would be outstanding after each of the dates shown at various percentages of Prepayment Assumption and the corresponding weighted average lives.

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
            AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                     CLASS A-1                                  CLASS A-2
                     -------------------------------------    -----------------------------------------
DISTRIBUTION DATE    0%    50%   100%   120%   150%   200%    0%    50%    100%    120%    150%    200%
-----------------    --    ---   ----   ----   ----   ----    --    ---    ----    ----    ----    ----
Initial Percentage.
March 25, 1998
March 25, 1999
March 25, 2000
March 25, 2001
March 25, 2002
March 25, 2003
March 25, 2004
March 25, 2005
March 25, 2006
March 25, 2007
March 25, 2008
March 25, 2009
March 25, 2010
March 25, 2011
March 25, 2012
March 25, 2013
March 25, 2014
March 25, 2015
March 25, 2016
March 25, 2017
March 25, 2018
March 25, 2019
March 25, 2020
March 25, 2021
March 25, 2022
March 25, 2023
March 25, 2024
March 25, 2025
March 25, 2026
March 25, 2027
Weighted Average
  Life (years)*

                                     CLASS A-3                                   CLASS A-4
                      ------------------------------------    ------------------------------------------
DISTRIBUTION DATE     0%    50%   100%   120%  150%   200%    0%    50%   100%     120%     150%    200%
-----------------     --    ---   ----   ----  ----   ----    --    ---   ----     ----     ----    ----
Initial Percentage.
March 25, 1998
March 25, 1999
March 25, 2000
March 25, 2001
March 25, 2002
March 25, 2003
March 25, 2004
March 25, 2005
March 25, 2006
March 25, 2007
March 25, 2008
March 25, 2009
March 25, 2010
March 25, 2011
March 25, 2012
March 25, 2013
March 25, 2014
March 25, 2015
March 25, 2016
March 25, 2017
March 25, 2018
March 25, 2019
March 25, 2020
March 25, 2021
March 25, 2022
March 25, 2023
March 25, 2024
March 25, 2025
March 25, 2026
March 25, 2027
Weighted Average
  Life (years)*


----------

* The weighted average life of a Certificate of any Class is determined by (i) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date,
         (ii) adding the results, and (iii) dividing the sum by the highest related Certificate Principal Balance of the Certificate.

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
     AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION - (CONTINUED)

Distribution Date                      Class A-5               Class A-6                Class A-7
                                   -----------------    ---------------------    -----------------------
Initial Percentage..............
March 25, 1998..................
March 25, 1999..................
March 25, 2000..................
March 25, 2001..................
March 25, 2002..................
March 25, 2003..................
March 25, 2004..................
March 25, 2005..................
March 25, 2006..................
March 25, 2007..................
March 25, 2008..................
March 25, 2009..................
March 25, 2010..................
March 25, 2011..................
March 25, 2012..................
March 25, 2013..................
March 25, 2014..................
March 25, 2015..................
March 25, 2016..................
March 25, 2017..................
March 25, 2018..................
March 25, 2019..................
March 25, 2020..................
March 25, 2021..................
March 25, 2022..................
March 25, 2023..................
March 25, 2024..................
March 25, 2025..................
March 25, 2026..................
March 25, 2027..................
Weighted Average Life (years)*..

--------------------

* The weighted average life of a Certificate of any Class is determined by (i) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date,
         (ii) adding the results, and (iii) dividing the sum by the highest related Certificate Principal Balance of the Certificate.

                         DESCRIPTION OF THE CERTIFICATES

         The Certificates will be issued pursuant to the Agreement. A form of the Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the Prospectus is a part. The following summaries together with the information in the Prospectus under the headings "DESCRIPTION OF THE SECURITIES" and "THE AGREEMENTS" describe the material provisions of the Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement. Wherever particular sections or defined terms of the Agreement are referred to, such sections or defined terms are hereby incorporated herein by reference.

GENERAL

         The Class A Certificates will be issued in denominations of $25,000 and integral multiples of $1,000 in excess thereof and will evidence specified undivided interests in the Trust. The property of the Trust will consist of, to the extent provided in the Agreement: (i) the Mortgage Loans; (ii) payments received after the Cut-Off Date, other than payments of interest on the Initial Mortgage Loans due on or before __________; (iii) Mortgaged Properties relating to the Mortgage Loans that are acquired by foreclosure or deed in lieu of foreclosure together with all collections thereon and proceeds thereof; (iv) the Collection Account and the Distribution Account and such assets deposited therein from time to time and any investment proceeds thereof; and (v) the Initial Interest Coverage Account and Funding Account and funds on deposit therein. In addition, the Seller has caused the Certificate Insurer to issue an irrevocable and unconditional certificate guaranty insurance policy (the "Policy") for the benefit of the Holders of the Senior Certificates pursuant to which it will guarantee payments to such Senior Certificateholders as described herein. Definitive Certificates (as defined under "DESCRIPTION OF THE SECURITIES--Book-Entry Securities" in the Prospectus), if issued, will be transferable and exchangeable at the corporate trust office of the Trustee, which will initially act as Certificate Registrar. See "--Book-Entry Certificates" below. No service charge will be made for any registration of exchange or transfer of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

         Each Mortgage Loan in the Trust will be assigned to one of two mortgage loan groups ("Loan Group 1" and "Loan Group 2," respectively, and each a "Loan Group"). Distributions on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class S Certificates (collectively, the "Group 1 Certificates") will be calculated by reference to the Mortgage Loans assigned to Loan Group 1. Distributions on the Class A-7 Certificates will be calculated by reference to the Mortgage Loans assigned to Loan Group 2. The principal balance of a Class of Class A Certificates (each, a "Class Principal Balance") on any Distribution Date is equal to the applicable Class Principal Balance on the Closing Date minus the aggregate of amounts actually distributed as principal to the holders of such Class of Class A Certificates prior to such date. On any date, the "Certificate Group Principal Balance" is the aggregate of the Class Principal Balances of the Certificates in such Certificate Group on such date.

         The Person in whose name a Certificate is registered as such in the Certificate Register is referred to herein as a "Certificateholder."

         The "Percentage Interest" of a Class A Certificate as of any date of determination will be equal to the percentage obtained by dividing the denomination of such Certificate by the Class Principal Balance for the related Class of Class A Certificates as of the Cut-Off Date.

SEPARATE REMIC STRUCTURE

         For federal income tax purposes, the Trust other than the Funding Account and the Initial Interest Coverage Account created by the Agreement will include two or more segregated asset pools, each of which will be treated as a separate REMIC. The assets of REMIC I will generally consist of the Mortgage Loans. The assets of each other

REMIC will generally consist of uncertified regular interests issued by a REMIC, which in the aggregate will correspond to the Certificates.

BOOK-ENTRY CERTIFICATES

         The Class A Certificates will be book-entry Certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the Class A Certificates ("Certificate Owners") will hold their Class A Certificates through the Depository Trust Company ("DTC") in the United States, or Cedel or Euroclear in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of the Class A Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Cedel and Euroclear will hold omnibus positions on behalf of their participants through customers" securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers" securities accounts in the depositaries" names on the books of DTC. Citibank will act as depositary for Cedel and Chase will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing Certificate Principal Balances of $25,000 and in integral multiples of $1,000 in excess thereof. Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Class A Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC. For a description of the features of the book-entry registration system, see "DESCRIPTION OF THE SECURITIES--Book-Entry Securities" in the Prospectus. For information with respect to tax documentation procedures relating to the Certificates, see "FEDERAL INCOME TAX CONSEQUENCES--Federal Income Tax Consequences to Foreign Investors" and "--Backup Withholding" herein and "GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

         Neither the Seller, the Master Servicer nor the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

ASSIGNMENT OF MORTGAGE LOANS

         On the Closing Date the Seller will transfer to the Trust all of its right, title and interest in and to each Mortgage Loan, the related mortgage note, mortgages and other related documents (collectively, the "Related Documents"), including all payments received after the Cut-Off Date other than payments of interest on the Initial Mortgage Loans due on or before ___________. The Trustee, concurrently with such initial transfer, will deliver the Certificates to the Seller. Each Mortgage Loan transferred to the Trust will be identified on a schedule (the "Mortgage Loan Schedule") delivered to the Trustee pursuant to the Agreement. Such schedule will include information as to the Principal Balance of each Mortgage Loan as of the Cut-Off Date, as well as information with respect to the Loan Rate.

         The Agreement will require that, within the time period specified therein, the Seller will deliver to the Trustee (or a custodian, as the Trustee's agent for such purpose) the Mortgage Loans endorsed to the Trustee and the Related Documents. In lieu of delivery of original mortgages, if such original is not available, the Seller may deliver true and correct copies thereof.

         Under the terms of the Agreement, the Seller will promptly and in no event later than 30 days after the Closing Date prepare and record assignments of the mortgages related to each Mortgage Loan in favor of the

Trustee (unless opinions of counsel satisfactory to the Rating Agencies and the Certificate Insurer are delivered to the Trustee and the Certificate Insurer to the effect that recordation of such assignments is not required in the relevant jurisdictions to protect the interests of the Trustee in the Mortgage Loans). If the recording information with respect to any assignment of Mortgage is unavailable within 30 days of the Closing Date, such assignment will be prepared and recorded within 30 days after receipt of such information, but in no event later than one year after the Closing Date.

         Within 30 days of the Closing Date the Trustee will review the Mortgage Loans and the Related Documents pursuant to the Agreement and if any Mortgage Loan or Related Document is found to be defective in any material respect (a "Defective Mortgage Loan") and such defect is not cured within 90 days following notification thereof to the Seller and the Representative by the Trustee, the Representative will be obligated to either (i) cause an Eligible Substitute Mortgage Loan to be substituted for such Mortgage Loan; however, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify either REMIC as a REMIC or result in a prohibited transaction tax under the Code or (ii) purchase such Mortgage Loan at a price (the "Purchase Price") equal to the outstanding Principal Balance of such Mortgage Loan as of the date of purchase, plus unpaid interest thereon from the date interest was last paid or with respect to which interest was advanced and not reimbursed through the end of the calendar month in which the purchase occurred, computed at the Loan Rate, net of the Servicing Fee if the Representative is the Master Servicer, plus if the Representative is not the Master Servicer the amount of any unreimbursed Servicing Advances made by the Master Servicer. The Purchase Price will be deposited in the Collection Account on or prior to the next succeeding Determination Date after such obligation arises. The obligation of the Representative to repurchase or substitute for a Defective Mortgage Loan is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the Trustee or the Certificateholders.

         In connection with the substitution of an Eligible Substitute Mortgage Loan, the Representative will be required to deposit in the Collection Account on or prior to the next succeeding Determination Date after such obligation arises an amount (the "Substitution Adjustment") equal to the excess of the Principal Balance of the related Defective Mortgage Loan over the Principal Balance of such Eligible Substitute Mortgage Loan.

         An "Eligible Substitute Mortgage Loan" is a mortgage loan to be substituted for a Defective Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance after deducting all scheduled principal payments due in the month of such substitution (or in the case of a substitution of more than one Mortgage Loan for a Defective Mortgage Loan, an aggregate Principal Balance), not in excess of, and not more than 5% less than, the Principal Balance of the Defective Mortgage Loan; (ii) have a Loan Rate not less than the Loan Rate of the Defective Mortgage Loan and not more than 1% in excess of the Loan Rate of such Defective Mortgage Loan; (iii) have a mortgage of the same or higher level of priority as the mortgage relating to the Defective Mortgage Loan; (iv) have a remaining term to maturity not more than six months earlier and not later than the remaining term to maturity of the Defective Mortgage Loan; and (v) comply with each representation and warranty as to the Mortgage Loans set forth in the Agreement (deemed to be made as of the date of substitution).

         The Representative will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each Mortgage Loan (e.g., Cut-Off Date Principal Balance and the Loan Rate). In addition, the Representative will represent and warrant, on the Closing Date, that, among other things: (i) at the time of transfer to the Trust, the Seller has transferred or assigned all of its right, title and interest in each Mortgage Loan and the Related Documents, free of any lien; and
(ii) each Mortgage Loan complied, at the time of origination, in all material respects with applicable state and federal laws. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the Certificateholders or the Certificate Insurer in the related Mortgage Loan and Related Documents, the Representative will have a period of 60 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 60-day period, the Representative will be obligated to (i) cause an Eligible Substitute Mortgage Loan to be substituted for such Mortgage Loan or (ii) purchase such Mortgage Loan from the Trust. The same procedure and limitations that are set forth above for the substitution or purchase of Defective Mortgage Loans as a result of deficient documentation relating thereto will apply to the substitution or purchase of a Mortgage Loan as a result of a breach of a representation or warranty in the Agreement that materially and adversely affects the interests of the Certificateholders or the Certificate Insurer.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO COLLECTION ACCOUNT AND DISTRIBUTION ACCOUNT

         The Master Servicer will establish and maintain in the name of the Trustee a separate trust account (the "Collection Account") for the benefit of the holders of the Certificates. The Collection Account will be an Eligible Account (as defined herein). Subject to the investment provisions described in the following paragraphs, upon receipt by the Servicer of amounts in respect of the Mortgage Loans (excluding amounts representing the Servicing Fee, reimbursement for Monthly Advances and Servicer Advances and insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items and amounts in respect of interest due on or before _________ __, 199__), the Master Servicer will deposit, or cause the Sub-Servicer to deposit, such amounts in the Collection Account. Amounts so deposited may be invested in Eligible Investments (as described in the Agreement) maturing no later than one Business Day prior to the date on which the amount on deposit therein is required to be deposited in the Distribution Account or on such Distribution Date if approved by the Rating Agencies and the Certificate Insurer.

         The Trustee will establish an account (the "Distribution Account") into which will be deposited amounts withdrawn from the Collection Account for distribution to Certificateholders on each Distribution Date. The Distribution Account will be an Eligible Account. Amounts on deposit therein (other than Insured Payments) may be invested in Eligible Investments maturing on or before the Business Day prior to the related Distribution Date.

         An "Eligible Account" is a segregated account that is (i) maintained with a depository institution whose debt obligations at the time of any deposit therein have the highest short-term debt rating by the Rating Agencies and whose accounts are fully insured by either the Savings Association Insurance Fund ("SAIF") or the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation established by such fund with a minimum long-term unsecured debt rating of A2 by Moody's and A by Standard & Poor's, and which is any of (A) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (B) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (C) a national banking association duly organized, validly existing and in good standing under the federal banking laws, (D) a principal subsidiary of a bank holding company, and in each case of (A)-(D) above, approved in writing by the Certificate Insurer; (ii) a segregated trust account maintained with the corporate trust department of a federal or state chartered depository institution or trust company, having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity or (iii) otherwise acceptable to each Rating Agency and the Certificate Insurer as evidenced by a letter from each Rating Agency and the Certificate Insurer to the Trustee, without reduction or withdrawal of the then current ratings of the Certificates.

         Eligible Investments are specified in the Agreement and are limited to investments which meet the criteria of the Rating Agencies from time to time as being consistent with their then current ratings of the Certificates.

ADVANCES

         Not later than the close of business on the Determination Date for each Distribution Date, the Master Servicer will remit to the Trustee for deposit in the Collection Account an amount, to be distributed on the related Distribution Date, equal to the sum of the interest accrued on each Mortgage Loan through the related Due Date but not received by the Master Servicer or the applicable Sub-Servicer as of the close of business on the last day of the related Due Period (net of the Servicing Fee) (the "Monthly Advance"). Such obligation of the Master Servicer continues with respect to each Mortgage Loan until such Mortgage Loan becomes a Liquidated Mortgage Loan.

         In the course of performing its master servicing obligations, the Master Servicer will pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Properties, (ii) any enforcement or judicial proceedings, including foreclosures, and (iii) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related Mortgage. Each such expenditure will constitute a "Servicing Advance."

         The Master Servicer's right to reimbursement for Servicing Advances is limited to late collections on the related Mortgage Loan, including Liquidation Proceeds, released mortgaged property proceeds, Insurance Proceeds and such other amounts as may be collected by the Master Servicer or the applicable Sub-Servicer from the related Mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed. The Master Servicer's right to reimbursement for Monthly Advances is limited to late collections of interest on any Mortgage Loan and to Liquidation Proceeds and Insurance Proceeds on the related Mortgage Loan. The Master Servicer's right to such reimbursements is prior to the rights of Certificateholders.

         Notwithstanding the foregoing, the Master Servicer is not required to make any Monthly Advance or Servicing Advance if in the good faith judgment and sole discretion of the Master Servicer, the Master Servicer determines that such advance will not be ultimately recoverable from collections received from the Mortgagor in respect of the related Mortgage Loan or other recoveries in respect of such Mortgage Loan (a "Nonrecoverable Advance"). However, if any Servicing Advance or Monthly Advance is determined in good faith by the Master Servicer to be non-recoverable from such sources, the amount of such Non-Recoverable Advances may be reimbursed to the Master Servicer from other amounts on deposit in the Collection Account.

DISTRIBUTION DATES

         On each Distribution Date, the Holders of the Senior Certificates will be entitled to receive, from amounts then on deposit in the Distribution Account, to the extent of funds available therefor in accordance with the priority and in the amounts described below under "--Distributions," distributions in an aggregate amount equal to the sum of (a) the related Class Interest Distribution for each Class of Senior Certificates and (b) the Class A Principal Distribution for each Certificate Group. Distributions will be made
(i) in immediately available funds to holders of Class A Certificates holding Certificates the aggregate principal balance of which is at least $1,000,000, by wire transfer or otherwise, to the account of such Certificateholder at a domestic bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Trustee, or (ii) by check mailed to the address of the person entitled thereto as it appears on the register (the "Certificate Register") maintained by the Trustee as registrar (the "Certificate Registrar").

DEPOSITS TO THE DISTRIBUTION ACCOUNT

         No later than 11:00 a.m. (New York time) two Business Days prior to each Distribution Date, the following amounts in respect of a Loan Group and the related Due Period are required to be deposited into the Distribution Account and will constitute the "Available Funds" for the related Certificate Group for such Distribution Date: (i) scheduled and unscheduled payments of principal and interest on the Mortgage Loans in such Loan Group (net of amounts representing the Servicing Fee with respect to each Mortgage Loan in the related Loan Group and reimbursement for related Monthly Advances and Servicing Advances); (ii) Net Liquidation Proceeds and Insurance Proceeds with respect to the Mortgage Loans in such Loan Group (net of amounts applied to the restoration or repair of a Mortgaged Property); (iii) the Purchase Price for repurchased Defective Mortgage Loans with respect to the Mortgage Loans in such Loan Group and any related Substitution Adjustment Amounts; (iv) payments from the Servicer in connection with (a) Monthly Advances, (b) Prepayment Interest Shortfalls and (c) the termination of the Trust with respect to the Mortgage Loans in such Loan Group as provided in the Agreement; (v) any amounts paid under the Policy in respect of the related Certificate Group; (vi) transfers from the Initial Interest Coverage Account of funds for the payment of interest on the Class A Certificates; and (vii) in respect of the initial Distribution Date, an amount equal to the amount by which the related Certificate Group Principal Balance exceeds the aggregate Principal Balance of all Mortgage Loans in such Loan Group of the related Cut-Off Date.

DISTRIBUTIONS

         On each Distribution Date the Trustee will withdraw from the Distribution Account the sum of (a) the Available Funds with respect to the Group 1 Certificates and (b) the Available Funds with respect to the Group 2 Certificates (such sum, the "Amount Available"), and make the following disbursements and transfers as described below and to the extent of the Amount Available (except that amounts paid under the Policy will only be available for distribution to Holders of the Senior Certificates):

         A. With respect to the Group 1 Certificates, the Available Funds with respect to such Certificate Group in the following order of priority:

                  (i) to the Trustee, the Trustee fee for Loan Group 1 for such Distribution Date and to the Certificate Insurer, the amount owing to the Certificate Insurer under the Insurance Agreement for the premium payable in respect of the Group 1 Certificates;

                  (ii) concurrently to the Holders of the Class S, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates, an amount equal to the related Class Interest Distribution for such Distribution Date;

                  (iii) to the Holders of the Class A-6 Certificates, the product of (x) the applicable Priority Percentage and (y) the product of (A) the Pro-Rata Percentage and (B) the Class A Principal Distribution (other than the portion of the Class A Principal Distribution constituting Distributable Excess Spread), until the Class Principal Balance thereof is reduced to zero;

                  (iv) sequentially, to the Holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates, in that order, until the respective Class Principal Balance of each such Class is reduced to zero, the remaining Class A Principal Distribution (other than the portion of the Class A Principal Distribution constituting the Distributable Excess Spread) for such Distribution Date; and

                  (v) to the Certificate Insurer, the amount owing to the Certificate Insurer under the Insurance Agreement for reimbursement for prior draws made on the Policy in respect of the Group 1 Certificates.

         B. With respect to the Group 2 Certificates, the Available Funds with respect to such Certificate Group in the following order of priority:

                  (i) to the Trustee, the Trustee fee for Loan Group 2 for such Distribution Date and to the Certificate Insurer, the amount owing to the Certificate Insurer under the Insurance Agreement for the premium payable in respect of the Group 2 Certificates;

                  (ii) to the Holders of the Class A-7 Certificates, an amount equal to the Class Interest Distribution for the Class A-7 Certificates for such Distribution Date;

                  (iii) to the Holders of the Class A-7 Certificates, the related Class A Principal Distribution for the Class A-7 Certificates (other than the portion of the Class A Principal Distribution constituting the Distributable Excess Spread) for such Distribution Date; and

                  (iv) to the Certificate Insurer, the amount owing to the Certificate Insurer under the Insurance Agreement for reimbursement for prior draws made on the Policy in respect of the Group 2 Certificates.

         C. On any Distribution Date, to the extent Available Funds for a Certificate Group are insufficient to make the distributions specified in A or B above, Available Funds for the other Certificate Group remaining after making the distributions required to be made pursuant to A or B, as applicable, for such other Certificate Group shall be distributed to the extent of such insufficiency in accordance with the priorities for distribution set forth in the subclause above with respect to the Certificate Group experiencing such insufficiency.

         D. The related remaining Available Funds, up to the related Distributable Excess Spread for such Distribution Date as follows: (i) to the Holders of the Class A-6 Certificates, the product of (x) the applicable Priority Percentage, and (y) the product of (A) the Pro-Rata Percentage and (B) the Distributable Excess Spread, until the Class Principal Balance thereof is reduced to zero; and (ii) sequentially, to the Holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates, in that order, until the respective Class Principal Balance of each such Class is reduced to zero.

         E. To the Holders of the Class A-7 Certificates, to the extent of the related Available Funds remaining, the related Distributable Excess Spread for such Distribution Date, until the Class A-7 Principal Balance thereof is reduced to zero.

         F. After making the distributions referred to in subclauses A, B, C, D and E above, the Trustee shall make distributions in the following order of priority, to the extent of the balance of the Amount Available:

                  (i) (a) the excess of the related Distributable Excess Spread over the amount thereof distributed pursuant to subclause D above as follows: to the Holders of the Class A-6 Certificates, the product of
         (x) the applicable Priority Percentage, (y) the Pro-Rata Percentage and
         (z) such excess, until the Class Principal Balance thereof is reduced to zero; and (ii) sequentially, to the Holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates, in that order, until the Class Principal Balance of each such Class is reduced to zero, and (b) to the Holders of the Class A-7 Certificates, until the Class Principal Balance thereof is reduced to zero, the excess of the related Distributable Excess Spread for such Distribution Date over the amount distributed to such Certificateholders pursuant to subclause E above on such Distribution Date;

                  (ii) to the Master Servicer, the amount of any accrued and unpaid Servicing Fee;

                  (iii) to the Master Servicer, the amount of Nonrecoverable Advances not previously reimbursed;

                  (iv) to the Certificate Insurer, any other amounts owing to the Certificate Insurer under the Insurance Agreement;

                  (v) to the Holders of the Class A-7 Certificates, the Class A-7 Basis Risk Carryover Amount but only from and to the extent of remaining Excess Spread from Loan Group 2; and

                  (vi) to the Holders of one or more Classes of Certificates which are not offered hereby.

THE CERTIFICATE RATE

         The Certificate Rate for each class of Fixed Rate Certificates is set forth on the cover page hereof.

         The Certificate Rate for the Class A-7 Certificates for the first Distribution Date is ________% per annum. The Certificate Rate on any subsequent Distribution Date with respect to the Class A-7 Certificates will equal the lesser of (A) Class A-7 Formula Rate and (B) the Loan Group 2 Net Funds Cap for such Distribution Date. The "Class A-7 Formula Rate" is the sum of the Certificate Index as of the related LIBOR Determination Date plus _____ % (or _____% for each Distribution Date occurring after the Optional Termination Date.) The "Loan Group 2 Net Funds Cap" for any Distribution Date will equal the product of (x) 360/365 and (y) the difference between (A) the weighted average of the Loan Rates of the Loan Group 2 Mortgage Loans as of the first day of the related Due Period, weighted on the basis of the related Principal Balances as of such date and (B) the sum of (i) the Servicing Fee Rate and the rates at which the Trustee fee and the premium payable to the Certificate Insurer with respect to the Group 2 Certificates are calculated and (ii) commencing with the thirteenth Distribution Date, _____% per annum.

         With respect to each Distribution Date, the "Certificate Index" will equal the interbank offered rate for one-month United States dollar deposits in the London market as quoted on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of the related Interest Period. "Telerate Page 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Trustee after consultation with the Servicer), the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Trustee after consultation with the Servicer) as of 11:00 A.M., London time, on the day that is two LIBOR Business Days prior to the immediately preceding Distribution Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the sum of the Class Principal Balance of the Variable Rate Certificates then outstanding. The Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee after consultation with the Servicer, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the sum of the Class Principal Balances of the Variable Rate Certificates then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the prior Distribution Date. "LIBOR Business Day" means any day other than
(i) a Saturday or a Sunday or (i) a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

         The Certificate Rate on any Distribution Date for the Class S Certificates will equal the average of the Strip Rates, weighted on the basis of the Class Principal Balances of the related Classes of Group 1 Certificates immediately prior to such Distribution Date. The Strip Rates are as follows:

                     Class                              Strip Rate
                     ------                             ----------
                     A-1                                %
                     A-2                                %


                     A-3                                %
                     A-4                                %
                     A-5                                %
                     A-6                                %

         The "Interest Period" means, with respect to each Distribution Date and the Fixed Rate Certificates, the period from the first day of the calendar month preceding the month of such Distribution Date through the last day of such calendar month. Interest on the Fixed Rate Certificates in respect of any Distribution Date will accrue during the related Interest Period on the basis of a 360-day year consisting of twelve 30-day months.

         The "Interest Period" means, with respect to each Distribution Date and the Variable Rate Certificates, the period from the Distribution Date in the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, from the Closing Date) through the day before such Distribution Date. Interest on the Variable Rate Certificates in respect of any Distribution Date will accrue during the related Interest Period on the basis of a 360-day year and the actual number of days elapsed.

         The "Class A-7 Basis Risk Carryover Amount" as of any Distribution Date is equal to the sum of (A) if on such Distribution Date the Certificate Rate for the Class A-7 Certificates is based upon the Loan Group 2 Net Funds Cap, the excess of (i) the amount of interest the Class A-7 Certificates would otherwise be entitled to receive on such Distribution Date had such rate been calculated at the applicable Class A-7 Formula Rate for such Distribution Date over (ii) the amount of interest payable on the Class A-7 Certificates at the Loan Group 2 Net Funds Cap for such Distribution Date and (B) the Class A-7 Basis Risk Carryover Amount for all previous Distribution Dates not previously paid together with interest thereon at a rate equal to the applicable Class A-7 Formula Rate for such Distribution Date. The Policy does not cover the payment, nor do the ratings assigned to the Class A-7 Certificates address the likelihood of the payment, of any Class A-7 Basis Risk Carryover Amount.

INTEREST

         With respect to any Distribution Date, the amount of interest to be distributed on the Senior Certificates, to the extent of funds available therefor in accordance with the priorities described above under "--Distributions," is the sum of the Class Interest Distributions for each Class of Senior Certificates. For each Distribution Date and each class of Senior Certificates, the "Class Interest Distribution" is the sum of (a) interest for the related Interest Period at the related Certificate Rate on the related Class Principal Balance or, in the case of the Class S Certificates, the Notional Balance (the "Class Monthly Interest Distributable Amount") and (b) any Class Interest Carryover Shortfall for such Class of Senior Certificates for such Distribution Date. As to any Distribution Date and Class of Senior Certificates, "Class Interest Carryover Shortfall" is the sum of (i) the excess of the related Class Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Class Interest Carryover Shortfall with respect to such Class on such preceding Distribution Date, over the amount in respect of interest that is actually distributed to the Holders of such Class on such preceding Distribution Date plus (ii) one month's interest on such excess, to the extent permitted by law, at the related Certificate Rate. The interest entitlement described in (a) above will be reduced by such Class" pro rata share of Civil Relief Act Interest Shortfalls, if any, for such Distribution Date. Civil Relief Act Interest Shortfalls will not be covered by payments under the Policy. The Class Monthly Interest Distributable Amount does not include any Class A-7 Basis Risk Carryover Amount.

         On each Distribution Date, the Class Interest Distribution for each Class of Senior Certificates in a Certificate Group will be distributed on an equal priority and any shortfall in the amount required to be distributed as interest thereon to each such Class will be allocated between such Classes pro rata based on the amount that would have been distributed on each such Class in the absence of such shortfall.

PRINCIPAL

         "Class A Principal Distribution" means, with respect to any Distribution Date and Certificate Group, the sum of the related Class A Monthly Principal Distributable Amount for such Distribution Date and any Class A Principal Shortfall for such Distribution Date; provided, however, that the Class A Principal Distribution will not exceed the related Certificate Group Principal Balance. On any Distribution Date, the Class A Principal Distribution will be distributed as described below.

         "Class A Monthly Principal Distributable Amount" means, with respect to any Distribution Date and Certificate Group, to the extent of funds available therefor as described herein, the amount equal to the sum of the following amounts (without duplication) with respect to the immediately preceding Due Period (as defined below): (i) each payment of principal on a Mortgage Loan in the related Loan Group received by the Master Servicer or a Sub-Servicer during such Due Period, including all full and partial principal prepayments, (ii) the Principal Balance as of the end of the immediately preceding Due Period of each Mortgage Loan in the related Loan Group that became a Liquidated Mortgage Loan for the first time during the related Due Period, (iii) the portion of the Purchase Price allocable to principal of all repurchased Defective Mortgage Loans in the related Loan Group with respect to such Due Period, (iv) any Substitution Adjustment Amounts received on or prior to the previous Determination Date and not yet distributed with respect to the related Loan Group, (v) the amount, if any, required to be distributed on such Distribution Date to satisfy the required level of overcollateralization for the related Loan Group for such Distribution Date (the "Distributable Excess Spread") and (vi) with respect to the initial Distribution Date, the amount by which the related Certificate Group Principal Balance exceeds the aggregate Principal Balance of the Mortgage Loans in the related Loan Group as of the Cut-Off Date.

         If the required level of overcollateralization for a Certificate Group is reduced below the then existing amount of overcollateralization (described below) or if the required level of overcollateralization is satisfied, the amount of the Class A Monthly Principal Distributable Amount for such Certificate Group will be correspondingly reduced by the amount of such reduction or by the amount necessary such that the overcollateralization will not exceed the required level of overcollateralization after giving effect to the distribution in respect of principal to be made on such Distribution Date.

        "Class A Principal Shortfall Amount" means for any Distribution Date and Certificate Group, the amount, if any, by which the related Certificate Group Principal Balance exceeds the related Loan Group Principal Balance at the end of the related Due Period after giving effect to all distributions of the related Class A Monthly Principal Distributable Amount (exclusive of Distributable Excess Spread) and draws under the Policy for such Distribution Date.

         The application of Excess Spread to a Certificate Group as described below is intended to create overcollateralization to provide a source of additional cashflow to cover losses on the Mortgage Loans. If the amount of losses in a particular Due Period exceeds the amount of Excess Spread for the related Distribution Date, the amount distributed in respect of principal will be reduced. A draw on the Policy in respect of principal will not be made until the Certificate Group Principal Balance for a Certificate Group exceeds the aggregate Principal Balance of the Mortgage Loans in the related Loan Group. See "--The Policy" herein. Accordingly, there may be Distribution Dates on which Class A Certificateholders receive little or no distributions in respect of principal.

         On each Distribution Date following an Insurer Default, net losses realized in respect of Mortgage Loans as to which the Master Servicer has determined that all amounts which it expects to receive have been received will first reduce the amount of overcollateralization. In addition, on any Distribution Date if an Insurer Default has occurred and is continuing, the Class A Principal Distribution with respect to the Group 1 Certificates will be applied to the distribution of principal of each such Class outstanding on a pro rata basis in accordance with the Class Principal Balance of each such Class.

         The "Priority Amount" for any Distribution Date will equal the product of (i) the applicable Priority Percentage, and (ii) the product of (a) the percentage equivalent of a fraction, the numerator of which is the Class Principal Balance of the Class A-6 Certificates and the denominator of which is the Certificate Group Principal Balance of Certificate Group 1 (the "Pro-Rata Percentage") and (b) the Class A Principal Distribution for Certificate Group 1 for such Distribution Date. The "Priority Percentage" for any Distribution Date will be as follows:

                 Distribution Dates                                  Priority Percentage
                 ------------------                                  -------------------

                 ______________-___________________                           %
                 ______________-___________________                           %
                 ______________-___________________                           %
                 ______________-___________________                           %
                 __________________________________                           %

         "Due Period" means, (a) with respect to the first Determination Date
(i) for collections of principal the period from and including _________, 199__ through and including _______ __, 199__ and (ii) for collections of interest the period from and including __________, 199__ through and including ________ __, 199__ and (b) with respect to each Determination Date thereafter for collections of both interest and principal the period from and including the sixteenth day of the month preceding the month of such Determination Date to and including the fifteenth day of the month of such Determination Date.

         A "Liquidated Mortgage Loan," as to any Distribution Date, is a Mortgage Loan with respect to which the Master Servicer has determined, in accordance with the servicing procedures specified in the Agreement, as of the end of the preceding Due Period, that all Liquidation Proceeds which it expects to recover with respect to such Mortgage Loan (including the disposition of the related REO) have been received.

         "Excess Spread" means, with respect to any Distribution Date and Loan Group, the positive excess, if any, of (x) Available Funds (as defined herein) for the related Certificate Group for such Distribution Date over (y) the portion thereof required to be distributed pursuant to subclauses A and C with respect to the Group 1 Certificates and subclauses B and C with respect to the Group 2 Certificates, in each case as set forth under the heading "DESCRIPTION OF CERTIFICATES--Distributions" on such Distribution Date.

         An "Insurer Default" will occur in the event the Certificate Insurer fails to make a payment required under the Policy or if certain events of bankruptcy or insolvency occur with respect to the Certificate Insurer.

THE POLICY

         The following information has been supplied by the Certificate Insurer for inclusion in this Prospectus Supplement.

         The Certificate Insurer, in consideration of the payment of the premium and subject to the terms of the Policy, thereby unconditionally and irrevocably guarantees to any Owner that an amount equal to each full and complete Insured Payment will be received by [NAME OF TRUSTEE], or its successor, as trustee for the Owners (the "Trustee"), on behalf of the Owners from the Certificate Insurer, for distribution by the Trustee to each Owner of each Owner's proportionate share of the Insured Payment. The Certificate Insurer's obligations under the Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Insured Payments shall be made only at the time set forth in the Policy and no accelerated Insured Payments shall be made regardless of any acceleration of the Class A Certificates, unless such acceleration is at the sole option of the Certificate Insurer.

         Notwithstanding the foregoing paragraph, the Policy does not cover shortfalls, if any, attributable to the liability of the Trust, any REMIC or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability), any Civil Relief Act Interest Shortfalls or any Class A-7 Basis Risk Carryover Amount.

         The Certificate Insurer will pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of the order requiring the return of a preference payment, (ii) an opinion of counsel satisfactory to the Certificate Insurer that such order is final and not subject to appeal,
(iii) an assignment in such form as is reasonably required by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Owner relating to or arising under the Senior Certificates against the debtor that made such preference payment or otherwise with respect to such preference payment and (iv) appropriate instruments to effect the appointment of the Certificate Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Certificate Insurer, provided that if such documents are received after 12:00 noon, New York City time, on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owners and not any Owner directly unless such Owner has returned principal or interest paid on the Senior Certificates to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

         The Certificate Insurer will pay any other amount payable under the Policy no later than 12:00 noon, New York City time, on the later of the Distribution Date on which the related Deficiency Amount is due or the second Business Day following receipt in New York, New York on a Business Day by [________________________], as Fiscal Agent for the Certificate Insurer or any successor fiscal agent appointed by the Certificate Insurer (the "Fiscal Agent") of a Notice (as described below); provided that if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy, it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Certificate Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

         Insured Payments due under the Policy unless otherwise stated therein will be disbursed by the Fiscal Agent to the Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of such Insured Payment and legally available therefor.

         The Fiscal Agent is the agent of the Certificate Insurer only and the Fiscal Agent shall in no event be liable to the Owners for any acts of the Fiscal Agent or any failure of the Certificate Insurer to deposit or cause to be deposited, sufficient funds to make payments due under the Policy.

         As used in the Policy, the following terms shall have the following meanings:

         "Agreement" means the Pooling and Servicing Agreement, dated as of ________ __, 199__, among Avco ABS Receivables Corp., as Seller, Avco Financial Services Management Company, as Master Servicer and Representative, and the Trustee, as trustee, without regard to any amendment or supplement thereto unless such amendment or modification has been approved in writing by the Certificate Insurer.

         "Business Day" means any day other than a Saturday, a Sunday or a day on which the Certificate Insurer or banking institutions in New York City or the city in which either the corporate trust office of the Trustee under the Agreement is located are authorized or obligated by law or executive order to close.

         "Deficiency Amount" means for any Distribution Date the excess, if any, of (A) (i) Class Monthly Interest Distributable Amount for each Class of Senior Certificates (net of any Civil Relief Act Interest Shortfalls with respect to the related Loan Group) plus any Class Interest Carryover Shortfall for each Class of Senior Certificates and (ii) the Guaranteed Principal Amount over (B) Available Funds with respect to the related Loan Group (after giving effect to the cross-collateralization provisions in Section 5.01 (a)(iii) of the Agreement and without regard to any Insured Payments to be made as of such Distribution
Date). The Policy will not cover payment of any Class A-7 Basis Risk Carryover Amount.

         "Guaranteed Principal Amount" means for any Distribution Date (a) the amount, if any, by which the Certificate Group Principal Balance of each Certificate Group exceeds the related Loan Group Principal Balance at the end of the previous month (after giving effect to all distributions of principal on the related Class A Certificates on such Distribution Date) and (b) with respect to the Group 1 Certificates and the Group 2 Certificates, on the Distribution Date in _____ ___ (after giving effect to all other distributions of principal on the Group 1 Certificates and the Group 2 Certificates, respectively), an amount equal to the applicable Certificate Group Principal Balance.

         "Insured Payment" means (i) as of any Distribution Date, any Deficiency Amount and (ii) any Preference Amount.

         "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing (in the case of a telephonic notice) by telecopy, substantially in the form of Exhibit A attached to the Policy, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Payment which shall be due and owing on the applicable Distribution Date.

         "Owner" means each Holder (as defined in the Agreement) who, on the applicable Distribution Date, is entitled under the terms of the applicable Senior Certificates to payment thereunder.

         "Preference Amount" means any amount previously distributed to an Owner on the Senior Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

          Capitalized terms used in the Policy and not otherwise defined in the Policy shall have the respective meanings set forth in the Agreement as of the date of execution of the Policy, without giving effect to any subsequent amendment or modification to the Agreement unless such amendment or modification has been approved in writing by the Certificate Insurer.

         Any notice under the Policy or service of process on the Fiscal Agent may be made at the address listed below for the Fiscal Agent or such other address as the Certificate Insurer shall specify to the Trustee in writing.

         The notice address of the Fiscal Agent is ___________________________,
Attention: Municipal Registrar and Paying Agency, or such other address as the Fiscal Agent shall specify to the Trustee in writing.

         The Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

         The insurance provided by the Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

         The Policy is not cancelable for any reason. The premium on the Policy is not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the Class A Certificates.

OVERCOLLATERALIZATION PROVISIONS

         The Agreement requires that, on each Distribution Date, the Excess Spread will be applied on such Distribution Date as an accelerated payment of principal on the Class or Classes of Class A Certificates then entitled to a distribution of the Class A Principal Distribution. This has the effect of accelerating the amortization of the Class A Certificates in the related Certificate Group relative to the amortization of the Mortgage Loans in the related Loan Group.

         The required level of overcollateralization will be satisfied as of each Distribution Date when the aggregate of the Principal Balances of the Mortgage Loans in a Loan Group at the end of the previous Due Period exceeds the related Certificate Group Principal Balance after distribution of principal on the related Distribution Date by an amount specified in the Agreement. Thereafter, the level of overcollateralization necessary to satisfy the required level of overcollateralization may be increased or decreased from time to time based on the loss and delinquency experience of the Mortgage Loans in accordance with the provisions of the Agreement. In addition, the required level of overcollateralization may be decreased, in the sole discretion of the Certificate Insurer and with the prior consent of each Rating Agency, as low as zero, which would have the effect of reducing the amortization of the Class A Certificates below what it otherwise would have been.

CROSSCOLLATERALIZATION PROVISIONS

         Certain Available Funds with respect to each Loan Group will be available to cover certain shortfalls and to create overcollateralization with respect to the Class A Certificates relating to the other Loan Group as described above under the caption "--Distributions."

INITIAL INTEREST COVERAGE ACCOUNT

         On the Closing Date cash will be deposited in the Initial Interest Coverage Account, which account will be in the name of and maintained by the Trustee and will be part of the Trust. The amount on deposit in the Initial Interest Coverage Account, including reinvestment income thereon, will be used by the Trustee to fund, on the initial Distribution Date, the amount of interest accruing at the weighted average Certificate Rate of all Senior Certificates on the amount by which the aggregate Class Principal Balance of the Class A Certificates as of the Closing Date exceeds the Cut-Off Date Principal Balance of the Initial Mortgage Loans. Any amounts remaining in the Initial Interest Coverage Account after the initial Distribution Date and not needed for such purpose will be paid to the Seller and will not thereafter be available for distribution to the Holders of the Class A Certificates. The Initial Interest Coverage Account will terminate immediately following the first Distribution Date.

         Amounts on deposit in the Initial Interest Coverage Account will be invested in Eligible Investments. The Initial Interest Coverage Account will not be an asset of any REMIC.

FUNDING ACCOUNT

         On the Closing Date, it is expected that each Maximum Funding Amount of Subsequent Mortgage Loans will be transferred to the Trust for Loan Group 1 and Loan Group 2, respectively. See "DESCRIPTION OF THE

MORTGAGE LOANS--Conveyance of Subsequent Mortgage Loans." In the event that less than such amounts of Subsequent Mortgage Loans are transferred to the Trust for each Loan Group, respectively, an aggregate cash amount equal to the excess of the applicable Maximum Funding Amount over the aggregate Cut-Off Date Principal Balances of the related Subsequent Mortgage Loans for such Loan Groups, respectively, will be deposited by the Seller in an account which will be in the name of, and maintained by, the Trustee on behalf of the Trust (the "Funding Account"). Any amounts on deposit in the Funding Account in respect of each Loan Group will be transferred by the Trustee on the first Distribution Date into the Distribution Account, and will be distributed as a principal prepayment to Certificateholders of the related Certificate Group then entitled to distributions of principal. See "RISK FACTORS--The Subsequent Mortgage Loans" and "PREPAYMENT AND YIELD CONSIDERATIONS." Any reinvestment income earned on amounts on deposit in the Funding Account is required to be paid to the Seller. The Funding Account will terminate immediately after the first Distribution Date and will not be an asset of any REMIC.

REPORTS TO CERTIFICATEHOLDERS

         Concurrently with each distribution to Certificateholders, the Trustee will forward to each Certificateholder a statement setting forth, among other items:

                  (i) the aggregate amount of the distribution to each Class of Certificates on such Distribution Date;

                  (ii) the amount of the distribution set forth in paragraph (i) above in respect of interest and the amount thereof in respect of any Class Interest Carryover Shortfall, and the amount of any Class Interest Carryover Shortfall remaining;

                  (iii) the amount of the distribution set forth in paragraph
         (i) above in respect of principal and the amount thereof in respect of the Class A Principal Carryover Shortfall, and any remaining Class A Principal Carryover Shortfall;


                  (iv) the amount of Distributable Excess Spread for each Loan Group paid as principal;

                  (v) the Guaranteed Principal Amount for such Distribution
         Date;

                  (vi) the amount paid under the Policy for such Distribution Date in respect of the Class Interest Distribution of each Class of Senior Certificates and the portion of the Guaranteed Principal Amount paid to the Class A Certificates;

                  (vii) the Servicing Fee;

                  (viii) the Pool Principal Balance, the Loan Group 1 Principal Balance and the Loan Group 2 Principal Balance, in each case as of the close of business on the last day of the preceding Due Period;

                  (ix) the Certificate Group Principal Balance of each Certificate Group and Class Principal Balance of each Class of Class A Certificates in the Certificate Group after giving effect to payments allocated to principal above;

                  (x) the amount of overcollateralization relating to each Loan Group as of the close of business on the Distribution Date, after giving effect to distributions of principal on such Distribution Date;

                  (xi) the number and aggregate Principal Balances of the Mortgage Loans as to which the minimum monthly payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, as of the end of the preceding month;

                  (xii) the book value of any real estate which is acquired by the Trust through foreclosure or grant of deed in lieu of foreclosure;

                  (xiii) the amounts of net losses for such Due Period and the cumulative amount of net losses to date;

                  (xiv) the weighted average Loan Rate on the Mortgage Loans and specifying such weighted average Loan Rate for each Loan Group as of the first day of the month prior to the Distribution Date; and

                  (xv) the Certificate Rate on the Variable Rate Certificates for such Distribution Date.

         In the case of information furnished pursuant to clauses (ii) and (iii) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

         Within 60 days after the end of each calendar year, the Trustee will forward to each Person, if requested in writing by such Person, who was a Certificateholder during the prior calendar year a statement containing the information set forth in clauses (ii) and (iii) above aggregated for such calendar year.

FINAL SCHEDULED DISTRIBUTION DATE

         The Final Scheduled Distribution Date for each Class of Class A Certificates is set forth under "SUMMARY--Final Scheduled Distribution Dates" herein. The Final Scheduled Distribution Dates for the Class A Certificates (other than the Class A-5, Class A-6 and Class A-7 Certificates) are based on a 0% Prepayment Assumption with no Excess Spread used to make accelerated payments of principal to the holders of the related Class A Certificates and the assumptions set forth above under "PREPAYMENT AND YIELD CONSIDERATIONS--Weighted Average Lives." The Final Scheduled Distribution Date for the Class A-5, Class A-6 and Class A-7 Certificates is the ___th Distribution Date after the month of the latest maturing Mortgage Loan in either Loan Group. It is expected that the last actual Distribution Date for each Class of Class A Certificates will occur significantly earlier than such Final Scheduled Distribution Dates. See "PREPAYMENT AND YIELD CONSIDERATIONS."

SERVICING COMPENSATION, PAYMENT OF EXPENSES AND PREPAYMENT INTEREST SHORTFALLS

         With respect to each Due Period, the Master Servicer will receive from interest payments in respect of the Mortgage Loans a portion of such interest payments as a monthly Servicing Fee in the amount equal to_____% per annum (the "Servicing Fee Rate") on the Principal Balance of each Mortgage Loan as of the first day of each such Due Period. All assumption fees, late payment charges and other fees and charges, to the extent collected from borrowers, will be retained by the Master Servicer as additional servicing compensation. The Master Servicer will pay any fees due the Sub-Servicers from the Servicing Fee.

         The Master Servicer's right to reimbursement for unreimbursed Servicing Advances is limited to late collections on the related Mortgage Loan, including Liquidation Proceeds, released mortgaged property proceeds, Insurance Proceeds and such other amounts as may be collected by the Master Servicer from the related Mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed. The Master Servicer's right to reimbursement for unreimbursed Monthly Advances shall be limited to late collections of interest on any Mortgage Loan and to Liquidation Proceeds and Insurance Proceeds on the related Mortgage Loan. The Master Servicer's right to such reimbursements is prior to the rights of Certificateholders. However, if any Servicing Advance or Monthly Advance is determined by the Master Servicer to be non-recoverable from such sources, the amount of such non-recoverable advances may be reimbursed to the Master Servicer from other amounts on deposit in the Collection Account.

         Not later than the Determination Date, the Master Servicer is required to remit to the Trustee, without any right of reimbursement, an amount equal to, with respect to each Mortgage Loan as to which a principal prepayment in full was received during the related Due Period, the lesser of (a) the excess, if any, of the sum of 30 days" interest on the Principal Balance of such Mortgage Loan at the Loan Rate (or at such lower rate as may be in effect for such Mortgage Loan because of application of the Civil Relief Act) minus the sum of the Servicing Fees for such Mortgage Loan, over the amount of interest actually paid by the related Mortgagor in connection with such principal prepayment (with respect to all such Mortgage Loans, the "Prepayment Interest Shortfall") and (b) the sum of the Servicing Fees received by the Master Servicer in the most recently ended Due Period.

         Civil Relief Act Interest Shortfalls will not be covered by the Policy, although Prepayment Interest Shortfalls, after application of the Servicing Fee, will be so covered. The Servicer is not obligated to offset any of the Servicing Fee against, or to provide any other funds to cover, any Civil Relief Act Interest Shortfalls. See "RISK FACTORS--Payments on the Mortgage Loans" in this Prospectus Supplement.

EVIDENCE AS TO COMPLIANCE

         The Agreement provides for delivery on or before the last business day of the fifth month following the end of each fiscal year of the Master Servicer, beginning in 199__, to the Trustee, the Certificate Insurer and the Rating Agencies of an annual statement signed by an officer of the Master Servicer to the effect that the Master Servicer has fulfilled its material obligations under the Agreement throughout the preceding fiscal year, except as specified in such statement.

         On or before the last business day of the fifth month following the end of each fiscal year of the Master Servicer, beginning in 199__, the Master Servicer will furnish a report prepared by a firm of nationally recognized independent public accountants (who may also render other services to the Master Servicer or the Sub-Servicers) to the Trustee, the Certificate Insurer and the Rating Agencies to the effect that such firm has examined certain documents and the records relating to servicing of the Mortgage Loans under the Uniform Single Attestation Program for Mortgage Bankers and such firm's conclusion with respect thereto.

         The Master Servicer's fiscal year is the calendar year.

CERTAIN MATTERS REGARDING THE MASTER SERVICER

         The Agreement provides that the Master Servicer may not resign from its obligations and duties thereunder, except in connection with a permitted transfer of servicing, unless (i) such duties and obligations are no longer permissible under applicable law as evidenced by an opinion of counsel delivered to the Certificate Insurer or (ii) upon the satisfaction of the following conditions: (a) the Master Servicer has proposed a successor master servicer to the Trustee in writing and such proposed successor master servicer is reasonably acceptable to the Trustee; (b) the Rating Agencies have confirmed to the Trustee that the appointment of such proposed successor master servicer as the Master Servicer will not result in the reduction or withdrawal of the then current rating of the Certificates; and (c) such proposed successor master servicer is reasonably acceptable to the Certificate Insurer. No such resignation will become effective until the Trustee or a successor master servicer has assumed the Master Servicer's obligations and duties under the Agreement.

         The Master Servicer will enter into Sub-Servicing Agreements with the Originators pursuant to which each Originator will sub-service the Mortgage Loans originated or purchased by it. Notwithstanding any such arrangement, the Master Servicer will remain liable and obligated to the Trustee and the Certificateholders for the Master Servicer's duties and obligations under the Agreement, without any diminution of such duties and obligations and as if the Master Servicer itself were performing such duties and obligations.

         Any corporation into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Master Servicer shall be a party, or any corporation succeeding to the business of the Master Servicer shall be the successor of the Master Servicer under the Agreement, without the execution or filing of any paper or any further act on the part of any of the parties to the Agreement, anything in the Agreement to the contrary notwithstanding.

EVENTS OF DEFAULT

         "Events of Default" will consist of: (i) (A) any failure by the Master Servicer to make any required Monthly Advance or (B) any other failure of the Master Servicer to deposit in the Collection Account or the Distribution Account any deposit required to be made under the Agreement, which failure continues unremedied for three Business Days after payment was required to be made; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Agreement which, in each case, materially and adversely affects the interests of the Certificateholders or the Certificate Insurer and continues unremedied for 30 days after knowledge or the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the Certificate Insurer or Certificateholders evidencing at least 25% of the Voting Rights; (iii) any failure by the Master Servicer to make any required Servicing Advance, which failure continues unremedied for a period of 30 days after knowledge or the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the Certificate Insurer or Certificateholders evidencing at least 25% of the Voting Rights; and (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Master Servicer and certain actions by the Master Servicer indicating insolvency, reorganization or inability to pay its obligations.

        If any Monthly Advance is not made by 12:00 noon, New York City time, on the second Business Day preceding the applicable Distribution Date, the Trustee or a successor Master Servicer will immediately assume the duties of the Master Servicer.

         Upon removal or resignation of the Master Servicer, the Trustee will be the successor master servicer (the "Successor Master Servicer "). The Trustee, as Successor Master Servicer, will be obligated to make Monthly Advances and Servicing Advances unless it determines reasonably and in good faith that such advances would not be recoverable. If, however, the Trustee is unwilling or unable to act as Successor Master Servicer, or if the majority of Certificateholders (with the consent of the Certificate Insurer) or the Certificate Insurer so requests, the Trustee may appoint, or petition a court of competent jurisdiction to appoint, subject to the approval of the Certificate Insurer, any established mortgage loan servicing institution acceptable to the Certificate Insurer having a net worth of not less than $25,000,000 as the Successor Master Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer.

        In addition, the Certificate Insurer may terminate the Master Servicer upon the occurrence of a Trigger Event. Trigger Events will consist of, among other things, (i) any failure by the Master Servicer to pay when due any amount payable by it under the Agreement or the Insurance Agreement which results in a drawing under the Policy, (ii) failure of the Master Servicer to satisfy certain financial tests; and (iii) the loss and delinquency performance of the Mortgage Loans exceeding certain levels.

RIGHTS UPON AN EVENT OF DEFAULT

         So long as an Event of Default remains unremedied, either the Trustee, Certificateholders holding Certificates evidencing at least 51% of the Voting Rights in the Trust (with the consent of the Certificate Insurer) or the Certificate Insurer may terminate all of the rights and obligations of the Master Servicer under the Agreement and in and to the Mortgage Loans, whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Agreement and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution or other mortgage loan or home equity loan servicer with all licenses and permits required to perform its obligations under the Agreement and having a net worth of at least $25,000,000 and acceptable to the Certificate Insurer to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity unless prohibited by law. Such successor will be entitled to receive the same compensation that the Master Servicer would otherwise have received (or such lesser compensation as the Trustee and such successor may agree). A receiver or conservator for the Master Servicer may be empowered to prevent the termination and replacement of the Master Servicer if the only Event of Default that has occurred is an Insolvency Event.

AMENDMENT

         The Agreement may be amended from time to time by the Seller, the Master Servicer, the Representative and the Trustee and with the consent of the Certificate Insurer, but without the consent of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with any other provisions of the Agreement, to add to the duties of the Master Servicer to comply with any requirements imposed by the Internal Revenue Code or any regulation thereunder, or to add or amend any provisions of the Agreement as required by the Rating Agencies in order to maintain or improve any rating of the Senior Certificates (it being understood that, after obtaining the ratings in effect on the Closing Date, none of the Seller, the Trustee, the Certificate Insurer or the Master Servicer is obligated to obtain, maintain, or improve any such rating) or to add any other provisions with respect to matters or questions arising under the Agreement which shall not be inconsistent with the provisions of the Agreement, provided that such action will not, as evidenced by an opinion of counsel, materially and adversely affect the interests of any Certificateholder or the Certificate Insurer; provided, that any such amendment will not be deemed to materially and adversely affect the Certificateholders and no such opinion will be required to be delivered if the person requesting such amendment obtains a letter from the Rating Agencies stating that such amendment would not result in a downgrading of the then current rating of the Senior Certificates. The Agreement may also be amended from time to time by the Seller, the Master Servicer, the Representative and the Trustee, with the consent of Certificateholders holding Certificates evidencing at least 51% of the Voting Rights of each Class affected thereby (or 51% of all of the Voting Rights if all Classes are affected) and the Certificate Insurer, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Certificateholders, provided that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, collections of payments on the Certificates or distributions or payments under the Policy which are required to be made on any Certificate without the consent of the Certificateholder or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the holders of all Senior Certificates then outstanding.

TERMINATION; PURCHASE OF MORTGAGE LOANS

         The Trust will terminate on the Distribution Date following the later of (A) payment in full of all amounts owing to the Certificate Insurer unless the Certificate Insurer shall otherwise consent and (B) the earliest of (i) the Distribution Date on which the aggregate Class Principal Balance of the Class A Certificates has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Master Servicer of the Mortgage Loans, as described below and (iv) the Distribution Date in __________, on which date the Policy will be available to pay the Group Principal Balance of the outstanding Group 1 Certificates and the Group 2 Certificates.

         Subject to provisions in the Agreement concerning adopting a plan of complete liquidation, the Master Servicer may, at its option, terminate the Agreement on any Distribution Date following the Due Period during which the aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of the Principal Balances of the Initial Mortgage Loans and Subsequent Mortgage Loans as of the Cut-Off Date (the "Optional Termination Date") by purchasing all of the outstanding Mortgage Loans and REO Properties at a price equal to the sum of the outstanding Pool Balance (subject to reduction of the purchase price based in part on the appraised value of any REO Property included in the Trust if such appraised value is less than the Principal Balance of the related Mortgage Loan, as provided in the Agreement) and accrued and unpaid interest thereon at the weighted average of the Loan Rates through the end of the related Due Period together with all amounts due and owing to the Certificate Insurer.

         Any such purchase shall be accomplished by deposit into the Collection Account of the purchase price specified above.

OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS

         The Master Servicer has the option to purchase from the Trust any Mortgage Loan 90 days or more delinquent at a purchase price equal to the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such principal balance computed at the Loan Rate.

         Notwithstanding the foregoing, unless the Certificate Insurer consents, the Master Servicer may only exercise its option with respect to the Mortgage Loan or Mortgage Loans that have been delinquent for the longest period at the time of such repurchase. If the Certificate Insurer fails to respond to the Master Servicer 's request for consent within 10 Business Days after receipt thereof, the Master Servicer may repurchase the Mortgage Loan or Mortgage Loans proposed to be repurchased without the consent of, or any further action by, the Certificate Insurer.

VOTING RIGHTS

         Under the Agreement, the Voting Rights will be allocated as follows:
95% to the Class A Certificates; 2% to the Class S Certificates; and 1% to each of the Class X, Class R-1 and Class R-2 Certificates. Voting Rights allocated to the Class A Certificates will be allocated among such Classes in proportion to their respective Class Principal Balances. Voting Rights allocated to a Class of Certificates will be further allocated among the Certificates of such Class on the basis of their respective Percentage Interests. So long as no Certificate Insurer Default is continuing, the Certificate Insurer will be entitled to exercise the Voting Rights of the Senior Certificates.

THE TRUSTEE

         [Name of Trustee], a __________ banking association with its principal place of business in California, will be named Trustee pursuant to the Agreement.

         The Trustee may have banking relationships with the Seller and the Master Servicer.

         The Trustee may resign at any time, in which event the Representative will be obligated to appoint a successor Trustee, as approved by the Certificate Insurer. The Representative may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. Upon becoming aware of such circumstances, the Representative will be obligated to appoint a successor Trustee, as approved by the Certificate Insurer. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

         No holder of a Certificate will have any right under the Agreement to institute any proceeding with respect to the Agreement unless such holder previously has given to the Trustee written notice of default and unless Certificateholders evidencing at least 51% of the Voting Rights have made written requests upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding. The Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby.

                                 USE OF PROCEEDS

         The net proceeds to be received from the sale of the Certificates will be applied by the Seller to acquire the Mortgage Loans from the Originators, who in turn will use such net proceeds for general corporate purposes, including repayment of financing for the Mortgage Loans.

                         FEDERAL INCOME TAX CONSEQUENCES

         Separate elections will be made to treat certain assets of the Trust (exclusive of the Initial Interest Coverage Account and the Funding Account) as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code"). The Class A Certificates will be designated as "regular interests" in a REMIC. See "FEDERAL INCOME TAX CONSEQUENCES--Taxation of the REMIC and its Holders" in the Prospectus.

          The Class A Certificates generally will be treated as debt instruments issued by a REMIC for federal income tax purposes. Income on the Class A must be reported under an accrual method of accounting.

         The Class A Certificates may, depending on their issue price, be issued with original issue discount ("OID") for federal income tax purposes. In such event, holders of such Certificates will be required to include OID in income as it accrues under a constant yield method, in advance of the receipt of cash attributable to such income. The OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the Trustee intends to base its computation on Code
Section 1272(a)(6) and the OID Regulations as described in the Prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.

         The yield used to calculate accruals of OID with respect to the Class A Certificates with OID will be the original yield to maturity of such Certificates, determined by assuming that the Mortgage Loans in Loan Group 1 and Loan Group 2 will prepay in accordance with 120% and 125%, respectively, of the Prepayment Assumption. No representation is made as to the actual rate at which the Mortgage Loans will prepay.

         A reasonable application of the principles of the OID Regulations to the Variable Rate Certificates generally would be to report all income with respect to such Certificates as original issue discount for each period, computing such original issue discount (i) by assuming that the value of the Certificate Index will remain constant for purposes of determining the original yield to maturity of such Class of Certificates and projecting future distributions on such Certificates, thereby treating such Certificates as fixed rate instruments to which the original issue discount computation rules described in the Prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount with respect to such period.

         The Class A Certificates will be treated as regular interests in a REMIC under section 860G of the Code. Accordingly, the Class A Certificates will be treated as (i) assets described in section 7701(a)(19)(C) of the Code, and
(ii) "real estate assets" within the meaning of section 856(c)(5) of the Code, in each case to the extent described in the Prospectus. Interest on the Class A Certificates will be treated as interest on obligations secured by mortgages on real property within the meaning of section 856(c)(3)(B) of the Code to the same extent that the Class A Certificates are treated as real estate assets.
See "FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus.

BACKUP WITHHOLDING

         Certain Certificate Owners may be subject to backup withholding at the rate of 31% with respect to interest paid on the Class A Certificates if the Certificate Owners, upon issuance, fail to supply the Trustee or their broker with their taxpayer identification number, furnish an incorrect taxpayer identification number, fails to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fails to provide the Trustee or their broker with a certified statement, under penalty of perjury, that they are not subject to backup withholding.

         The Trustee will be required to report annually to the IRS, and to each Class A Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Class A Certificates (and the amount of interest withheld for federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Class A Certificateholder" of record is Cede, as nominee for DTC, Certificate Owners and the IRS will receive tax and other information including the amount of interest paid on such Certificates owned from Participants and Indirect Participants rather than from the Trustee. (The Trustee, however, will respond to requests for necessary information to enable Participants, Indirect Participants and certain other persons to complete their reports.) Each non-exempt Certificate Owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct Federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt Certificate Owner fail to provide the required certification, the Participants or Indirect Participants (or the Paying Agent) will be required to withhold 31% of the interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability. Such amounts will be deemed distributed to the affected Certificate Owner for all purposes of the Certificates, the Agreement and the Policy.

FEDERAL INCOME TAX CONSEQUENCES TO FOREIGN INVESTORS

         The following information describes the United States federal income tax treatment of holders that are not United States persons ("Foreign Investors"). The term "Foreign Investor" means any person other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any state or political subdivision thereof or (iii) an estate the income of which is includible in gross income for United States federal income tax purposes, regardless of its source or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

         The Code and Treasury regulations generally subject interest paid to a Foreign Investor to a withholding tax at a rate of 30% (unless such rate were changed by an applicable treaty). The withholding tax, however, is eliminated with respect to certain "portfolio debt investments" issued to Foreign Investors. Portfolio debt investments include debt instruments issued in registered form for which the United States payor receives a statement that the beneficial owner of the instrument is a Foreign Investor. The Class A Certificates will be issued in registered form, therefore if the information required by the Code is furnished (as described below) and no other exceptions to the withholding tax exemption are applicable, no withholding tax will apply to the Class A Certificates.

         For the Class A Certificates to constitute portfolio debt investments exempt from the United States withholding tax, the withholding agent must receive from the Certificate Owner an executed IRS Form W-8 signed under penalty of perjury by the Certificate Owner stating that the Certificate Owner is a Foreign Investor and providing such Certificate Owner's name and address. The statement must be received by the withholding agent in the calendar year in which the interest payment is made, or in either of the two preceding calendar years.

         A Certificate Owner that is a nonresident alien or foreign corporation will not be subject to United States federal income tax on gain realized on the sale, exchange, or redemption of such Class A Certificate, provided that (i) such gain is not effectively connected with a trade or business carried on by the Certificate Owner in the United States, (ii) in the case of a Certificate Owner that is an individual, such Certificate Owner is not present in the United States for 183 days or more during the taxable year in which such sale, exchange or redemption occurs and (iii) in the case of gain representing accrued interest, the conditions described in the immediately preceding paragraph are satisfied.

                                   STATE TAXES

         The Seller makes no representations regarding the tax consequences of purchase, ownership or disposition of the Class A Certificates under the tax laws of any state. Investors considering an investment in the Certificates should consult their own tax advisors regarding such tax consequences.

         All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Certificates.

                              ERISA CONSIDERATIONS

         Any Plan fiduciary which proposes to cause a Plan to acquire any of the Class A Certificates should consult with its counsel with respect to the potential consequences under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, of the Plans acquisition and ownership of such Certificates. See "ERISA CONSIDERATIONS" in the Prospectus.

         The U.S. Department of Labor has granted an administrative exemption to [Name of Underwriter]. (Prohibited Transaction Exemption _____; ___ Fed. Reg. _____ (199__)) (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which [Name of Underwriter] or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied. The Exemption will apply to the acquisition, holding and resale of the Class A Certificates by a Plan provided that certain conditions (certain of which are described below) are met.

         Among the conditions which must be satisfied for the Exemption to apply are the following:

         (1) The acquisition of the Class A Certificates by a Plan is on terms (including the price for such Certificates) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;

         (2) The rights and interests evidenced by the Class A Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

         (3) The Class A Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's, Moody's, or Duff & Phelps Credit Rating Co.;

         (4) The sum of all payments made to and retained by the Underwriters in connection with the distribution of the Class A Certificates represents not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Seller pursuant to the sale of the Mortgage Loans to the Trust represents not more than the fair market value of such Mortgage Loans; the sum of all payments made to and retained by the Master Servicer represent not more than reasonable compensation for the Master Servicer's services under the Agreement and reimbursement of the Master Servicer's reasonable expenses in connection therewith;

         (5) The Trustee is not an affiliate of the Underwriters, the Seller, the Master Servicer, the Certificate Insurer, the Representative, any borrower whose obligations under one or more Mortgage Loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust, or any of their respective affiliates (the "Restricted Group"); and

         (6) The Plan investing in the Class A Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

         It is expected that the Exemption will apply to the acquisition and holding of the Class A Certificates by Plans and that all conditions of the Exemption other than those within the control of the investors will be met.

         Any Plan fiduciary considering whether to purchase any Class A Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Class A Certificates, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions.

                         LEGAL INVESTMENT CONSIDERATIONS

         Although, as a condition to their issuance, the Group 1 Certificates will be rated in the highest rating category of the Rating Agencies, the Group 1 Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), because not all of the Mortgages securing the Mortgage Loans are first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans may not be legally authorized to invest in the Group 1 Certificates, which, because they evidence interests in a pool that includes junior mortgage loans, are not "mortgage related securities" under SMMEA. See "LEGAL INVESTMENT" in the Prospectus.

         The Group 2 Certificates will constitute "mortgage related securities" for purposes of SMMEA for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations. As such, the Group 2 Certificates will be legal investments for certain entities to the extent provided in SMMEA, subject to state laws overriding SMMEA. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage related securities. Furthermore, certain states have enacted legislation overriding the legal investment provisions of SMMEA. In addition, institutions whose activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage related securities.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in the underwriting agreement, dated _____ __, 199__ (the "Underwriting Agreement"), among the Seller, the Representative and the Underwriters named below (the "Underwriters"), the Seller has agreed to sell to the Underwriters and each of the Underwriters has severally agreed to purchase from the Seller the principal amount of Class A Certificates set forth below opposite their respective names.


                           Class A-1       Class A-2        Class A-3        Class A-4         Class A-5        Class A-6
Underwriter                Certificates    Certificates     Certificates     Certificates      Certificates     Certificates
-----------                ------------    ------------     ------------     ------------      ------------     ------------


[Name of Underwriter]..    $               $                $                $                 $                $

[Name of Underwriter]..    ____________    ____________     ____________     ____________      ____________     ____________

            Total......    $               $                $                $                 $                $

                                             Class A-7
Underwriter                                  Certificates

[Name of Underwriter]...............         $

[Name of Underwriter]...............         ____________

            Total...................         $


         The Seller has been advised that the Underwriters propose initially to offer the Class A Certificates to certain dealers at such price less a selling concession not to exceed the percentage of the Certificate denomination set forth below, and that the Underwriters may allow and such dealers may reallow a reallowance discount not to exceed the percentage of the Certificate denomination set forth below:



Class of Certificate        Selling Concession          Reallowance Discount
--------------------        ------------------          --------------------

Class A-1                           %                            %
Class A-2                           %                            %
Class A-3                           %                            %
Class A-4                           %                            %
Class A-5                           %                            %
Class A-6                           %                            %
Class A-7                           %                            %

         After the initial public offering, the public offering price, such concessions and such discounts may be changed.

         The Seller has been advised by the Underwriters that they presently intend to make a market in the Class A Certificates offered hereby; however, no Underwriter is obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for the Class A Certificates will develop.

         The Underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with the Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specific maximum. Syndicate covering transactions involve purchases of the Class A Certificates in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Class A Certificates originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Class A Certificates to be higher than it would otherwise be in the absence of such transaction.

         In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

         Neither the Seller nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Class A Certificates. In addition, neither the Seller nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

         The Underwriting Agreement provides that the Representative will indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

                                     EXPERTS

         The consolidated financial statements of [Certificate Insurer] as of December 31, 199__ and 199__ and for each of the three years in the period ended December 31, 199__, incorporated by reference in this Prospectus Supplement have been audited by [ ______________], independent accountants, as set forth in their report thereon, incorporated by reference herein in reliance upon the authority of such firm as experts in accounting and auditing.

                                  LEGAL MATTERS

         Certain legal matters with respect to the Class A Certificates will be passed upon for the Seller and Master Servicer by Stroock & Stroock & Lavan LLP, New York, New York, for the Underwriters by________________________ _______________, and for the Certificate Insurer by _________________.

                                     RATINGS

CERTIFICATES

         It is a condition to issuance that the Class A Certificates receive ratings of "AAA" by Standard & Poor's, "AAA" by Fitch and "Aaa" by Moody's.

         A securities rating addresses the likelihood of the receipt by Class A Certificateholders of distributions on the Mortgage Loans to which they are entitled. The rating takes into consideration the characteristics of the Mortgage Loans and the structural and legal aspects associated with the Class A Certificates. The ratings on the Class A Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans or the possibility that Class A Certificateholders might realize a lower than anticipated yield due to prepayments. The ratings do not address the likelihood of the payment of any Class A-7 Basis Risk Carryover Amount.

         The ratings assigned to the Class A Certificates will depend primarily upon the creditworthiness of the Certificate Insurer. Any reduction in a rating assigned to the claims-paying ability of the Certificate Insurer below the ratings initially assigned to the Class A Certificates may result in a reduction of one or more of the ratings assigned to the Class A Certificates.

         A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

CERTIFICATE INSURER

         Moody's Investors Service, Inc. ("Moody's") rates the claims paying ability of the Certificate Insurer "Aaa". Insurance companies rated Aaa offer exceptional financial security. While the financial strength of these companies is likely to change, such changes as can be visualized are most unlikely to impair their fundamentally strong position.

         Standard & Poor's Rating Services ("S&P") rates the claims paying ability of the Certificate Insurer "AAA". "AAA" is the highest rating assigned by S&P. Capacity to pay claims is extremely strong.

         Fitch Investors Service, L.P. ("Fitch") rates the claims paying ability of the Certificate Insurer "AAA". AAA is the highest claims paying ability. Risk factors are negligible.

                            INDEX OF PRINCIPAL TERMS

         Set forth below are the pages on which certain principal terms are first defined. Additional defined terms can be found in THE GLOSSARY OF TERMS beginning on page 93 of the Prospectus.



Terms                                                                       Page
-----                                                                       ----

Agreement......................................................................4
Amount Available..............................................................49
ARM............................................................................7
Available Funds...............................................................49
Balloon Loans..................................................................7
Balloon Payment................................................................7
Book-Entry Certificates.......................................................46
Business Day..................................................................56
Cede...........................................................................8
Cedel..........................................................................8
Certificate Group..............................................................5
Certificate Group Principal Balance............................................5
Certificate Index..............................................................9
Certificate Insurer...........................................................15
Certificate Owners............................................................46
Certificate Rate...............................................................5
Certificate Register..........................................................49
Certificate Registrar.........................................................49
Certificateholder.............................................................46
Certificates...................................................................1
Change Date....................................................................7
Chase..........................................................................8
Citibank.......................................................................8
Civil Relief Act..............................................................17
Civil Relief Act Interest Shortfalls..........................................17
Class..........................................................................1
Class A Certificates...........................................................1
Class A Monthly Principal Distributable Amount................................12
Class A Principal Distribution................................................53
Class A Principal Shortfall Amount............................................12
Class A-7 Formula Rate.........................................................9
Class Interest Carryover Shortfall............................................10
Class Interest Distribution...................................................52
Class Monthly Interest Distributable Amount...................................53
Class Principal Balance........................................................5
Class R-1.....................................................................63
Class R-2.....................................................................63
Closing Date...................................................................1
CLTV..........................................................................27
Code..........................................................................18
Collection Account............................................................48
Compensating Interest.........................................................22
CPR...........................................................................41


Cut-Off Date...................................................................4
Cut-Off Date Initial Pool Principal Balance....................................6
Cut-Off Date Loan Group 1 Initial Principal Balance...........................25
Cut-Off Date Loan Group 2 Initial Principal Balance...........................31
Cut-Off Date Principal Balance.................................................4
Defective Mortgage Loans......................................................12
Deficiency Amount.............................................................55
Determination Date............................................................16
Distributable Excess Spread...................................................53
Distribution Account..........................................................48
Distribution Date..............................................................3
DTC............................................................................8
Due Period....................................................................13
Eligible Account..............................................................48
Eligible Substitute Mortgage Loan.............................................47
ERISA.........................................................................65
Euroclear......................................................................8
European Depositaries..........................................................8
Events of Default.............................................................60
Excess Spread.................................................................14
Exemption.....................................................................65
Final Distribution Date.......................................................15
First Liens...................................................................21
Fiscal Agent..................................................................55
Fixed Rate Certificates........................................................5
Funding Account................................................................4
GAAP..........................................................................23
Gross Margin..................................................................24
Group 1 Certificates...........................................................5
Group 2 Certificates...........................................................3
Guaranteed Principal Amount...................................................56
Initial Interest Coverage Account..............................................4
Initial Mortgage Loans.........................................................3
Insured Payment...............................................................56
Insurer Default...............................................................54
Interest Period...............................................................52
LIBOR Business Day............................................................52
Lifetime Cap...................................................................7
Lifetime Floor.................................................................7
Liquidated Mortgage Loan......................................................54
Loan Group.....................................................................3
Loan Group 1...................................................................3
Loan Group 1 Initial Mortgage Loans............................................6
Loan Group 1 Principal Balance.................................................4
Loan Group 2...................................................................3
Loan Group 2 Initial Mortgage Loans............................................6
Loan Group 2 Net Funds Cap.....................................................9
Loan Group 2 Principal Balance.................................................4
Loan Group Principal Balance...................................................5
Loan Index.....................................................................7


Loan Rate......................................................................7
Master Servicer................................................................3
Maximum Funding Amount.........................................................3
Monthly Advance...............................................................16
Moody's.......................................................................19
Mortgage Loan Schedule........................................................46
Mortgage Loans.................................................................4
Mortgage Pool..................................................................3
Mortgaged Properties...........................................................4
Mortgagor.....................................................................25
Net Simple Interest Shortfall.................................................22
Nonrecoverable Advance........................................................49
Notice........................................................................56
Notional Balance..............................................................11
Optional Termination Date.....................................................17
Originators....................................................................6
Owner.........................................................................56
Percentage Interest...........................................................45
Periodic Cap...................................................................7
Plan..........................................................................18
Policy.........................................................................1
Pool Balance...................................................................4
Preference Amount.............................................................56
Prepayment Assumption.........................................................41
Prepayment Interest Shortfall.................................................17
Principal Balance..............................................................5
Priority Amount...............................................................13
Priority Percentage...........................................................13
Purchase Price................................................................47
Rating Agency.................................................................19
Record Date...................................................................10
Related Documents.............................................................46
Relevant Depositary...........................................................46
REMIC..........................................................................3
Representative.................................................................4
Restricted Group..............................................................66
SAP...........................................................................23
Seller.........................................................................3
Senior Certificates............................................................1
Servicing Advance.............................................................48
Servicing Fee.................................................................16
Servicing Fee Rate............................................................59
Simple Interest Loans.........................................................22
SMMEA.........................................................................18
Standard & Poor's.............................................................19
Strip Rates....................................................................9
Subsequent Mortgage Loans......................................................3
Sub-Servicer..................................................................12
Sub-Servicing Agreement........................................................6
Substitution Adjustment.......................................................47


Trust..........................................................................3
Trustee........................................................................4
Underwriters..................................................................67
Underwriting Agreement........................................................67
Variable Rate Certificates.....................................................5

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered Home Equity Loan Asset-Backed Certificates, Series 199_-_ (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Home Equity Loan Asset-Backed Certificates issues.

         Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors" interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Home Equity Loan Asset-Backed Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior Home Equity Loan Asset-Backed Certificates issues in same-day funds.

         Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC seller and Cedel or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

         Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

         Trading between Cedel or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         (a) S-borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

         (b) S-borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

         (c) S-staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

          A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers" securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

         Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owners or his agent.

         Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

         The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

         No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Prospectus Supplement or the Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Seller or the Underwriters. This Prospectus Supplement and the Prospectus do not constitute an offer of any securities other than those to which they relate or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to their respective dates.

PROSPECTUS

                            ASSET-BACKED CERTIFICATES
                               ASSET-BACKED NOTES
                              (ISSUABLE IN SERIES)
                            ------------------------
                           AVCO ABS RECEIVABLES CORP.
                                    (SELLER)
                   AVCO FINANCIAL SERVICES MANAGEMENT COMPANY
                                (MASTER SERVICER)
                          AVCO FINANCIAL SERVICES, INC.
                                (REPRESENTATIVE)
                            ------------------------


        The Asset-Backed Certificates (the "Certificates") and the Asset-Backed Notes (the "Notes" and, collectively with the Certificates, the "Securities") described herein may be sold from time to time in one or more series (each, a "Series") in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). Each series (each a "Series") of Securities will include either one or more classes of Certificates or, if Notes are issued as part of a Series, one or more Classes of Notes and one or more Classes of Certificates, as set forth in the related Prospectus Supplement. Certain capitalized terms used herein are defined in "GLOSSARY OF TERMS" beginning on page 93.

        SEE "RISK FACTORS" BEGINNING ON PAGE 19 FOR MATERIAL RISKS TO BE CONSIDERED IN PURCHASING THE SECURITIES.


        The Certificates of a Series will evidence undivided interests in certain assets deposited into a trust (each, a "Trust Fund") by Avco ABS Receivables Corp. (the "Seller") pursuant to a Pooling and Servicing Agreement or a Trust Agreement, as described herein. The Notes of a Series will be issued and secured pursuant to an Indenture and will represent indebtedness of the related Trust Fund. The Trust Fund for a Series of Securities will include (a) Primary Assets, which may include one or more pools of closed-end home equity loans (the "Home Equity Loans"), secured by first or second mortgages on one- to four-family residential or mixed use properties, (b) certain monies received or due thereunder on or after the date specified in the related Prospectus Supplement (the "Cut-off Date") net of certain amounts payable to Avco Financial Services Management Company, as master servicer (the "Master Servicer") of the Home Equity Loans, (c) if specified in the related Prospectus Supplement, funds on deposit in one or more pre-funding accounts and/or capitalized interest accounts and (d) reserve funds, letters of credit, surety bonds, insurance policies or other forms of credit support as described herein and in the related Prospectus Supplement. Amounts on deposit in a pre-funding account for any Series will be used to purchase additional Home Equity Loans during the funding period specified in the related Prospectus Supplement in the manner specified therein. The amount initially deposited in a pre-funding account for a Series of Securities will not exceed fifty percent of the aggregate principal amount of such Series of Securities.

        Each Series of Securities will be issued in one or more classes (each, a "Class"). Interest on and principal of the Securities of a Series will be payable on the date or dates specified in the related Prospectus Supplement (each, a "Distribution Date"), at the times, at the rates, in the amounts and in the order of priority set forth in the related Prospectus Supplement.

        If a Series includes multiple Classes, such Classes may vary with respect to the amount, percentage (which may be 0%) and timing of distributions of principal, interest or both and one or more Classes may be subordinated to other Classes with respect to distributions of principal, interest or both as described herein and in the related Prospectus Supplement. The Primary Assets and other assets comprising the Trust Fund may be divided into one or more Asset Groups and each Class of the related Series will evidence beneficial ownership of the corresponding Asset Group, as applicable.

        The Seller, the Master Servicer, or such other entity that is specified in the related Prospectus Supplement, may, at its option, cause an early termination of one or more Classes of Securities by purchasing all or part of the Primary Assets remaining in the Trust Fund on or after a specified date, or on or after such time as the aggregate principal balance of the Securities of the Series or the Primary Assets relating to such Series, as specified in the related Prospectus Supplement, is less than the amount or percentage, not more than 25%, specified in the related Prospectus Supplement. See "DESCRIPTION OF THE SECURITIES--Optional Redemption, Purchase or Termination."

        The rate of reduction of the aggregate principal balance of each Class of a Series may depend principally upon the rate of payment (including prepayments) with respect to the Home Equity Loans. A rate of prepayment lower or higher than anticipated will affect the yield on the Securities of a Series in the manner described herein and in the related Prospectus Supplement. Under certain limited circumstances described herein and in the related Prospectus Supplement, a Series of Securities may be subject to termination or redemption.

        If specified in the related Prospectus Supplement, one or more elections may be made to treat certain assets comprising the Trust Fund for a Series as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. See "FEDERAL INCOME TAX CONSEQUENCES."

        There currently is no secondary market for the Securities. There can be no assurance that any such market will develop or, if it does develop, that it will continue.

                     ---------------------------------------

 NOTES OF A GIVEN SERIES REPRESENT OBLIGATIONS OF, AND CERTIFICATES OF A SERIES
    EVIDENCE BENEFICIAL INTERESTS IN, THE RELATED TRUST FUND ONLY AND ARE NOT
      GUARANTEED BY ANY GOVERNMENTAL AGENCY OR BY THE SELLER, THE TRUSTEE,
      THE MASTER SERVICER, THE REPRESENTATIVE OR BY ANY OF THEIR RESPECTIVE
       AFFILIATES OR, UNLESS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS
         SUPPLEMENT, BY ANY OTHER PERSON OR ENTITY. THE ONLY OBLIGATIONS
          OF THE REPRESENTATIVE AND THE ORIGINATORS WITH RESPECT TO ANY
                SERIES OF SECURITIES WILL BE PURSUANT TO CERTAIN
                    REPRESENTATIONS AND WARRANTIES SET FORTH
                      IN THE RELATED AGREEMENT AS DESCRIBED
                       HEREIN OR IN THE RELATED PROSPECTUS
                                   SUPPLEMENT.
                     ---------------------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                  PROSPECTUS OR THE PROSPECTUS SUPPLEMENT. ANY
                       REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.
                     ---------------------------------------

        Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of securities offered hereby unless accompanied by a Prospectus Supplement.

        The date of this Prospectus is ____________, 199__.

                              PROSPECTUS SUPPLEMENT

        The Prospectus Supplement relating to a Series of Securities to be offered hereunder will, among other things, set forth with respect to such Series of Securities: (i) the aggregate principal amount, interest rate, and authorized denominations of each Class of such Securities; (ii) certain information concerning the Primary Assets; (iii) the terms of any Enhancement (as defined herein) with respect to such Series; (iv) the terms of any insurance related to the Primary Assets; (v) information concerning any other assets in the related Trust Fund, including any Reserve Fund; (vi) the Final Scheduled Distribution Date (as defined herein) of each Class of such Securities; (vii) the method to be used to calculate the amount of interest and principal required to be applied to the Securities of each Class of such Series on each Distribution Date, the timing of the application of interest and principal and the order of priority of the application of such interest and principal to the respective Classes and the allocation of interest and principal to be so applied; (viii) the Distribution Dates and any Assumed Reinvestment Rate (as defined herein); (ix) the amount, if any, deposited in the Pre-Funding Account (as defined herein) available to purchase additional Home Equity Loans, the length of the Pre-Funding Period (as defined herein) and the criteria for determining which additional Home Equity Loans may become part of the Trust Fund; (x) additional information with respect to the plan of distribution of such Securities; and (xi) whether one or more REMIC elections will be made with respect to some or all of the Trust Fund for such Series and if so, the designation of the Securities offered hereunder as regular interests or residual interests in a REMIC.

                               REPORTS TO HOLDERS

        Periodic and annual reports concerning the related Trust Fund for a Series of Securities are required under the related Agreements to be forwarded to Holders. Unless otherwise specified in the related Prospectus Supplement, such reports will not be examined and reported on by an independent public accountant. If so specified in the Prospectus Supplement for a Series of Securities, such Series or one or more Classes of such Series will be issued in book-entry form. In such event, (i) owners of beneficial interests in such Securities will not be considered "Holders" under the Agreements and will not receive such reports directly from the related Trust Fund; rather, such reports will be furnished to such owners through the participants and indirect participants of the applicable book-entry system and (ii) references herein to the rights of "Holders" shall refer to the rights of such owners as they may be exercised indirectly through such participants. See "THE AGREEMENTS--Reports to Holders."

                              AVAILABLE INFORMATION

        The Seller has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement relating to each Series of Securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Office located as follows, Midwest Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and Northeast Regional Office, Seven World Trade Center, New York, New York 10048. The Commission maintains an Internet Web site that contains reports, proxy and information statements and other information regarding the registrants that file electronically with the Commission, including the Seller. The address of such Internet Web site is (http://www.sec.gov).

        Each Trust Fund will be required to file certain reports with the Commission pursuant to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Seller and the Representative intend to cause each Trust Fund to suspend filing such reports if and when such reports are no longer required under the Exchange Act.

        No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        All documents subsequently filed by or on behalf of the Trust Fund referred to in the accompanying Prospectus Supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Prospectus and prior to the termination of any offering of the Securities issued by such Trust Fund shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

        The Representative on behalf of any Trust Fund will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to Chief Financial Officer, Avco Financial Services, Inc., 600 Anton Boulevard, Costa Mesa, CA 92626 (telephone: (714) 435-1200; facsimile: (714) 445-7875).

                                SUMMARY OF TERMS

        The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Securities contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Securities of such Series. Capitalized terms used and not otherwise defined herein or in the related Prospectus Supplement shall have the meanings set forth in the "GLOSSARY OF TERMS" beginning on page __.

SECURITIES OFFERED..........    Asset-Backed Certificates (the "Certificates")
                                and Asset-Backed Notes (the "Notes").
                                Certificates are issuable from time to time in Series pursuant to a Pooling and Servicing
                                Agreement or Trust Agreement. Each Certificate of a Series will evidence an interest in the Trust Fund for such Series, or in an Asset Group specified in the related Prospectus Supplement.
                                Notes are issuable from time to time in a Series pursuant to an Indenture. Each Series of Securities will consist of one or more Classes, one or more of which may be Classes of Compound
                                Interest Securities, Planned Amortization Class
                                ("PAC") Securities, Variable Interest
                                Securities, Zero Coupon Securities, Principal
                                Only Securities, Interest Only Securities,
                                Senior Securities or Subordinate Securities
                                (each of which is generally described in the "GLOSSARY OF TERMS"). Each Class may differ in, among other things, the amounts allocated to and the priority of principal and interest payments, Final Scheduled Distribution Dates, Distribution
                                Dates and interest rates. The Securities of each Class will be issued in fully registered form in the denominations specified in the related
                                Prospectus Supplement. If so specified in the related Prospectus Supplement, the Securities or certain Classes of such Securities offered thereby may be available in book-entry form only. The related Prospectus Supplement will set forth whether there will be an application to list any Class of Securities on an exchange or to quote the securities in the automated quotation system of a registered securities association.

ISSUER......................    The Trust Fund created pursuant to the
                                applicable Pooling and Servicing Agreement or Trust Agreement, as applicable.

SELLER......................    Avco ABS Receivables Corp., a Nevada
                                corporation, with its principal executive offices located at 1727-B Charleston, Las Vegas,
                                Nevada 89104, and a telephone number of (702)
                                474-6282. See "THE SELLER."

MASTER SERVICER.............    Avco Financial Services Management Company, a
                                Delaware corporation with its principal
                                executive offices located at 600 Anton
                                Boulevard, Costa Mesa, California 92626, and a telephone number of (714) 445-1200. See "THE
                                MASTER SERVICER."

REPRESENTATIVE..............    Avco Financial Services, Inc., a Delaware
                                corporation with its principal executive offices located at 600 Anton Boulevard, Costa Mesa,
                                California 92626 and a telephone number of (714)
                                435-1200. See "THE REPRESENTATIVE."

ORIGINATORS AND
SUB-SERVICERS...............    The Home Equity Loans will be originated or
                                acquired by affiliates of the Representative and the Master Servicer (each such affiliate, an "Originator") and sold by such Originators to the Seller. Each Originator (or such other entity, if any, specified in the related
                                Prospectus Supplement) will sub-service the Home
                                Equity Loans originated or purchased by it pursuant to separate sub-servicing agreements
                                (each a "Sub-Servicing Agreement") between the Master Servicer and the applicable Originator.

INTEREST PAYMENTS...........    Interest payments on the Securities of a Series
                                entitled by their terms to receive interest will be made on each Distribution Date, to the extent set forth in, and at the applicable rate specified in (or determined in the manner set forth in), the related Prospectus Supplement.
                                The interest rate on Securities of a Series may be variable or change with changes in the rates of interest on the related Home Equity Loans and/or as prepayments occur with respect to such Home Equity Loans. Interest Only Securities may be assigned a "Notional Amount" which is used solely for convenience in expressing the calculation of interest and for certain other purposes and does not represent the right to receive any distributions allocable to principal. Principal Only Securities may not be entitled to receive any interest payments or may be entitled to receive only nominal interest payments. Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. See
                                "DESCRIPTION OF THE SECURITIES--Payments of
                                Interest."

PRINCIPAL PAYMENTS..........    All payments of principal of a Series of
                                Securities will be made in an aggregate amount determined as set forth in the related
                                Prospectus Supplement and will be paid at the times and will be allocated among the Classes of such Series in the order and amounts, and will be applied either on a pro rata or a random lot basis among all Securities of any such Class, all as specified in the related Prospectus
                                Supplement.

FINAL SCHEDULED
 DISTRIBUTION DATE
 OF THE SECURITIES..........    The Final Scheduled Distribution Date with
                                respect to each Class of Notes is the date no later than the date on which principal thereof will be fully paid and with respect to each Class of Certificates is the date after which no Certificates of such Class are expected to remain outstanding, in each case calculated on the basis of the assumptions applicable to such Series described in the related Prospectus Supplement. The Final
                                Scheduled Distribution Date of a Class may equal the maturity date of the Primary Asset in the related Trust Fund which has the latest stated maturity or will be determined as described herein and in the related Prospectus Supplement.

                                The actual final Distribution Date of the Securities of a Series will depend primarily upon the rate of payment (including prepayments, liquidations due to default, the receipt of proceeds from casualty insurance policies and repurchases) of the Home Equity Loans in the related Trust Fund. In general, the actual final Distribution Date of any Security is likely to occur earlier and may occur substantially earlier or, with respect to a Class of Certificates, may occur later than its Final Scheduled Distribution Date as a result of the application of prepayments to the reduction of the principal balances of the Securities and as a result of defaults on the Primary Assets. The rate of payments on the Home Equity Loans, in the Trust Fund for a Series will depend on a variety of factors, including certain characteristics of such Home Equity Loans and the prevailing level of interest rates from time to time, economic, demographic, tax and legal factors and servicing decisions. No assurance can be given as to the actual prepayment experience with respect to a Series. See "RISK FACTORS--Yield May Vary" and "DESCRIPTION OF THE SECURITIES--Weighted Average Life of the Securities."

OPTIONAL TERMINATION........    The Seller, the Master Servicer, or such other
                                entity that is specified in the related
                                Prospectus Supplement, may, at its option, cause an early termination of one or more Classes of Securities by purchasing all or part of the Primary Assets remaining in the Trust Fund on or after a specified date, or on or after such time as the aggregate principal balance of the Securities of the Series or the Primary Assets relating to such Series, as specified in the related Prospectus Supplement, is less than the amount or percentage, not more than 25%, specified in the related Prospectus Supplement.
                                See "DESCRIPTION OF THE SECURITIES--Optional
                                Redemption, Purchase or Termination."


SECURITIES INVOLVE
RISKS......................     An investment in the Securities of any Series
                                involves material risks and should only be considered by investors which, either alone or together with their investment advisors, have the ability to understand such risks. See "RISK
                                FACTORS" beginning on page 19 herein.

THE TRUST FUND..............    The Trust Fund for a Series of Securities will
                                consist of one or more of the assets described below, as described in the related Prospectus
                                Supplement.

A. PRIMARY ASSETS..........     The Primary Assets for a Series may consist of
                                any combination of the following assets, to the extent and as specified in the related
                                Prospectus Supplement.

HOME EQUITY
LOANS...................        Primary Assets for a Series will consist, in
                                whole or in part, of "closed-end" home equity loans secured by first or second mortgages (the
                                "Home Equity Loans"). The Home Equity Loans may, as specified in the related Prospectus
                                Supplement, have various payment
                                characteristics, including balloon or other irregular payment features, and may accrue interest at a fixed rate or an adjustable rate.
                                Some Home Equity Loans may be delinquent or non-performing as specified in the related
                                Prospectus Supplement. The Home Equity Loans will be originated or acquired by the Originators in the ordinary course of their business. The Home Equity Loans will be nonconventional loans. Additional Home Equity
                                Loans may be periodically added to the Trust
                                Fund, or may be removed from time to time if certain asset tests are met, all as described herein under "THE TRUST FUNDS" and in the related Prospectus Supplement.

                                The Home Equity Loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a Mortgaged Property, which may be subordinated to one or more senior liens on such Mortgaged Property, as described herein under "THE TRUST FUNDS" and in the related Prospectus Supplement.

                                The related Prospectus Supplement will describe certain characteristics of the Home Equity Loans for a Series, including, without limitation, and to the extent relevant: (a) the aggregate unpaid principal balance of the Home Equity Loans; (b) the range and weighted average Home Equity Loan Rate on the Home Equity Loans and in the case of adjustable rate Home Equity Loans, the range and weighted average of the Current Home Equity Loan Rates and the Lifetime Rate Caps, if any; (c) the range and the average outstanding principal balance of the Home Equity Loans; (d) the weighted average original and remaining term-to-stated maturity of the Home Equity Loans and the range of original and remaining terms-to-stated maturity, if applicable; (e) the range of Combined Loan-to-Value Ratios of the Home Equity Loans, computed in the manner described in the related Prospectus Supplement;
                                (f) the percentage (by principal balance as of the Cut-off Date) of Home Equity Loans that accrue interest at adjustable or fixed interest rates; (g) any enhancement relating to the Home Equity Loans;
                                (h) the geographic distribution of the Mortgaged Properties securing the Home Equity Loans; (i) the use and type of each Mortgaged Property securing a Home Equity Loan; (j) the lien priority of the Home Equity Loans; and (k) the delinquency status and year of origination of the Home Equity Loans.

B. COLLECTION, CERTIFICATE
   AND DISTRIBUTION
   ACCOUNTS.................    All payments on or with respect to the Primary
                                Assets for a Series, net of amounts permitted to be retained by the Master Servicer or Sub-Servicer pursuant to the Agreement, will be remitted by the Master Servicer or Sub-Servicer directly to an account (the "Collection Account" or the "Certificate Account") to be established for such Series. The Trustee will be required to apply a portion of the amount in the Collection
                                Account or the Certificate Account, to the payment of certain amounts payable to the Master
                                Servicer or Sub-Servicer under the related
                                Agreement and any other person specified in the Prospectus Supplement, and to deposit a portion of the amount in the Collection Account into one or more separate accounts (each, a "Distribution
                                Account") to be established for such Series, each in the manner and at the times established in the related Prospectus Supplement. All amounts deposited in such Distribution Account
                                (or, if there is no Distribution Account, amounts remaining in the Certificate Account) will be available for (i) application to the payment of principal of and interest on such Series of Securities (or such Class or Classes specified in the related Prospectus Supplement) on the next Distribution Date, (ii) the making of adequate provision for future payments on certain Classes of Securities and (iii) any other purpose specified in the related
                                Prospectus Supplement. After applying the funds in the Collection Account or the Certificate
                                Account as described above, any funds remaining in such Accounts may be paid over to the Master
                                Servicer, the Sub-Servicer, the Seller, any provider of Enhancement with respect to such Series (an "Enhancer") or any other person entitled thereto in the manner and at the times established in the related Prospectus
                                Supplement.

C. PRE-FUNDING AND
   CAPITALIZED
   INTEREST ACCOUNTS........    A Trust Fund may include one or more segregated
                                trust accounts (each, a "Pre-Funding Account") for the related Series. On the closing date for such a Series, a portion of the proceeds of the sale of the Securities of such Series (such amount, the "Pre-Funded Amount") will be deposited in the Pre-Funding Account and may be used to purchase additional Primary Assets during the period of time, not to exceed six months, specified in the Agreement and described in the related Prospectus Supplement (the
                                "Pre-Funding Period").

                                The Primary Assets to be so purchased will be required to have certain characteristics specified in the related Prospectus Supplement. If any Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Pre-Funding Period, such amount will be applied in the manner specified in the related Prospectus Supplement to prepay the Classes of Notes and/or the Certificates of the applicable Series specified in the related Prospectus Supplement. The amount initially deposited in a Pre-Funding Account for a Series of Securities will not exceed fifty percent of the aggregate principal amount of such Series of Securities. If a Pre-Funding Account is established, one or more segregated trust accounts (each, a "Capitalized Interest Account") may be established for the related Series. On the closing date for such Series, a portion of the proceeds of the sale of the Securities of such Series may be deposited in the Capitalized Interest Account and used to fund the excess, if any, of (x) the sum of (i) the amount of interest accrued on the Classes of Securities of such Series specified in the related Prospectus Supplement and (ii) if specified in the related Prospectus Supplement, certain fees or expenses during the Pre-Funding Period such as Trustee fees and credit enhancement fees, over (y) the amount of interest available therefor from the Primary Assets in the Trust Fund. If so specified in the related Prospectus Supplement, amounts on deposit in the Capitalized Interest Account may be released to the Seller prior to the end of the Pre-Funding Period subject to the satisfaction of certain tests specified in the related Prospectus Supplement. Any amounts on deposit in the Capitalized Interest Account at the end of the Pre-Funding Period that are not necessary for such purposes will be distributed to the person specified in the related Prospectus Supplement.

SPECIAL PAYMENT FEATURES....    A portion of the aggregate principal balance of
                                the Home Equity Loans at any time may be "balloon loans" that provide for the payment of the unamortized principal balance of such Home
                                Equity Loan in a single payment at maturity
                                ("Balloon Loans"). Such Balloon Loans provide for equal monthly payments, consisting of principal and interest, generally based on a 30-year amortization schedule, and a single payment of the remaining balance of the Balloon
                                Loan generally 5, 7, 10, or 15 years after origination. See "RISK FACTORS--Risk of Higher
                                Default Rates for Home Equity Loans with Balloon
                                Loans."

REVOLVING PERIOD AND
AMORTIZATION PERIOD;
 RETAINED INTEREST..........    If the related Prospectus Supplement so
                                provides, there may be a period commencing on the date of issuance of a Class or Classes of Notes and/or Certificates of a Series and ending on the date set forth in the related Prospectus
                                Supplement (each, a "Revolving Period") during which limited or no principal payments will be made to one or more Classes of Notes and/or
                                Certificates of the related Series as are identified in such Prospectus Supplement. Some or all collections of principal otherwise allocated to such Classes of Notes or Certificates may be (i) utilized during the Revolving Period to acquire additional Primary
                                Assets which satisfy the criteria described under "THE TRUST FUNDS" and the criteria set forth in the Agreement and described in the related Prospectus Supplement, (ii) held in an account and invested in Eligible Investments for later distribution to Securityholders, (iii) applied to those Notes or Certificates for such Series, if any, specified in the related
                                Prospectus Supplement as then are in
                                amortization, or (iv) otherwise applied to another Series if specified in the related
                                Prospectus Supplement.

                                An "Amortization Period" is the period during which an amount of principal is payable to Holders of Securities which, during the Revolving Period, were not otherwise entitled to such payments. If so specified in the related Prospectus Supplement, during an Amortization Period all or a portion of principal collections on the Primary Assets may be applied as specified above for a Revolving Period and, to the extent not so applied, will be distributed to the Classes of Notes and/or Certificates for such Series specified in the related Prospectus Supplement as then being entitled to payments of principal. In addition, if so specified in the related Prospectus Supplement, amounts deposited in certain accounts for the benefit of one or more Classes of Notes or Certificates for such Series may be released from time to time or on a specified date and applied as a payment of principal on such Classes of Notes and/or Certificates. The related Prospectus Supplement will set forth the circumstances which will result in the commencement of an Amortization Period.

                                Each Series which has a Revolving Period may also issue to the Representative or one of its affiliates a certificate evidencing an undivided beneficial interest (a "Retained Interest") in such Series not represented by the other Securities issued by the related Trusts, the value of such Retained Interest will fluctuate as the amount of Notes and Certificates of the related Series of Securities outstanding is reduced.

ENHANCEMENT.................    If and to the extent specified in the related
                                Prospectus Supplement, enhancement with respect to a Series or any Class of Securities may include any one or more of the following: a financial guaranty insurance policy, overcollateralization, a letter of credit, a cash reserve fund, insurance policies, one or more Classes of Subordinate

                                Securities, derivative products or other forms of credit enhancement, or any combination thereof (collectively, "Enhancement"). The Enhancement with respect to any Series or any Class of Securities may be structured to provide protection against delinquencies and/or losses on the Primary Assets, against changes in interest rates, or other risks, to the extent and under the conditions specified in the related Prospectus Supplement. Forms of Enhancement may provide for one or more Classes of Securities to be paid in foreign currencies. Any form of Enhancement will have certain limitations and exclusions from coverage thereunder, which will be described in the related Prospectus Supplement. Further information regarding any Enhancer, including financial information when material, will be included in the related Prospectus Supplement. See "ENHANCEMENT." With respect to any Series of Securities including one or more Classes of Notes, distributions in respect of the Certificates may be subordinated in priority of payment to payments on the Notes, to the extent specified in the related Prospectus Supplement.

                                Enhancement for a Series may include one or more of the following types of Enhancement or such other type of Enhancement specified in the related Prospectus Supplement.

A. FINANCIAL GUARANTY
   INSURANCE POLICY.........    Issued by a monoline insurance company and
                                which, subject to the terms of such policy, will guarantee timely payment of interest on, and ultimate (as opposed to timely) payment of principal, of the applicable Class or Classes of Securities.

B. OVERCOLLATERALIZATION....    Overcollateralization equals the excess of the
                                aggregate principal balance of the Primary
                                Assets over the aggregate principal balance of the Securities. Overcollateralization may take the form of the initial or subsequent deposit of Primary Assets to create such excess or may build over time from the application of certain excess cash amounts generated by the Primary
                                Assets to accelerate the amortization of the applicable Class or Classes of Securities.

C. LETTER OF CREDIT.........    Issued by a bank or other financial institution
                                in a maximum amount which may be permanently reduced as draws are made or may be replenished as previous draws are repaid from certain excess cash amounts generated by the Primary Assets.
                                Draws may be made to cover shortfalls generally in collections, with respect to particular types of shortfalls such as those due to particular types of losses or with respect to specific situations such as shortfalls in amounts necessary to pay current interest.

D. CASH RESERVE FUND........    Partially or fully funded on the date of
                                issuance or may be funded over time from certain excess cash amounts generated by the Primary
                                Assets. Withdrawals may be made in circumstances similar to those for which draws may be made on a letter of credit.

E.  INSURANCE POLICIES......    Insure a portion of the Home Equity Loans
                                against credit losses, bankruptcy losses, fraud losses or special hazard losses not covered by typical homeowners insurance policies

F. SUBORDINATE SECURITIES...    Securities may be subordinated in the right to
                                receive distributions to one or more other
                                Classes of Securities of the same Series, some or all of which may themselves be subordinated to other Classes of such Series. Subordination may be with respect to distributions of interest, principal or both. In addition, all or portions of certain types of losses on the Primary Assets may be allocated to one or more
                                Classes of the Subordinate Securities prior to the allocation thereof to other Classes of Subordinate Certificates and/or the Senior
                                Securities of the applicable Series. As a result, holders of Subordinate Securities have a greater risk of loss and consequently a diminution in yield.

G. DERIVATIVE PRODUCTS......    May include a swap to convert floating or fixed
                                rate payments, as applicable, on the Primary
                                Assets into fixed or floating rate payments, as applicable, on the Securities or a cap or floor agreement intended to provide protection against changes in floating rates of interest payable on the Primary Assets and/or the Securities.

CREDIT QUALITY OF
HOME EQUITY LOANS...........    Throughout 70 years of operating history, the
                                Originator has focused on lending to middle and lower middle income individuals who have an established credit history and who typically have equity in their homes. See "RISK FACTORS--
                                Underwriting Standards May Affect Performance" and "THE REPRESENTATIVE," and "THE HOME EQUITY
                                LOAN PROGRAM - General" and " -- Underwriting
                                Standards" herein. The Originators have in the past and will in the future change their underwriting guidelines and procedures when, in their business judgment, competition or other conditions in their market so warrant. As a result, Home Equity Loans originated at different times may reflect different underwriting guidelines and be of different credit quality. However, any such differences will be reflected in the levels of Enhancement for the related Series of Securities.

SERVICING...................    The Master Servicer will be responsible for
                                servicing, managing and making collections on the Home Equity Loans for a Series. The Master
                                Servicer will enter into sub-servicing
                                agreements with the Originators or such other entities as may be named in a Prospectus Supplement (each a "Sub-Servicer"). Such sub-servicing arrangements will not relieve the Master Servicer of any liability it might otherwise have, had the sub-servicing arrangement not been entered into.
                                In addition, the Master Servicer or a
                                Sub-Servicer, if so specified in the related
                                Prospectus Supplement, will act as custodian and will be responsible for maintaining custody of the Home Equity Loans and related documentation on behalf of the Trustee. Advances with respect to delinquent payments of principal and/or interest on a Home Equity Loan ("Delinquency
                                Advances") will be made by the Master Servicer or a Sub-Servicer if and only to the extent described in the related Prospectus Supplement.
                                Such advances will be intended to provide liquidity only and will be reimbursable to the extent specified in the related Prospectus
                                Supplement, from scheduled payments of principal and/or interest, late collections, or from the proceeds of liquidation of the related Home
                                Equity Loans or from other recoveries relating to such Home Equity Loans (including any insurance proceeds or payments from other credit support) or, to the extent specified in the related Prospectus Supplement, from payments or proceeds from other Home Equity Loans. If and to the extent specified in the related Prospectus
                                Supplement, the Master Servicer or a
                                Sub-Servicer will be entitled to advance its own funds to pay for any related expenses of foreclosure and disposition of any liquidated
                                Home Equity Loan or related Mortgaged Property
                                (the "Servicer Advances"). See "SERVICING OF
                                HOME EQUITY LOANS--Advances and Limitations
                                Thereon." The Master Servicer or such
                                Sub-Servicer will be entitled to be reimbursed for any such Servicer Advances as specified in the related Prospectus Supplement. In performing these functions, the Master Servicer and Sub-Servicer will exercise the same degree of skill and care that it customarily exercises with respect to similar Home Equity Loans owned or serviced by it. Under certain limited circumstances, the Master Servicer may resign or be removed, in which event either the Trustee or a third-party servicer will be appointed as successor master servicer. The Master Servicer will receive a periodic fee as servicing compensation (the "Servicing Fee") and may, as specified in the related Prospectus Supplement, receive certain additional compensation. The
                                Master Servicer will pay any fees due the Sub-Servicers from the Servicing Fee. See
                                "SERVICING OF HOME EQUITY LOANS--Servicing
                                Compensation and Payment of Expenses."

FEDERAL INCOME
TAX CONSEQUENCES
A.  DEBT SECURITIES AND
    REMIC RESIDUAL
    SECURITIES..............    The federal income tax consequences to
                                Securityholders will vary depending upon whether one or more elections are made to treat the Trust Fund or specified portions thereof as a REMIC under the provisions of the Internal Revenue Code of 1986, as amended (the
                                "Code"). The Prospectus Supplement for each
                                Series of Securities will specify whether such an election will be made. If a REMIC election is made, Securities representing regular interests in a REMIC (a "Regular Interest") will generally be taxable to holders in the same manner as evidences of indebtedness issued by the REMIC.
                                Stated interest on such regular interests will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's normal accounting method.

                                Securities that are Compound Interest
                                Securities, Zero Coupon Securities or Interest Only Securities will, and certain other Classes of Securities may, be issued with original issue discount that is not de minimis. In such cases, the Holder will be required to include original issue discount in gross income as it accrues, which may be prior to the receipt of cash attributable to such income. If a Security is issued at a premium, the Holder may be entitled to make an election to amortize such premium on a constant yield method.

                                If a Prospectus Supplement indicates that one or more REMIC elections will be made with respect to the related Trust Fund or certain assets of the related Trust Fund, assuming that such elections are timely made and all of the provisions of the applicable Agreement are complied with, Stroock & Stroock & Lavan LLP, special tax counsel to the Seller ("Federal Tax Counsel") is of the opinion that (a) each segregated pool of assets specified as a REMIC in such Agreement will constitute a REMIC for federal income tax purposes, (b) the Class or Classes of Securities of the related Series which are designated as "regular interests" in such Prospectus Supplement will be considered "regular interests" in a REMIC for federal income tax purposes and (c) the Class of Securities of the related Series which is designated as the "residual interest" in such Prospectus Supplement will be considered the sole class of "residual interests" in the applicable REMIC for federal income tax purposes. A REMIC will not be subject to entity-level tax. Rather, the taxable income or net loss of a REMIC will be taken into account by the holders of residual interests (a "Residual Interest"). In certain circumstances, the Holder of a Residual Interest may have REMIC taxable income or tax liability attributable to REMIC taxable income for a particular period in excess of cash distributions for such period or have an after-tax return that is less than the after-tax return on comparable debt instruments. In addition, a portion (or, in some cases, all) of the income from a Residual Interest (i) may not be subject to offset by losses from other activities or investments, (ii) for a Holder that is subject to tax under the Code on unrelated business taxable income, may be treated as unrelated business taxable income and (iii) for a foreign holder, may not qualify for exemption from or reduction of withholding. In addition, (i) Residual Interests are subject to transfer restrictions and (ii) certain transfers of Residual Interests will not be recognized for federal income tax purposes. Further, individual holders are subject to limitations on the deductibility of expenses of the REMIC. See "FEDERAL INCOME TAX CONSEQUENCES."

                                To the extent the material federal income tax consequences differ from those disclosed herein, Federal Tax Counsel will file a tax opinion and related consent with the Commission.

B. NON-REMIC
   PASS-THROUGH SECURITIES...   If a Prospectus Supplement indicates that a
                                Trust Fund will be treated as a grantor trust for federal income tax purposes, assuming compliance with all of the provisions of the applicable Agreement, Federal Tax Counsel is of the opinion that (a) the Trust Fund will be considered to be a grantor trust under Subpart
                                E, Part I of Subchapter J of the Code and will not be considered to be an association taxable as a corporation and (b) a Holder of the related
                                Certificates will be treated for federal income tax purposes as the owner of an undivided interest in the Primary Assets included in the Trust Fund. If so provided in the Prospectus
                                Supplement, holders of Securities of such Series
                                ("Pass-Through Securities") will be treated as owning directly rights to receive certain payments of interest or principal, or both, on the Primary Assets held in the Trust Fund for such Series. All income with respect to a Stripped Security (as defined herein) will be accounted for as original issue discount and, unless otherwise specified in the related
                                Prospectus Supplement, will be reported by the Trustee on an accrual basis, which may be prior to the receipt of cash associated with such income.

C. OWNER TRUST SECURITIES....   If a Prospectus Supplement indicates that one or
                                more Classes of Securities of the related Series are to be treated as indebtedness for federal income tax purposes, assuming that all of the provisions of the applicable Agreement are complied with, Federal Tax Counsel is of the opinion that the Securities so designated will be considered indebtedness for federal income tax purposes. If a Prospectus Supplement indicates that a Trust Fund is to be treated as a partnership, assuming that all the provisions of the applicable Agreement are complied with, Federal Tax Counsel is of the opinion that the Trust Fund will not be treated as an association, taxable mortgage pool, or a publicly traded partnership taxable as a corporation. Each Noteholder, by the acceptance of a Note of a given Series, will agree to treat such Note as indebtedness, and each Certificateholder, by the acceptance of a Certificate of a given Series, will agree to treat the related Trust Fund for Federal tax purposes as a partnership in which such Certificateholder is a partner if there is more than one Certificateholder for federal income tax purposes, or to disregard the Trust as an entity separate from the Certificateholder if there is only one Certificateholder for federal income tax purposes. Alternative characterizations of such Trust Fund and such Certificates are possible, but would not result in materially adverse tax consequences to Certificateholders. See "FEDERAL INCOME TAX
                                CONSEQUENCES."

                                Generally, gain or loss will be recognized on a sale of Securities in the amount equal to the difference between the amount realized and the seller's tax basis in the Securities sold. The material federal income tax consequences for investors associated with the purchase, ownership and disposition of the Securities are set forth herein under "FEDERAL INCOME TAX CONSEQUENCES." The material federal income tax consequences for investors associated with the purchase, ownership and disposition of Securities of any particular Series will be set forth under the heading "FEDERAL INCOME TAX CONSEQUENCES" in the related Prospectus Supplement. See "FEDERAL INCOME TAX CONSEQUENCES."

ERISA CONSIDERATIONS........    Subject to the considerations discussed under
                                "ERISA CONSIDERATIONS" herein and in the related
                                Prospectus Supplement, the Notes may be eligible for purchase by employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). See "ERISA
                                CONSIDERATIONS" herein and in the related
                                Prospectus Supplement.

LEGAL INVESTMENT............    Securities of each Series offered by this
                                Prospectus and the related Prospectus Supplement will not constitute "mortgage related securities" under the Secondary Mortgage Market
                                Enhancement Act of 1984 ("SMMEA"). See "LEGAL
                                INVESTMENT."

RATINGS.....................    It will be a requirement for issuance of any
                                Series that each Class of Securities offered by this Prospectus and the related Prospectus
                                Supplement be rated by at least one Rating
                                Agency in one of its four highest applicable rating categories. The rating or ratings applicable to Securities of each Series offered hereby and by the related Prospectus Supplement will be as set forth in the related Prospectus
                                Supplement. A securities rating should be evaluated independently of similar ratings on different types of securities. In general, a securities rating addresses the likelihood that Holders will receive the distributions to which they are entitled. A securities rating is not a recommendation to buy, hold or sell securities and does not address the effect that the rate of prepayments on the Home Equity Loans for a Series may have on the yield to investors in the Securities of such Series. There is no assurance that the rating initially assigned to such Securities will not be subsequently lowered or withdrawn by the Rating Agency. In the event the rating initially assigned to any Securities is subsequently lowered for any reason, no person or entity will be obligated to provide any credit enhancement in addition to the Enhancement, if any, specified in the related
                                Prospectus Supplement. See "RISK
                                FACTORS--Ratings Are Not Recommendations."

REGISTRATION OF
SECURITIES..................    Securities may be represented by global
                                certificates and notes registered in the name of Cede & Co. ("Cede"), as nominee of the Depository Trust Company ("DTC") or another nominee. In such case, Securityholders will not be entitled to receive definitive certificates and/or notes representing such interests, except in certain circumstances described in the related Prospectus Supplement. See "DESCRIPTION
                                OF THE SECURITIES -- BOOK-ENTRY SECURITIES" herein.

                                  RISK FACTORS

        Investors should consider, among other things, the following risk factors in connection with the purchase of the Securities.

        LACK OF SECONDARY MARKET LIMITS LIQUIDITY. There will be no market for the Securities of any Series prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Holders with liquidity of investment or will continue for the life of the Securities of such Series. Further, if the Securities of a Series are not listed on an exchange or quoted in the automated quotation system of a registered securities association, investors may have limited liquidity. See "PLAN OF DISTRIBUTION."

        PRIMARY ASSETS ARE ONLY SOURCE OF REPAYMENT. The Securities of a Series will be payable solely from the assets of the Trust Fund for such Securities and any related Enhancement. There will be no recourse to the Seller, the Master Servicer, the Representative or any other person for any default on the Notes or any failure to receive distributions on the Certificates. Further, certain Primary Assets and/or any balance remaining in the Collection Account, Certificate Account or Distribution Account immediately after making all payments due on the Securities of such Series and other payments specified in the related Prospectus Supplement, may be promptly released or remitted to the Seller, the Master Servicer, the Enhancer or any other person entitled thereto and will no longer be available for making payments to Holders. Consequently, Holders of Securities of each Series must rely solely upon payments with respect to the Primary Assets and the other assets constituting the Trust Fund for a Series of Securities, including, if applicable, any amounts available pursuant to any Enhancement for such Series, for the payment of principal of and interest on the Securities of such Series.

        Holders of Notes will be required under the Indenture to proceed only against the Primary Assets and other assets constituting the related Trust Fund in the case of a default with respect to such Notes and may not proceed against any assets of the Seller, the Master Servicer or the Representative. There is no assurance that the market value of the Primary Assets or any other assets for a Series will at any time be equal to or greater than the aggregate principal amount of the Securities of such Series then outstanding, plus accrued interest thereon. Moreover, upon an event of default under the Indenture for a Series of Notes and a sale of the assets in the Trust Fund or upon a sale of the assets of a Trust Fund for a Series of Certificates, the Trustee, the Master Servicer, the Enhancer, if any, and any other service provider specified in the related Prospectus Supplement generally will be entitled to receive the proceeds of any such sale to the extent of unpaid fees and other amounts owing to such persons under the related Agreement prior to distributions to Holders of Securities. Upon any such sale, the proceeds thereof may be insufficient to pay in full the principal of and interest on the Securities of such Series.

        LIMITED PROTECTION AGAINST LOSSES. Although any Enhancement is intended to reduce the risk of delinquent payments or losses to Holders entitled to the benefit thereof, the amount of such Enhancement will be limited, as set forth in the related Prospectus Supplement, and will decline and could be depleted under certain circumstances prior to the payment in full of the related Series of Securities. As a result Holders may suffer losses. See "ENHANCEMENT."

        UNDERWRITING STANDARDS MAY AFFECT PERFORMANCE. As described herein under "THE HOME EQUITY LOAN PROGRAM -- Underwriting Standards," the Originators' underwriting standards generally are less stringent than those of traditional Fannie Mae or Freddie Mac with respect to a borrower's credit history and in certain other respects. A borrower's past credit history may not preclude an Originator from making a loan; however, it generally will reduce the size (and consequently the Combined Loan-to-Value Ratio) of the loan that an Originator is willing to make. As a result of this approach to underwriting, the Home Equity Loans may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a more traditional manner.

        SUBORDINATION. The rights of holders of the Subordinate Securities, if any, of a Series to receive distributions with respect to collections on the Home Equity Loans will be subordinate to the rights of the holders of certain more senior Classes of Securities. Accordingly, the yields to maturity of the Subordinate Securities, if any, will be sensitive, in varying degrees, to defaults on the Home Equity Loans (and the timing thereof). Investors should fully consider the risks associated with an investment in the Subordinate Securities, if any, including the possibility that such investors may not fully recover their initial investment as a result of Realized Losses on the related Home Equity Loans. The Subordinate Securities may not be entitled to any principal distributions until the date specified in the related Prospectus Supplement. As a result, the weighted average lives of the Subordinate Securities will be longer than would be the case if distributions of principal were to be allocated on a pro rata basis among the Senior and Subordinate Securities. As a result of the longer weighted average lives of the Subordinate Securities, the Subordinate Securities have a greater risk of suffering a loss on their investments.

        JUNIOR LIENS CREATE ADDITIONAL RISK OF LOSS. If the Home Equity Loans in a Trust Fund are secured primarily by junior liens subordinate to the rights of the mortgagee under the related senior mortgage(s) or deed(s) of trust, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such Home Equity Loans only to the extent that the claims of such senior mortgagees or beneficiaries have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the Mortgaged Property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder. The Trust Fund will not have any source of funds to satisfy the senior mortgages or deeds of trust or make payments due to the senior mortgagees or beneficiaries.


        PROPERTY VALUES MAY BE INSUFFICIENT. There are several factors that could adversely affect the value of the Mortgaged Properties such that the outstanding balance of the related Home Equity Loan, together with any senior financing on the Mortgaged Properties, would equal or exceed the value of the Mortgaged Properties. Among the factors that could adversely affect the value of the Mortgaged Properties are an overall decline in the residential real estate market in the areas in which the Mortgaged Properties are located or a decline in the general condition of the Mortgaged Properties as a result of failure of borrowers to maintain adequately the Mortgaged Properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. The Originator is not obligated to maintain hazard insurance policies, and does not currently pay hazard insurance premiums if a mortgagor has not paid insurance premiums to maintain in effect the hazard insurance policy for the related Mortgaged Property. As a result, there may be Mortgaged Properties not covered by hazard insurance policies. See "HOME EQUITY LOAN PROGRAMS -- Servicing." Any such decline could extinguish the value of a junior interest in a Property before having any effect on the related senior interest therein. If such a decline occurs, the actual rates of delinquencies, foreclosure and losses on the junior Home Equity Loans could be higher than those currently experienced in the mortgage and home improvement lending industry in general.


        YIELD MAY VARY. The yield to maturity experienced by a Holder of Securities may be affected by the rate of payment of principal of the Home Equity Loans. The timing of principal payments of the Securities of a Series will be affected by a number of factors, including the following: (i) the extent of prepayments of the Home Equity Loans; (ii) the manner of allocating principal payments among the Classes of Securities of a Series as specified in the related Prospectus Supplement; and (iii) the exercise by the party entitled thereto of any right of optional termination. See "DESCRIPTION OF THE SECURITIES--Weighted Average Life of the Securities." The rate of prepayments may be affected by the characteristics of the Home Equity Loans, such as the loans-to-value ratios, interest rates and purposes of such loans, the prevailing level of interest rates, demographic, tax, and legal factors and servicing decisions. Prepayments may also result from repurchases of Home Equity Loans, due to material breaches of the Representative's and the Originators' representations and warranties.

        Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month prior to a Distribution Date, the effective yield to Holders will be reduced from the yield that would otherwise be obtainable if interest payable on the Security were to accrue through the day immediately preceding each Distribution Date, and the effective yield (at par) to Holders will be less than the indicated coupon rate. See "DESCRIPTION OF THE SECURITIES--Payments of Interest."

        INSUFFICIENT ADDITIONAL PRIMARY ASSETS MAY ADVERSELY AFFECT YIELD. The ability of a Trust Fund to invest in additional Home Equity Loans during the related Pre-Funding Period will be dependent on the ability of the Originators to originate or acquire Home Equity Loans that satisfy the requirements for transfer to the Trust Fund specified in the related Prospectus Supplement. The ability of the Originators to originate or acquire such Loans will be affected by a variety of factors, including the prevailing level of market interest rates, unemployment levels and consumer perceptions of general economic conditions. If the principal balance of additional Primary Assets delivered to the Trust Fund during the Pre-Funding Period is less than the Pre-Funded Amount, the Holders of the Securities of the related Series will receive a prepayment of principal as and to the extent described in the related Prospectus Supplement. Any such principal prepayment may adversely affect the yield to maturity of the applicable Securities. Since prevailing interest rates are subject to fluctuation, there can be no assurance that investors will be able to reinvest such a prepayment at yields equaling or exceeding the yields on the related Securities. It is possible that the yield on any such reinvestment will be lower, and may be significantly lower, than the yield on the related Securities.

        POTENTIAL LIABILITY FOR ENVIRONMENTAL CONDITIONS. Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage or owner's interest against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the Mortgaged Property.

        CONSUMER PROTECTION LAWS MAY AFFECT HOME EQUITY LOANS. Applicable state laws generally regulate interest rates and other charges and require certain disclosures. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Home Equity Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Master Servicer or a Sub-Servicer to collect all or part of the principal of or interest on the Home Equity Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the owner of the Home Equity Loan to damages and administrative enforcement.

        The Home Equity Loans are also subject to federal laws, including:

                (i) the federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Home Equity Loans;

                (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

                (iii) the Americans with Disabilities Act, which, among other things, prohibits discrimination on the basis of disability in the full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of any place of public accommodation; and

                (iv) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

        Violations of certain provisions of these federal laws may limit the ability of the Master Servicer or a Sub-Servicer to collect all or part of the principal of or interest on the Home Equity Loans and in addition could subject the Trust Fund to damages and administrative enforcement. The Home Equity Loans may be subject to the Home Ownership and Equity Protection Act of 1994 (the "Act") which amended the Truth in Lending Act as it applies to mortgages subject to the Act. The Act requires certain additional disclosures, specifies the timing of such disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Act. The Act also provides that any purchaser or assignee of a mortgage covered by the Act is subject to all of the claims and defenses which the borrower could assert against the original lender. The maximum damages that may be recovered under the Act from an assignee is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the Home Equity Loan. If the Trust Fund includes Home Equity Loans subject to the Act, it will be subject to all of the claims and defenses which the borrower could assert against the applicable Originator. Any violation of the Act which would result in such liability would be a breach of the Originators' and the Representative's representations and warranties, and the applicable Originator or the Representative would be obligated to cure, repurchase or, if permitted by the Agreement, substitute for the Home Equity Loan in question. In addition, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the Soldiers' and Sailors' Civil Relief Act of 1940 and state debtor relief laws, may also adversely affect the Master Servicer's or a Sub-Servicer's ability to collect the principal of or interest on the Home Equity Loans and also would affect the interests of the Securityholders in such Home Equity Loans if such laws result in the Home Equity Loans being uncollectible. See "CERTAIN LEGAL ASPECTS OF THE HOME EQUITY LOANS."

        RISK OF HIGHER DEFAULT RATES FOR HOME EQUITY LOANS WITH BALLOON LOANS. A portion of the aggregate principal balance of the Home Equity Loans at any time may be "balloon loans" that provide for the payment of the unamortized principal balance of such Home Equity Loan in a single payment at maturity ("Balloon Loans"). Such Balloon Loans provide for equal monthly payments, consisting of principal and interest, generally based on a 30-year amortization schedule, and a single payment of the remaining balance of the Balloon Loan generally 5, 7, 10, or 15 years after origination. Amortization of a Balloon Loan based on a scheduled period that is longer than the term of the loan results in a remaining principal balance at maturity that is substantially larger than the regular scheduled payments. The Seller does not have any information regarding the default history or prepayment history of payments on Balloon Loans. Because borrowers of Balloon Loans are required to make substantial single payments upon maturity, it is possible that the default risk associated with the Balloon Loans is greater than that associated with fully-amortizing Home Equity Loans.

        INSOLVENCY OF SELLER OR ORIGINATORS MAY CAUSE LOSSES. The Originators intend that their transfer of the Primary Assets to the Seller and the Seller intends that its subsequent transfer of the Primary Assets to a Trust Fund will each constitute a sale, and the Originators, the Seller and the Trust Fund will agree to treat each such transfer as a sale. In the event of the insolvency of an Originator or the Seller, the trustee in bankruptcy or the Originator or the Seller (as applicable), as debtor-in-possession, may attempt to recharacterize such a sale as a loan by the Trust Fund to the Originator or the Seller, as applicable, secured by the pledge of the related Primary Assets. If such an attempt were to be successful, Holders of Securities could receive a prepayment of all or part of their Securities. Any such prepayment would adversely affect the yield on such Securities and could result in a loss. Even if such an attempt were to be unsuccessful, Holders of Securities could experience delays in distributions which would adversely affect the yield on the related Securities.

        RATINGS ARE NOT RECOMMENDATIONS. It will be a condition to the issuance of a Series of Securities that each Class be rated in one of the four highest rating categories by the Rating Agency identified in the related Prospectus Supplement. Any such rating would be based on, among other things, the adequacy of the value of the Primary Assets and any Enhancement with respect to such Series. In general, a securities rating addresses the likelihood that Holders will receive the distributions to which they are entitled. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor and does not address the likelihood of prepayments or the possibility that investors may receive a lower than anticipated yield. There is also no assurance that any such rating will remain in effect for any given period of time or may not be lowered or withdrawn entirely by the Rating Agency if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Primary Assets, such rating might also be lowered or withdrawn, among other reasons, because of an adverse change in the financial or other condition of an Enhancer or a change in the rating of such Enhancer's long term debt. Any such reduction or withdrawal in the rating assigned to the Securities may adversely affect the liquidity of and yield on such Securities.


                                   THE SELLER

        Avco ABS Receivables Corp. (the "Seller") was incorporated in the State of Nevada on November 7, 1997, and is a wholly-owned subsidiary of Avco Financial Services, Inc. The Seller maintains its principal offices at 1727-B Charleston, Las Vegas, Nevada 89104. Its telephone number is (702) 474-6282.

        The Seller does not have, nor is it expected in the future to have, any significant assets.


                               THE REPRESENTATIVE


        Avco Financial Services, Inc., a Delaware corporation ("AFS, Inc.," the "Representative" or the "Parent") is a consumer finance company that has engaged, through its United States subsidiaries, in originating, acquiring and servicing retail installment sales contracts, secured and unsecured consumer finance loans since 1927 and consumer closed end loans secured by first and second mortgages ("Closed-End Home Equity Loans") since 1968. More recently, it has also purchased revolving sales accounts and made revolving consumer and real estate loans. Throughout its operating history, the Representative and all of its United States consumer finance subsidiaries have focused on lending to individuals who have demonstrated reasonably good credit histories and the capacity to repay the moneys lent to them. The Parent and all of its subsidiaries make Closed-End Home Equity Loans to these borrowers for a variety of purposes, including debt consolidation. The Closed-End Home Equity Loans are secured by first or second mortgages on one- to four-family residential properties. As of December 31, 1997, AFS, Inc. and all of its subsidiaries had approximately 7,900 employees and 1,199 finance offices located throughout the United States, the commonwealth of Puerto Rico, the Virgin Islands, Australia, Canada, Hong Kong, India, Ireland, New Zealand, Spain, Sweden and the United Kingdom.


        The Representative's headquarters are located at 600 Anton Boulevard, Costa Mesa, California 92626. Its telephone number is (714) 435-1200.


                               THE MASTER SERVICER

        Avco Financial Services Management Company (the "Master Servicer") was incorporated in the State of Delaware on December 1, 1964, and is wholly-owned subsidiary of Avco Financial Services, Inc. The Master Servicer maintains its principal offices at 600 Anton Boulevard, Costa Mesa, California 92626. Its telephone number is (714) 435-1200.


        At December 31, 1997, the Master Servicer serviced a portfolio of 1,316,522 of Closed-End Home Equity Loans. 67% of the portfolio was serviced in the Branch Offices and 33% was serviced in the Central Mortgage Center.



                            HOME EQUITY LOAN PROGRAM

        The Home Equity Loans will have been originated or purchased by the United States consumer finance subsidiaries of Avco Financial Services, Inc. (collectively and individually the "Originator") in accordance with the underwriting criteria specified below under "Underwriting Standards" and "Specific Underwriting Criteria; Underwriting Programs." The Home Equity Loans will have been transferred from the Originators to the Seller.

GENERAL

        The Originator originates Closed-End Home Equity Loans through its full service offices and supporting sales offices ("Branch Offices"), and acquires Closed-End Home Equity Loans through its central mortgage center (the "Central Mortgage Center") from Brokers and Correspondents.


        As of December 31, 1997, the Originator had 715 Branch Offices in all states of the United States except Arkansas, Kansas, Mississippi, Oklahoma and Vermont. As of December 31, 1997, the Central Mortgage Center had 6 sales offices ("Sales Offices") located in California, Florida, Maryland, Nevada, Ohio and Oregon. Substantially all of the Closed-End Home Equity Loans originated at the Branch Offices ("Branch Originated Loans") are originated directly with the borrowers. Through its Central Mortgage Center, the Originator underwrites, acquires and services Closed-End Home Equity Loans ("Brokered Loans") originated in the Sales Offices through licensed mortgage brokers and other real estate professionals ("Brokers") who submit loan applications on behalf of the borrower. The Originator also purchases Closed-End Home Equity Loans ("Correspondent Loans") through its Central Mortgage Center from approved mortgage bankers and financial institutions ("Correspondents").


UNDERWRITING STANDARDS

        The Originator operates under certain underwriting standards that have been approved by the Originator and are generally described below (the "Originator Standards"). The Representative and each Originator will represent and warrant that all Home Equity Loans conveyed to the Seller, and subsequently from the Seller to the Trustee, will have been underwritten in accordance with the Originator Standards.

        Underwriting standards are applied to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the related Mortgaged Property as collateral. In general, a prospective borrower applying for a Closed-End Home Equity Loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent information with respect to the applicant's liabilities, income, credit history, including the principal balance and payment history with respect to any senior mortgage, and employment history, as well as certain other personal information, which, to the extent specified in the related Prospectus Supplement, have been verified by the related Originator.

        The Originator generally obtains a credit report which summarizes the borrower's credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions, suits or judgments. The applicant's employment history for the prior three years is obtained. Current employment status is verified. In most cases, an employment verification is obtained either through employee ID, a pay stub or in writing or verbally from the borrower's employer, which verification reports, among other things, verify the length of employment with that organization and the borrower's current salary. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns.

        Income is verified by reviewing the borrower's recent paycheck stub (within the last 60 days), a recent 1040 or W2, written statement of earnings from employer on business letterhead, a savings bond/bank statement of interest paid, and retirement income. Verification is not required of present or former customers if the customer has the same job, at the same place of employment, at the same salary or higher. If the customer has changed place of employment, the same verification process is used for a new customer.

        A Credit Bureau report is generally required for all Closed-End Home Equity Loans, regardless of any other conditions. Once all applicable employment, credit and property information is received, a determination generally is made, with the assistance of a Debt Ratio, as to whether the prospective borrower has sufficient monthly gross income available (i) to meet the borrower's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the property (such as property taxes and hazard insurance) and (ii) to meet other financial obligations and monthly living expenses. The "Debt Ratio" is the ratio of the borrower's total monthly payments described in (i) and (ii) above to the borrower's gross monthly income. The maximum monthly Debt Ratio varies depending upon a borrower's credit grade and loan documentation level (as described below) but does not generally exceed 40% for Grade A Credits or 45% for Grade B Credits or Grade C Credits (as more specifically described below). Variations in the maximum monthly Debt Ratios are permitted based on compensating factors.

        The underwriting standards applied by the Originator, particularly with respect to the level of loan documentation and the borrower's income and credit history, may be varied in appropriate cases where factors such as low combined loan-to value ratios or other favorable credit exist. The maximum Combined Loan-to-Value Ratio is based upon the type of Mortgaged Property, the occupancy status and lien priority of the related mortgage. The maximum Combined Loan-to-Value Ratio is generally 85%. Generally, the Originator requires lower Combined Loan-to-Value Ratios for non-single family detached and non-owner occupied properties, second lien mortgages and when the value of the property increases. The maximum term for Branch Originated Loans is generally 180 months and for Brokered Loans and Correspondent Loans is 360 months. Balloon Home Equity Loans may be amortized over 30 years with a maturity date or subject to call date, as applicable, within fifteen years.

APPRAISALS

        In determining the adequacy of the property to be used as collateral, an appraisal from an approved independent appraiser will generally be made of each property considered for financing. The appraiser is generally required to inspect the property, issue a report generally on a FNMA form regarding the condition of the property and, if applicable, verify the construction, with respect to new properties, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. The value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

        The Originator Standards limit the types of property which may serve as collateral for a Closed-End Home Equity Loan to the following: Single family, owner-occupied residences, including town homes and condominiums, or rental properties up to four units. Any exception requires written approval of the Originator's U.S. Finance Chief

Credit Officer. In addition, Closed-End Home Equity Loans may also be secured by, mixed use properties which are underwritten to the same standards as Closed-End Home Equity Loans secured by residential property.

        Appraisals are required for each new or refinanced Home Equity Loan, by an Originator-approved appraiser. New appraisals are not always required on refinances, but the most recent appraisal must never by more than two years old. With respect to Closed-End Home Equity Loans acquired by the Originator through Brokers or Correspondents, the Originator reviews and re-underwrites each Closed-End Home Equity Loan. A hazardous waste inspection must be conducted and the fact that it was conducted must be noted on the appraisal. Title insurance or an attorney's opinion of title must be obtained where the amount of the Closed-End Home Equity Loan exceeds $10,000. Dwelling insurance is required in an amount sufficient to ensure all mortgage/deeds of trust on the property, including the Originator's mortgage/deed of trust. At the time of origination, the Originator's policy is to require that it be named as loss payee on all insurance policies. The Originator does not, however, track whether dwelling insurance is maintained on the property or force place insurance.

SPECIFIC UNDERWRITING CRITERIA; UNDERWRITING PROGRAMS

        The Originator Standards allow for the origination and purchase of Closed-End Home Equity Loans generally under three underwriting programs, known as Grade A Credits, Grade B Credits and Grade C Credits, all of which are summarized in the table below. These programs and their underwriting criteria may change from time to time. Deviations from the specific criteria of an underwriting program are permitted to reflect local economic trends and real estate valuations, as well as other credit factors specific to each Closed-End Home Equity Loan application and/or each portfolio acquired. Some Closed-End Home Equity Loans may be to borrowers whose creditworthiness may not coincide with program criteria. Overall, the goal is to maintain the integrity of these programs and simultaneously provide lending officers and correspondent networks with the flexibility to consider the specific circumstances of each Closed-End Home Equity Loan. However, the minimum standards must be adhered to without prior approval.


                      BRANCH ORIGINATED HOME EQUITY LOANS:


                      GRADE A                            GRADE B                                  GRADE C
                      -------                            -------                                  -------
Maximum Debt Ratio    40% of gross monthly income        45% of gross monthly income              45% of gross monthly income

Credit Report         During the last 3 years no         During the last 3 years no account       No account is currently more than
                      account was more than 60 days      was more than 90 days contractually      90 days contractually past due
                      contractually past due             past due

                      First mortgage must be current     First mortgage must be current and       First mortgage must be current and
                      and not more than 30 days          not more than 30 days contractually      not be more than 30 days
                      contractually past due during      past due more than twice during the      contractually past due twice
                      the last 12 months                 last 12 months                           during the last two months.

                      No judgments or repossessions      No judgments or collections over $300    No collections over $300 during
                      or collections over $200           during the last 2 years                  the last 2 years

                      No foreclosures                    No foreclosures                          No foreclosures
                      ---------------                    ---------------                          ---------------
Employment
Wage Earner:          3 years same occupation            2 years same occupation                  2 years same occupation

Self-Employed         4 years same occupation            3 years same occupation                  No self employed
Professional:

Self-Employed         4 years same occupation;           3 years same occupation; reduces
Non-Professional:     reduces maximum CLTV by 10%        maximum CLTV by 10%                      No self employed


Property Types        Residential 1-4, single family     Residential 1-4, single family           Residential 1-4, single family
                      residence, Condo, Townhome         residence, Condo, Townhome               residence, Condo, Townhome; Rural
                                                                                                  properties 65% maximum CLTV, 1%
                                                                                                  increase in rate

Occupancy             Owner/non-owner; non-owner 70%     Owner/non-owner; non-owner 65%           Owner only
                      maximum CLTV                       maximum CLTV


        The Originator will provide Closed-End Home Equity Loans to persons who have obtained a discharge of debts under the Bankruptcy Code provided the discharge has not resulted in a credit loss to the Originator. The origination of Closed-End Home Equity Loans to such persons requires the approval of the Originator's applicable credit manager.

        The Originator's underwriting criteria differs slightly in the case of Brokered Loans and Correspondent Loans. Generally, in the case of Brokered Loans, the Originator allows a maximum debt ratio not to exceed 50% of gross monthly income, a minimum gross monthly income of $2,000, up to 4 accounts which are 120 days contractually delinquent and on mortgage debt up to 4 occasions which are not more than 30 days contractually past due or not more than 30 days delinquent on 2 occasions and 60 days delinquent on 1 occasion in the last 12 months, non medical collections or liens of $5,000 or more. On Correspondent Loans the criteria is substantially the same.

        The Originator controls quality of lending by limiting the lending authority of its employees to prescribed ranges with specific lending authority based on the individual's experience. Lending quality and compliance is audited regularly by supervisors of the Branch Offices and the Central Mortgage Center and periodically by the Originator's Management Audit Department. The Originator has recently added credit supervisors and field auditors at various locations in the United States to further monitor quality and compliance.

SERVICING

        The Originator owns and services with employees of the Master Servicer all of the Closed-End Home Equity Loans that it has originated or purchased except those which it has sold in bulk to other companies. Servicing involves, among other things, collecting payments when due, enforcing the Originator's rights with respect to the Closed-End Home Equity Loans, including, recovering delinquent payments, instituting foreclosure and liquidating the underlying collateral.

        The Originator generally services all Branch Originated Loans out of its Branch Offices throughout the United States and the Brokered Loans and Correspondent Loans out of its Central Mortgage Center, utilizing a system ("BOSCMS") which was developed in 1975 and has been updated from time to time to include a ledgerless computer tracking system. The Originator's servicing offices include Branch Offices and the Central Mortgage Center. BOSCMS is used to provide detailed tracking of all key events in foreclosure and bankruptcy on a loan-by-loan and portfolio-wide basis.

        Centralized controls and standards have been established by the Originator for the servicing and collection of Closed-End Home Equity Loans in its portfolio. The Originator revises such policies and procedures from time to time in connection with changing economic and market conditions and changing legal and regulatory requirements.

        The Originator's collections policy is designed to identify payment problems sufficiently early to permit the Originator to quickly address delinquency problems. The Originator believes that these policies, combined with the experience level of independent appraisers engaged by the Originator, help to reduce the incidence of charge-offs of first or second Closed-End Home Equity Loans.

        With the exception of "360 day amortized loans", borrowers are billed on a monthly basis in advance of the due date. 360 day amortization Closed-End Home Equity Loans annually are sent a set of 12 payment coupons. Collection procedures commence upon identification of a past due account by the Originator's BOSCMS. If timely payment is not received, BOSCMS automatically places the Closed-End Home Equity Loan in collection "queue" and collection procedures are generally initiated on the day immediately following the grace period. The account returns to the queue whenever payment is not made on the date promised. The Originator generally initiates its pre-foreclosure process if a payment is not received on an account within 90 days following its due date.

        When a Closed-End Home Equity Loan appears in a collection queue, a collector will telephone to remind the borrower that a payment is due. Follow-up telephone contacts are attempted until the account is current, the debtor requests no further contact or foreclosure is instituted or other payment arrangements have been made. Standard form letters are utilized when attempts to reach the borrower by telephone fail and/or, in some circumstances, to supplement the phone contacts. Company collectors have computer access to telephone numbers, payment histories, loan information and all past collection notes. All collection activity, including the date collection letters were sent and detailed notes on the substance of each collection telephone call, is entered into a permanent collection history for each account on BOSCMS. Additional guidance with the collection process is derived through frequent communication with the Originator's supervision and management.

        For those Closed-End Home Equity Loans in which collection efforts have been exhausted without success, the office manager recommends the Closed-End Home Equity Loan be sent to foreclosure and the Company's supervisors review and approve or instruct the action to be taken. Supervisors determine whether foreclosure proceedings are appropriate, based upon their analysis of all relevant factors, including a market value analysis, reason for default and efforts by the borrower to cure the default.

        Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state. As such, all foreclosures are assigned to outside counsel or a foreclosure specialist, located in the same state as the secured property. Bankruptcies filed by borrowers are generally assigned to appropriate local counsel. All aspects of foreclosures and bankruptcies are closely monitored by the Originator.

        Prior to foreclosure sale, the Originator performs an in-depth market value analysis on all defaulted Closed-End Home Equity Loans. This analysis includes: (i) a current valuation of the property obtained through a drive-by appraisal or broker's price opinion conducted by an independent appraiser and/or a broker from the Originator's network of real estate brokers, complete with a description of the condition of the property, recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs, and an estimate of the sales price; (ii) an evaluation of the amount owed, if any, for real estate taxes; (iii) an evaluation of the amount owed, if any, to a senior mortgagee; and (iv) estimated carrying costs, broker fees, repair costs and other related costs associated with real estate owned properties. The Originator bases the amount it will bid at foreclosure sales on this analysis.

        If the Originator acquires title to a property at a foreclosure sale or otherwise, the Originator immediately begins working the file by obtaining an estimate of the sale price of the property by sending a local real estate broker to inspect the premises, and then hiring one to begin marketing the property. If the property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction. Repairs are performed if it is determined that they will increase the net liquidation proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs.


        The Originator does not currently "force-place" casualty insurance coverage if the Originator discovers that casualty insurance coverage has lapsed. Instead, the Originator requests that its borrowers reinstate any lapsed insurance as required by the terms of the mortgage documentation. See "SERVICING OF HOME EQUITY LOANS-Maintenance of Insurance Policies and Other Servicing Procedures."


DELINQUENCY AND LOSS EXPERIENCE


        The following table sets forth information relating to the delinquency and loss experience of the Originator for its servicing portfolio of home equity loans (including home equity loans serviced for others) for the periods indicated. This table includes lines of credit with outstanding principal balances of $457,676,000, $377,143,000 and $287,382,000 for the years ended
December 31, 1995, 1996 and 1997, respectively. While the Originator believes that the lines of credit perform similarly with the home equity loans, there is no assurance that the delinquency and foreclosure and loss experiences on the lines of credit will be similar to that of the home equity loans.



              ORIGINATOR'S HISTORIC SERVICING PORTFOLIO INFORMATION
                             (DOLLARS IN THOUSANDS)



                                                                            Year Ended December 31,
                                                           ---------------------------------------------------------
                                                              1995                   1996                    1997
                                                           -----------            -----------            -----------
Total Outstanding Principal Balance                        $ 1,696,090            $ 1,721,008            $ 1,603,904
Average Outstanding (1)                                    $ 1,710,669            $ 1,693,389            $ 1,703,588

DELINQUENCY
30-59 Days:
Principal Balance                                          $    23,147            $    25,933            $    26,134
                                                           -----------            -----------            -----------


                                                                            Year Ended December 31,
                                                           ---------------------------------------------------------
                                                              1995                   1996                    1997
                                                           -----------            -----------            -----------
Percent of Delinquency (2)                                        1.32%                  1.47%                  1.59%
                                                           -----------            -----------            -----------
60 Days or more:
Principal Balance                                          $    33,831            $    35,441            $    29,955
Percent of Delinquency (2)                                        1.93%                  2.01%                  1.82%

REO (3)                                                    $    32,143            $    35,585            $    44,141
Gross Losses                                               $    14,773            $    15,021            $    15,135
Recoveries                                                 $      (847)           $      (623)           $    (2,301)
Net Losses (4)                                             $    13,926            $    14,398            $    12,834
Percentage of Net Losses
 (based on Average Outstanding Principal Balance)                 0.81%                  0.85%                  0.75%
                                                           -----------            -----------            -----------



------------------

(1) Calculated by summing the monthly average receivable balances (sum of beginning and ending of the month principal balance divided by two) and dividing the total by the number of months in the applicable period.

(2) Represents home equity loans on which one or more installments were 30 -59 or 60 or more days, as applicable, delinquent on a contractual basis (expressed as a percentage of the related gross receivables outstanding).

(3) Foreclosed home equity loans are transferred out of receivables into REO which are included in other assets at the lower of fair value (less estimated cost to sell) or the outstanding loan balance.

(4)     Net Losses equal Gross Losses less recoveries.

        While the above delinquency and foreclosure and loss experiences reflect the Originator's experiences for the periods indicated, there can be no assurance that the delinquency and foreclosure and loss experiences on the Home Equity Loans, included in the Trust will be similar. Accordingly, this information should not be considered to reflect the credit quality of the Home Equity Loans included in the Trust, or as a basis of assessing the likelihood, amount or severity of losses on the Home Equity Loans, included in the Trust. The statistical data in the table is based on all of the loans in the Originator's servicing portfolio.


                          DESCRIPTION OF THE SECURITIES

GENERAL

        Each Series of Notes will be issued pursuant to an indenture (the "Indenture") between the related Trust Fund and the entity named in the related Prospectus Supplement as trustee (the "Trustee") with respect to such

Series. A form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Certificates will also be issued in Series pursuant to separate agreements (each, a "Pooling and Servicing Agreement" or a "Trust Agreement") among the Seller, the Originators, the Representative, the Master Servicer and the Trustee. A form of Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. A Series may consist of both Notes and Certificates.

        The following summaries describe the material provisions in the Agreements common to each Series of Securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreements and the Prospectus Supplement relating to each Series of Securities. Where particular provisions or terms used in the Agreements are referred to, the actual provisions (including definitions of terms) are incorporated herein by reference as part of such summaries.

        Each Series of Securities will consist of one or more Classes of Securities, one or more of which may be Compound Interest Securities, Variable Interest Securities, PAC Securities, Zero Coupon Securities, Principal Only Securities or Interest Only Securities (each of which is generally described in the "GLOSSARY OF TERMS"). A Series may also include one or more Classes of Subordinate Securities. The Securities of each Series will be issued only in fully registered form, without coupons, in the authorized denominations for each Class specified in the related Prospectus Supplement. Upon satisfaction of the conditions, if any, applicable to a Class of a Series, as described in the related Prospectus Supplement, the transfer of the Securities may be registered and the Securities may be exchanged at the office of the Trustee specified in the Prospectus Supplement without the payment of any service charge other than any tax or governmental charge payable in connection with such registration of transfer or exchange. If specified in the related Prospectus Supplement, one or more Classes of a Series may be available in book-entry form only.

        Payments of principal of and interest on a Series of Securities will be made on the Distribution Dates specified in the related Prospectus Supplement (which may be different for each Class or for the payment of principal and interest) by check mailed to Holders of such Series, registered as such at the close of business on the record date specified in the related Prospectus Supplement applicable to such Distribution Dates at their addresses appearing on the security register, except that (a) payments may be made by wire transfer (which, unless otherwise specified in the related Prospectus Supplement, shall be at the expense of the Holder requesting payment by wire transfer) in certain circumstances described in the related Prospectus Supplement and (b) final payments of principal in retirement of each Security will be made only upon presentation and surrender of such Security at the office of the Trustee specified in the Prospectus Supplement. Notice of the final payment on a Security will be mailed to the Holder of such Security before the Distribution Date on which the final principal payment on any Security is expected to be made to the holder of such Security.

        Payments of principal of and interest on the Securities will be made by the Trustee, or a paying agent on behalf of the Trustee, as specified in the related Prospectus Supplement. All payments with respect to the Primary Assets for a Series, together with reinvestment income thereon, amounts withdrawn from any Reserve Fund, and amounts available pursuant to any other Enhancement will be deposited into the Collection Account or the Certificate Account as specified in the related Agreement. If provided in the related Prospectus Supplement, such amounts may be net of certain amounts payable to the Master Servicer and any other person specified in the Prospectus Supplement. Such amounts thereafter may be deposited into the Distribution Account and will be available to make payments on the Securities of such Series on the next applicable Distribution Date. See "THE TRUST FUNDS--Collection, Certificate and Distribution Accounts."

BOOK-ENTRY SECURITIES

        If specified in the related Prospectus Supplement, one or more Classes of Securities may be issued in book-entry form (the "Book-Entry Securities"). Persons acquiring beneficial ownership interests in the Book-Entry

Securities ("Owners") will hold their Securities through the Depository Trust Company ("DTC") in the United States, or Cedel Bank, societe anonyme, ("Cedel") or the Euroclear System ("Euroclear") (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Securities will be issued in one or more certificates which equal the aggregate principal balance of the applicable Class or Classes of Securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Cedel and Euroclear will hold omnibus positions on behalf of their participants through customers" securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers" securities accounts in the depositaries" names on the books of DTC. Citibank N.A. ("Citibank") will act as depositary for Cedel and The Chase Manhattan Bank ("Chase") will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Except as described below, no person acquiring a Book-Entry Security will be entitled to receive a physical certificate representing such Security (a "Definitive Security"). Unless and until Definitive Securities are issued, it is anticipated that the only "Certificateholder" or Noteholder, as applicable, will be Cede & Co., as nominee of DTC. Owners are only permitted to exercise their rights indirectly through Participants and DTC.

        The Owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn he recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Cedel or Euroclear, as appropriate).

        Owners will receive all distributions of principal of, and interest on, the Book-Entry Securities from the Trustee through DTC and DTC participants. While the Book-Entry Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of, and interest on, the Securities. Participants and indirect participants with whom Certificate Owners have accounts with respect to Securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Owners. Accordingly, although Owners will not possess certificates, the Rules provide a mechanism by which Owners will receive distributions and will be able to transfer their interest.

        Owners will not receive or be entitled to receive certificates representing their respective interests in the Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Owners who are not Participants may transfer ownership of Securities only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Securities, by book-entry transfer, through DTC for the account of the purchasers of such Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Owners.

        Because of time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel Participants on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

        Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

        DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

        Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

        Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

        The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

        Distributions on the Book-Entry Securities will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the Owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Owners that it represents.

        Under a book-entry format, Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Securities held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of an Owner to pledge Book-Entry Securities to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Securities, may be limited due to the lack of physical certificates for such Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of such Securities in the secondary market since certain potential investors may be unwilling to purchase Securities for which they cannot obtain physical certificates.

        Monthly and annual reports on the applicable Trust Fund will be provided to Cede, as nominee of DTC, and may be made available by Cede to Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of such Owners are credited.

        DTC has advised the Trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Securities. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Holder under the Agreement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Securities which conflict with actions taken with respect to other Securities.

        Definitive Securities will be issued to Owners, or their nominees, rather than to DTC, only if (a) DTC or the Seller advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Securities and the Seller or the Trustee is unable to locate a qualified successor, (b) the Seller, at its sole option, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Default (as defined herein), Owners owning a majority in principal amount of the applicable Securities advise the Trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Owners.

        Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all applicable Owners of the occurrence of such event and the availability through DTC of Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Securities and instructions for re-registration, the Trustee will issue Definitive Securities, and thereafter the Trustee will recognize the holders of such Definitive Securities as Certificateholders or Noteholders, as applicable, under the Agreement.

        Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

        Neither the Seller, the Representative, the Master Servicer nor the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

VALUATION OF THE PRIMARY ASSETS

        If specified in the related Prospectus Supplement for a Series of Notes, each Primary Asset included in the related Trust Fund for a Series will be assigned an initial "Asset Value." Generally, the related Agreement will specify that at any time the Asset Value of the Primary Assets will be equal to the product of the Asset Value Percentage as set forth in the Indenture and the lesser of (a) the stream of remaining regularly scheduled payments on the Primary Assets, net, of certain amounts payable as expenses, together with income earned on each such scheduled payment received through the day preceding the next Distribution Date at the Assumed Reinvestment Rate, if any, discounted to present value at the highest interest rate on the Notes of such Series over periods equal to the interval between payments on the Notes, and (b) the then principal balance of the Primary Assets. Generally, the related Agreement will specify that, the initial Asset Value of the Primary Assets will be at least equal to the principal amount of the Notes of the related Series at the date of issuance thereof.

        The "Assumed Reinvestment Rate," if any, for a Series will be the highest rate permitted by the Rating Agency or a rate insured by means of a surety bond, guaranteed investment contract, or other arrangement satisfactory to the Rating Agency. If the Assumed Reinvestment Rate is so insured, the related Prospectus Supplement will set forth the terms of such arrangement.

PAYMENTS OF INTEREST

        The Securities of each Class by their terms entitled to receive interest will bear interest (which is generally calculated, on the basis of a 360 day year of twelve 30-day months) from the date and at the rate per annum specified, or calculated in the method described, in the related Prospectus Supplement. Interest on such Securities of a Series will be payable on the Distribution Date specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Distribution Date for the payment of interest of a Class may be different from, or occur more or less frequently than, the Distribution Date for the payment of principal of such Class. The rate of interest on Securities of a Series may be variable or may change with changes in the annual percentage rates of the Home Equity Loans included in the related Trust Fund and/or as prepayments occur with respect to such Home Equity Loans. Principal Only Securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on Zero Coupon Securities that is not paid on the related Distribution Date will accrue and be added to the principal thereof on such Distribution Date.

        Interest payable on the Securities on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month preceding a Distribution Date, the effective yield to Holders will be reduced from the yield that would otherwise be obtainable if interest payable on the Securities were to accrue through the day immediately preceding such Distribution Date.

PAYMENTS OF PRINCIPAL

        On each Distribution Date for a Series, principal payments will be made to the Holders of the Securities of such Series on which principal is then payable, to the extent set forth in the related Prospectus Supplement. Such payments will be made in an aggregate amount determined as specified in the related Prospectus Supplement and will be allocated among the respective Classes of a Series in the manner, at the times and in the priority set forth in the related Prospectus Supplement. The Holders of one or more Classes of Securities may have the right to request that principal distributions allocable to such Holder's Class of Securities be distributed to such Holder. If the requests of Holders exceed the amount of principal to be distributed, the requests generally will be filled in the order in which they were received. If the amount of principal to be distributed exceeds the amount of requests, the Trustee will select random lots of $1,000 each to receive such principal distribution. Thus, some Holders of the applicable Class of Securities may receive no principal distributions or a disproportionate amount of such principal distributions. If so specified in the related Prospectus Supplement, the Distribution Date for the payment of principal of a Class may be different from, or occur more or less frequently than, the Distribution Date for the payment of interest for such Class.

FINAL SCHEDULED DISTRIBUTION DATE

        The Final Scheduled Distribution Date with respect to each Class of Notes is the date no later than the date on which the principal thereof will be fully paid and with respect to each Class of Certificates will be the date on which the entire aggregate principal balance of such Class is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to such Series described in the related Prospectus Supplement. The Final Scheduled Distribution Date for each Class of a Series will be specified in the related Prospectus Supplement. Since payments on the Primary Assets will be used to make distributions in reduction of the outstanding principal amount of the Securities, it is likely that the actual final Distribution Date of any such Class will occur earlier, and may occur substantially earlier, than its Final Scheduled Distribution Date. Furthermore, with respect to a Series of Certificates, as a result of delinquencies, defaults and liquidations of the Primary Assets in the Trust Fund, the actual final Distribution Date of any Certificate may occur later than its Final Scheduled Distribution Date. No assurance can be given as to the actual prepayment experience with respect to a Series. See "--Weighted Average Life of the Securities" below.

SPECIAL REDEMPTION

        If so specified in the Prospectus Supplement relating to a Series of Securities having other than monthly Distribution Dates, one or more Classes of Securities of such Series may be subject to special redemption, in whole or in part, on the day specified in the related Prospectus Supplement (a "Special Redemption Date") if, as a consequence of prepayments on the Home Equity Loans relating to such Securities or low yields then available for reinvestment the entity specified in the related Prospectus Supplement determines, based on assumptions specified in the applicable Agreement, that the amount available for the payment of interest that will have accrued on such Securities (the "Available Interest Amount") through the designated interest accrual date specified in the related Prospectus Supplement is less than the amount of interest that will have accrued on such Securities to such date. In such event and as further described in the related Prospectus Supplement, the Trustee will redeem a principal amount of outstanding Securities of such Series as will cause the Available Interest Amount to equal the amount of interest that will have accrued through such designated interest accrual date for such Series of Securities outstanding immediately after such redemption.

OPTIONAL REDEMPTION, PURCHASE OR TERMINATION

        The Seller, the Master Servicer, or another entity designated in the related Prospectus Supplement may, at its option, cause an early termination of one or more Classes of Securities by purchasing all or part of the Primary Assets from such Trust Fund on or after a date specified in the related Prospectus Supplement, or on or after such time as the aggregate outstanding principal amount of the Securities or Primary Assets, as specified in the related Prospectus Supplement is less than the amount or percentage, not more than 25%, specified in the related Prospectus Supplement) at a price equal to the sum of the outstanding Pool Balance (subject to reduction of the purchase price based in part on the appraised value of any REO Property included in the Trust if such appraised value is less than the Principal Balance of the related Home Equity Loan, as provided in the Agreement) and accrued and unpaid interest thereon at the weighted average of the Home Equity Loan Rates through the end of the related Due Period together with all amounts due and owing to the Enhancer, if any. There will be sufficient proceeds to pay off the then current principal balance of any Securities of such Series outstanding. In addition, if so specified in the related Prospectus Supplement upon certain events of insolvency or receivership of the Seller or another affiliated entity specified in the related Prospectus Supplement, the related Primary Assets of the Trust Fund will be liquidated and the Trust Fund will be terminated, subject to the conditions set forth in the related Prospectus Supplement. In each such event, the Securities of the related Series will experience a prepayment. If specified in the related Prospectus Supplement, in the event that a REMIC election has been made, the Trustee will receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Code. Following the sale of the Primary Assets, neither the Trust, nor the holders of Securities will have any continuing direct of indirect liability as sellers of the Primary Assets.

        If so specified in the related Prospectus Supplement, the Master Servicer may have the option to purchase from the Trust Fund any Home Equity Loan 90 days or more delinquent at a purchase price equal to the outstanding Principal Balance of such Home Equity Loan as of the date of purchase, plus all accrued and unpaid interest thereon computed at the Home Equity Loan Rate through the end of the related Due Period, together with all unreimbursed amounts owing to the Enhancer with respect to such Home Equity Loan, if any.

WEIGHTED AVERAGE LIFE OF THE SECURITIES

        Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. Generally, the weighted average life of a Class of the Securities will be influenced by the rate at which the amount financed under the Home Equity Loans included in the Trust Fund for a Series is paid, which may be in the form of scheduled amortization or prepayments.

        Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The Prospectus Supplement for a Series of Securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the weighted average life of each Class of Securities of such Series, and the percentage of the original principal amount of each Class of Securities of such Series that would be outstanding on specified Distribution Dates for such Series, in each case based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Home Equity Loans included in the related Trust Fund are made at rates corresponding to various percentages of the prepayment standard or model specified in such Prospectus Supplement.

        There is, however, no assurance that prepayment of the Home Equity Loans included in the related Trust Fund will conform to any level of any prepayment standard or model specified in the related Prospectus Supplement. The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do other borrowers. The deductibility of mortgage interest payments, and servicing decisions also affect the rate of principal prepayments. As a result, there can be no assurance as to the rate or timing of principal prepayments of the Home Equity Loans either from time to time or over the lives of such Home Equity Loans.

        The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the Home Equity Loans for a Series, such loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by such loans. In this regard, it should be noted that the Home Equity Loans for a Series may have different interest rates. In addition, the weighted average life of the Securities may be affected by the varying maturities of the Home Equity Loans. If any Home Equity Loans for a Series have actual terms-to-stated maturity of less than those assumed in calculating the Final Scheduled Distribution Date of the related Securities, one or more Classes of the Series may be fully paid prior to their respective Final Scheduled Distribution Date, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate.


                                 THE TRUST FUNDS
GENERAL

        The Notes of each Series will be secured by the pledge of the assets of the related Trust Fund, and the Certificates of each Series will represent interests in the assets of the related Trust Fund. The Trust Fund of each Series will include (i) the Primary Assets, (ii) amounts available from the reinvestment of payments on such Primary Assets at the Assumed Reinvestment Rate, if any, specified in the related Prospectus Supplement, (iii) any Enhancement or the rights thereto, (iv) any Mortgaged Property that secured a Home Equity Loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession and (v) the amount, if any, initially deposited in the Pre-Funding Account, Capitalized Interest Account, Collection Account, Certificate Account or Distribution Account for a Series as specified in the related Prospectus Supplement.

        The Securities will be non-recourse obligations of the related Trust Fund. The assets of the Trust Fund specified in the related Prospectus Supplement for a Series of Securities, will serve as collateral only for that Series of Securities unless the related Prospectus Supplement specifies that such assets will serve as collateral for another Series. Holders of a Series of Notes may only proceed against such collateral securing such Series of Notes in the case of a default with respect to such Series of Notes and may not proceed against any assets of the Seller or the related Trust Fund not pledged to secure such Notes.

        The Primary Assets for a Series will be transferred by the Originators to the Seller and from the Seller to the Trust Fund. Home Equity Loans relating to a Series will be master serviced by the Master Servicer pursuant to a Pooling and Servicing Agreement, with respect to a Series consisting of only Certificates or a Sale and Servicing Agreement (each, a "Sale and Servicing Agreement") between the Seller, the Trust Fund, the Originators, the Representative and the Master Servicer, with respect to a Series that includes Notes.

        As used herein, "Agreement" means, with respect to a Series of Certificates, the Pooling and Servicing Agreement or Trust Agreement, and with respect to a Series that includes Notes, the Indenture and the Sale and Servicing Agreement, as the context requires.

        If so specified in the related Prospectus Supplement, a Trust Fund relating to a Series of Securities may be a business trust formed under the laws of the state specified in the related Prospectus Supplement pursuant to a trust agreement (each, a "Trust Agreement") between the Seller and the Trustee of such Trust Fund specified in the related Prospectus Supplement.

        With respect to each Trust Fund, prior to the initial offering of the related Series of Securities, the Trust Fund will have no assets or liabilities. No Trust Fund is expected to engage in any activities other than acquiring, managing and holding the related Primary Assets and other assets contemplated herein and in the related Prospectus Supplement and the proceeds thereof, issuing Securities and making payments and distributions thereon and certain related activities. No Trust Fund is expected to have any source of capital other than its assets and any related Enhancement.

        An Agreement may provide that additional Home Equity Loans may be added to the Trust Fund if such Home Equity Loans were originated or acquired by an Originator in the ordinary course of its business, the inclusion of such Home Equity Loans will maintain or increase the level of overcollateralization and the inclusion of such Home Equity Loans will not result in the withdrawal or downgrading of the ratings then assigned to the Securities of the related Series. In addition, an Agreement may provide that Home Equity Loans may be removed from a Trust Fund from time to time if the actual level of overcollateralization exceeds the amount of overcollateralization required to be maintained and such removal will not result in the withdrawal or downgrading of the ratings then assigned to the Securities of the related Series.

THE HOME EQUITY LOANS

        The Primary Assets for a Series may consist, in whole or in part, of closed-end home equity loans (the "Home Equity Loans") secured by first or second mortgages primarily on Single Family Mortgaged Properties which may be subordinated to other mortgages on the same Mortgaged Property. The Home Equity Loans may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below.

        The full principal amount of a Home Equity Loan is advanced at origination of the loan and generally is repayable in equal (or substantially equal) installments of an amount sufficient to fully amortize such loan at its stated maturity. As more fully described in the related Prospectus Supplement, interest on each Home Equity Loan is calculated on the basis of the outstanding principal balance of such loan multiplied by the Home Equity Loan Rate thereon and, in the case of simple interest loans, further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator is the number of days in the annual period for which interest accrues on such loan. Interest on Home Equity Loans also may be calculated on the actuarial basis, in which case each monthly payment consists of a decreasing amount of interest and an increasing amount of principal, and the payment either earlier or later then the due date therefor will not affect the relative applications of principal and interest. The Home Equity Loans for a Series may include Home Equity Loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms and require a balloon payment of the remaining principal balance at maturity, as specified in the related Prospectus Supplement. The original terms to stated maturity of Home Equity Loans will generally not exceed 360 months.

        The Mortgaged Properties will include Single Family Property (i.e., one- to four-family residential housing, including Condominium Units and Cooperative Dwellings) and may include mixed-use property. Mixed-use properties will consist of structures of no more than three stories, which include one to four residential dwelling units and space used for retail, professional or other commercial uses. Such uses, which will not involve more than 50% of the space in the structure, may include doctor, dentist or law offices, real estate agencies, boutiques, newsstands, convenience stores or other similar types of uses intended to cater to individual customers as specified in the related Prospectus Supplement. The properties may be located in suburban or metropolitan districts. Any such non-residential use will be in compliance with local zoning laws and regulations. The Mortgaged Properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. The Mortgaged Properties also may include module or manufactured homes which are treated as real estate under local law. Except for Condominium Units and Cooperative Dwellings, each Single Family Property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least as long as the term of the related Home Equity Loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. Mortgages on Cooperative Dwellings consist of a lien on the shares issued by such Cooperative Dwelling and the proprietary lease or occupancy agreement relating to such Cooperative Dwelling.

        The aggregate principal balance of Home Equity Loans secured by Mortgaged Properties that are owner-occupied will be disclosed in the related Prospectus Supplement. The sole basis for determining that a given percentage of the Home Equity Loans are secured by Single Family Property that is owner-occupied will be either (i) the making of an oral representation by the Mortgagor at origination of the Home Equity Loan either that the underlying Mortgaged Property will be used by the Mortgagor for a period of at least six months every year or that the Mortgagor intends to use the Mortgaged Property as a primary residence, or (ii) a finding that the address of the underlying Mortgaged Property is the Mortgagor's mailing address as reflected in the Master Servicer's or the applicable Sub-Servicer's records. The Mortgaged Properties also may include non-owner occupied investment properties and vacation and second homes.

        ADDITIONAL INFORMATION. The related Prospectus Supplement for each Series will provide information with respect to the Home Equity Loans that are Primary Assets as of the Cut-off Date, including, among other things, and to the extent relevant: (a) the aggregate unpaid principal balance of the Home Equity Loans (b) the range and weighted average Home Equity Loan Rate on the Home Equity Loans, and, in the case of adjustable rate Home Equity Loans, the range and weighted average of the current Home Equity Loan Rates and the Lifetime Rate Caps, if any; (c) the range and average outstanding principal balance of the Home Equity Loans; (d) the weighted average original and remaining term-to-stated maturity of the Home Equity Loans and the range of original and remaining terms-to-stated maturity, if applicable; (e) the range and weighted average of Combined Loan-to-Value Ratios for the Home Equity Loans; (f) the percentage (by outstanding principal balance as of the Cut-off Date) of Home Equity Loans that accrue interest at adjustable or fixed interest rates; (g) any special hazard insurance policy or bankruptcy bond or other enhancement relating to the Home Equity Loans; (h) the geographic distribution of the Mortgaged Properties securing the Home Equity Loans; (i) the percentage of Home Equity Loans (by principal balance as of the Cut-off Date) that are secured by Single Family Mortgaged Properties, shares relating to Cooperative Dwellings, Condominium Units, investment property and vacation or second homes; (j) the lien priority of the Home Equity Loans; and (k) the delinquency status and year of origination of the Home Equity Loans. The related Prospectus Supplement will also specify any other limitations on the types or characteristics of Home Equity Loans for a Series.

        If information of the nature described above respecting the Home Equity Loans is not known to the Seller at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the Prospectus Supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days after the initial issuance of such Securities.

COLLECTION, CERTIFICATE AND DISTRIBUTION ACCOUNTS

        A separate Collection Account or Certificate Account will be established for each Series of Securities for receipt of all amounts received on or with respect to the Primary Assets. Certain amounts on deposit in such Collection Account and certain amounts available pursuant to any Enhancement, as provided in the related Prospectus Supplement, may be deposited in one or more Distribution Accounts. Funds in the Collection, Certificate and Distribution Accounts generally will be invested in Eligible Investments maturing, with certain exceptions, not later, in the case of funds in the Collection Account, than the day preceding the date such funds are due to be deposited in the Distribution Account or otherwise distributed and, in the case of funds in the Distribution Account and the Certificate Account, than the day preceding the next Distribution Date for the related Series of Securities. See "--Eligible Investments" below.

PRE-FUNDING AND CAPITALIZED INTEREST ACCOUNTS

        If specified in the related Prospectus Supplement, a Trust Fund will include one or more segregated trust accounts (each, a "Pre-Funding Account") established and maintained with the Trustee for the related Series. If so specified, on the closing date for such Series, a portion of the proceeds of the sale of the Securities of such Series not to exceed fifty percent of the aggregate principal amount of such Series (such amount, the "Pre-Funded Amount") may be deposited in the Pre-Funding Account and may be used to purchase additional Primary Assets during the period of time not to exceed six months specified in the related Prospectus Supplement (the "Pre-Funding Period"). Pending the purchase of such additional Primary Assets, funds deposited in the Pre-Funding Account will be invested in Eligible Investments. If any Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Pre-Funding Period, such amount will be applied in the manner specified in the related Prospectus Supplement to prepay the Notes and/or the Certificates of the applicable Series.

        Each additional Primary Asset must satisfy the eligibility criteria specified in the related Prospectus Supplement and related Agreements. Such eligibility criteria will be determined in consultation with each Rating Agency (and/or any Enhancer) prior to the issuance of the related Series and are designed to ensure that if such additional Primary Assets were included as part of the initial Primary Assets, the credit quality of such assets would be consistent with the initial rating of the Securities of such Series. The eligibility criteria will apply to the pool of Primary Assets, including the subsequent Primary Assets, and will include a minimum weighted average interest rate, a maximum weighted average remaining term to maturity and a maximum weighted average Combined Loan-to-Value Ratio. Depending on the composition of the original Primary Assets and the type of Enhancement, additional eligibility criteria such as a minimum interest rate, a maximum principal balance, a limitation on geographic concentration and a limit on certain types of Primary Assets such as Balloon Loans or loans secured by other than primary residences. The Seller and the Representative will certify to the Trustee that all conditions precedent to the transfer of the additional Primary Assets, including the satisfaction of the eligibility criteria to the Trust Fund, have been satisfied. It is a condition to the transfer of any additional Primary Assets to the Trust Fund that each Rating Agency, after receiving prior notice of the proposed transfer of the additional Primary Assets to the Trust Fund, shall not have advised the Seller or the Trustee or any Enhancer that the conveyance of such additional Primary Assets will result in a qualification, modification or withdrawal of its then current rating of any Class of Notes or Certificates of such Series. Following the transfer of additional Primary Assets to the Trust Fund, the aggregate characteristics of the Primary Assets then held in the Trust Fund may vary from those of the initial Primary Assets of such Trust Fund. As a result, the additional Primary Assets may adversely affect the performance of the related Securities.

        If a Pre-Funding Account is established, one or more segregated trust accounts (each, a "Capitalized Interest Account") may be established and maintained with the Trustee for the related Series. On the closing date for such Series, a portion of the proceeds of the sale of the Securities of such Series will be deposited in the Capitalized Interest Account and used to fund the excess, if any, of the sum of (i) the amount of interest accrued on the Securities of such Series and (ii) if specified in the related Prospectus Supplement, certain fees or expenses during the Pre-Funding Period such as Trustee fees and credit enhancement fees, over the amount of interest available therefor from the Primary Assets in the Trust Fund. If so specified in the related Prospectus Supplement, amounts on deposit in the Capitalized Interest Account may be released to the Seller prior to the end of the Pre-Funding Period subject to the satisfaction of certain tests specified in the related Prospectus Supplement. Any amounts on deposit in the Capitalized Interest Account at the end of the Pre-Funding Period that are not necessary for such purposes will be distributed to the person specified in the related Prospectus Supplement.

ELIGIBLE INVESTMENTS

        Each Agreement generally will define Eligible Investments to include the following:

                (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States;

                (ii) repurchase agreements on obligations specified in clause
        (i) maturing not more than three months from the date of acquisition thereof, provided that the short-term unsecured debt obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating category;

                (iii) certificates of deposit, time deposits and bankers" acceptances of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the unsecured short-term debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by each Rating Agency in its highest unsecured short-term debt rating category;

                (iv) commercial paper (having original maturities of not more than 90 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in their highest short-term rating categories;

                (v) short-term investment funds ("STIFS") sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in their respective highest rating category of long-term unsecured debt; and

                (vi) interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time as the interest is held in such fund has a rating of "Aaa" by Moody's Investors Service, Inc., and either "AAAm" or "AAAm-G" by Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc.;

provided that no instrument described above may evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no instrument described above may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to its stated maturity.

        To the extent any such investment would require registration of the Trust Fund as an investment company, such investment will not constitute an Eligible Investment.

REVOLVING PERIOD AND AMORTIZATION PERIOD; RETAINED INTEREST

        If the related Prospectus Supplement so provides, there may be a period commencing on the date of issuance of a Class or Classes of Notes and/or Certificates of a Series and ending on the date set forth in the related Prospectus Supplement (each, a "Revolving Period") during which limited or no principal payments will be made to one or more Classes of Notes or Certificates of the related Series as are identified in such Prospectus Supplement. Some or all collections of principal otherwise allocated to such Classes of Notes or Certificates may be (i) utilized during the Revolving Period to acquire additional Primary Assets which satisfy the criteria specified above and the criteria set forth in the related Prospectus Supplement, (ii) held in an account and invested in Eligible Investments for later distribution to Securityholders,
(iii) applied to those Notes or Certificates for such Series, if any, specified in the related Prospectus Supplement as then are in amortization, or (iv) otherwise applied as specified in the related Prospectus Supplement.

        An "Amortization Period" is the period during which an amount of principal is payable to Holders of a Series which, during the Revolving Period, were not otherwise entitled to such payments. If so specified in the related Prospectus Supplement, during an Amortization Period all or a portion of principal collections on the Primary Assets may be applied as specified above for a Revolving Period and, to the extent not so applied, will be distributed to the Classes of Notes or Certificates for such Series specified in the related Prospectus Supplement as then being entitled to payments of principal. In addition, if so specified in the related Prospectus Supplement, amounts deposited in certain accounts for the benefit of one or more Classes of Notes or Certificates for such Series may be released from time to time or on a specified date and applied as a payment of principal on such Classes of Notes or Certificates. The related Prospectus Supplement will set forth the circumstances which will result in the commencement of an Amortization Period.

        Each Series which has a Revolving Period may also issue to the Representative or one of its affiliates a certificate evidencing an undivided beneficial interest (a "Retained Interest") in such Series not represented by the other Securities issued by the Representative. As further described in the related Prospectus Supplement, the value of such Retained Interest will fluctuate as the amount of Notes and Certificates of the related Series of Securities outstanding is reduced.


                                   ENHANCEMENT

        The amounts and types of credit enhancement ("Enhancement") arrangements and the provider thereof, if applicable, with respect to a Series or any Class of Securities will be set forth in the related Prospectus Supplement. If specified in the applicable Prospectus Supplement, Enhancement for any Series of Securities may cover one or more Classes of Notes or Certificates, and accordingly may be exhausted for the benefit of a particular Class of Notes or Certificates and thereafter be unavailable to such other Classes of Notes or Certificates. Further information regarding any provider of credit enhancement, including financial information when material, will be included in the related Prospectus Supplement.

        If and to the extent provided in the related Prospectus Supplement, Enhancement may include one or more of the following or any combination thereof:

        Financial Guaranty Insurance Policy which will be issued by a monoline insurance company and which, subject to the terms of such policy, will guarantee timely payment of interest on, and ultimate (as opposed to timely) payment of principal of, the applicable Class or Classes of Securities;

        Overcollateralization which will equal the excess of the aggregate principal balance of the Primary Assets over the aggregate principal balance of the Securities. Overcollateralization may take the form of the initial or subsequent deposit of Primary Assets to create such excess or may build over time from the application of certain excess cash amounts generated by the Primary Assets to accelerate the amortization of the applicable Class or Classes of Securities;

        Letter of Credit which will be issued by a bank or other financial institution in a maximum amount which may be permanently reduced as draws are made or may be replenished as previous draws are repaid from certain excess cash amounts generated by the Primary Assets. Draws may be made to cover shortfalls generally in collections, with respect to particular types of shortfalls such as those due to particular types of losses or with respect to specific situations such as shortfalls in amounts necessary to pay current interest;

        Cash Reserve Fund which may be partially or fully funded on the date of issuance or may be funded over time from certain excess cash amounts generated by the Primary Assets. Withdrawals may be made in circumstances similar to those for which draws may be made on a letter of credit;

        Insurance Policies which may insure a portion of the Home Equity Loans against credit losses, bankruptcy losses, fraud losses or special hazard losses not covered by typical homeowners insurance policies;

        Subordinate Securities which will be subordinated in the right to receive distributions to one or more other Classes of Securities of the same Series, some or all of which may themselves be subordinated to other Classes of such Series. Subordination may be with respect to distributions of interest, principal or both. In addition, all or portions of certain types of losses on the Primary Assets may be allocated to one or more Classes of the Subordinate Securities prior to the allocation thereof to other Classes of Subordinate Certificates and/or the Senior Securities of the applicable Series; or

        Derivative Products which may include a swap to convert floating or fixed rate payments, as applicable, on the Primary Assets into fixed or floating rate payments, as applicable, on the Securities or a cap or floor agreement intended to provide protection against changes in floating rates of interest payable on the Primary Assets and/or the Securities.

        The presence of Enhancement is intended to increase the likelihood of receipt by the Certificateholders and the Noteholders of the full amount of principal and interest due thereon and to decrease the likelihood that the Certificateholders and the Noteholders will experience losses, or may be structured to provide protection against changes in interest rates or against other risks, to the extent and under the conditions specified in the related Prospectus Supplement. Forms of Enhancement may provide for one or more Classes of Securities to be paid in foreign currencies. The Enhancement for a Class of Securities generally will not provide protection against all risks of loss and may not guarantee repayment of the entire principal and interest thereon. If losses occur which exceed the amount covered by any Enhancement or which are not covered by any Enhancement, Securityholders will bear their allocable share of deficiencies. In addition, if a form of Enhancement covers more than one Class of Securities of a Series, Securityholders of any such Class will be subject to the risk that such Enhancement will be exhausted by the claims of Securityholders of other Classes.


                         SERVICING OF HOME EQUITY LOANS

GENERAL

        The Home Equity Loans comprising the Primary Assets in the Trust Fund will be master serviced by the Master Servicer pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as the case may be, with respect to a Series of Securities. It is expected that the Master Servicer will enter into sub-servicing agreements with the Originators pursuant to which each Originator will act as sub-servicer with respect to the Home Equity Loans sold by such Originator to the Seller. No such sub-servicing agreement will relieve the Master Servicer of any liability it might otherwise have, had the sub-servicing arrangement not been entered into. As used in this section, the term "Servicer" refers to both the Master Servicer and each Originator in its role as a Sub-Servicer.

COLLECTION PROCEDURES; ESCROW ACCOUNTS

        The Servicer will make reasonable efforts to collect all payments required to be made under the Home Equity Loans and will, consistent with the terms of the related Agreement for a Series and any applicable Enhancement, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the Servicer may, in its discretion, (i) waive any assumption fee, late payment charge, or other charge in connection with a Home Equity Loan and (ii) arrange with an obligor a schedule for the liquidation of delinquencies by extending the Due Dates for Scheduled Payments on such Home Equity Loan.

        The Servicer will not establish or maintain escrow or impound accounts ("Escrow Accounts") with respect to Home Equity Loans for any purpose.

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT OR THE CERTIFICATE
ACCOUNT

        The Trustee or the Master Servicer will establish a separate account (the "Collection Account" or the "Certificate Account") in the name or for the benefit of the Trustee. The Collection Account and/or Certificate Account will be an account maintained (i) at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated by each Rating Agency rating the Securities of such Series at levels satisfactory to each Rating Agency or (ii) in an account or accounts the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation (the "FDIC") or which are secured in a manner meeting requirements established by each Rating Agency.

        The funds held in the Collection Account or the Certificate Account may be invested, pending remittance to the Trustee, in Eligible Investments. The Servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account or Certificate Account.

        The Servicer, the Seller or the Trustee will deposit into the Collection Account for each Series, within the period specified in the related Prospectus Supplement, the following payments and collections received or made by it (other than, in respect of principal of and interest on the related Primary Assets due or, in the case of simple interest Home Equity Loans, received, on or before such Cut-off Date):

                (i) all payments on account of principal, including prepayments, on such Primary Assets;

                (ii) all payments on account of interest on such Primary Assets after deducting therefrom, at the discretion of the Servicer but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with the related Agreement, the Servicing Fee in respect of such Primary Assets;

                (iii) all amounts received by the Servicer in connection with the liquidation of Primary Assets or property acquired in respect thereof, whether through foreclosure sale, repossession or otherwise, including payments in connection with such Primary Assets received from the obligor, other than amounts required to be paid or refunded to the obligor pursuant to the terms of the applicable loan documents or otherwise pursuant to law ("Liquidation Proceeds"), exclusive of, in the discretion of the Servicer, but only to the extent of the amount permitted to be withdrawn from the Collection Account or the Certificate Account in accordance with the related Agreement, the Servicing Fee, if any, in respect of the related

        Primary Asset and, to the extent specified in the related Prospectus Supplement, net of reimbursements for related Delinquency Advances and Servicer Advances;

                (iv) all proceeds under any title insurance, hazard insurance or other insurance policy covering any such Primary Asset, other than proceeds to be applied to the restoration or repair of the related Property or released to the obligor in accordance with the related Agreement;

                (v) all amounts required to be deposited therein from any applicable Reserve Fund for such Series pursuant to the related Agreement;

                (vi) all Delinquency Advances made by the Servicer required pursuant to the related Agreement; and

                (vii) all repurchase prices of any such Primary Assets repurchased by the Servicer or the Seller pursuant to the related Agreement.

        The Master Servicer is permitted, from time to time, to make withdrawals from the Collection Account or the Certificate Account for each Series for the following purposes:

                (i) to reimburse itself for Delinquency Advances and Servicing Advances for such Series made by it pursuant to the related Agreement; the Servicer's right to reimburse itself for Delinquency Advances and Servicing Advances is limited to amounts received on or in respect of particular Home Equity Loans (including, for this purpose, Liquidation Proceeds and amounts representing proceeds of insurance policies covering the related Property) which represent late recoveries of Scheduled Payments respecting which any such advance was made;

                (ii) to reimburse itself for any Delinquency Advances for such Series that the Servicer determines in good faith it will be unable to recover from amounts representing late recoveries of Scheduled Payments respecting which such Advance was made or from Liquidation Proceeds or the proceeds of insurance policies;

                (iii) in the event it has elected not to pay itself the Servicing Fee out of the interest component of any Scheduled Payment, late payment or other recovery with respect to a particular Home Equity Loan prior to the deposit of such Scheduled Payment, late payment or recovery into the Collection Account, to pay to itself the Servicing Fee, as adjusted pursuant to the related Agreement, from any such Scheduled Payment, late payment or such other recovery, to the extent permitted by the related Agreement;

                (iv) to reimburse itself or the Seller for expenses incurred by and recoverable by or reimbursable to it pursuant to the related Agreement;

                (v) to pay to the applicable person with respect to each Primary Asset or REO Property acquired in respect thereof that has been repurchased or removed from the Trust Fund by the Seller or the Servicer pursuant to the related Agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

                (vi) to make payments to the Trustee of such Series for deposit into the Distribution Account, if any, or for remittance to the Holders of such Series in the amounts and in the manner provided for in the related Agreement; and

                (vii) to clear and terminate the Collection Account pursuant to the related Agreement.

        In addition, if the Servicer deposits in the Collection Account for a Series any amount not required to be deposited therein, it may, at any time, withdraw such amount from such Collection Account.

ADVANCES AND LIMITATIONS THEREON

        The related Prospectus Supplement will describe the circumstances, if any, under which the Servicer will make advances with respect to delinquent payments of principal and/or interest on Home Equity Loans ("Delinquency Advances"). If specified in the related Prospectus Supplement, the Servicer will be obligated to make Delinquency Advances, and such obligation may be limited in amount, or may not be activated until a certain portion of a specified Reserve Fund is depleted. Such advances are intended to provide liquidity and, except to the extent specified in the related Prospectus Supplement, not to guarantee or insure against losses. Accordingly, to the extent specified in the related Prospectus Supplement, any funds advanced are recoverable by the Servicer out of amounts received on particular Home Equity Loans which represent late recoveries of principal or interest, proceeds of insurance policies or Liquidation Proceeds respecting which any such Delinquency Advance was made or, to the extent provided in the Prospectus Supplement, from payments or proceeds from other Home Equity Loans. If and to the extent specified in the related Prospectus Supplement, the Servicer will advance its own funds to pay for any related expenses of foreclosure and disposition of any liquidated Mortgage Home Equity Loan or related Property (the "Servicing Advances"). The Servicer will be entitled to be reimbursed for any such Servicing Advances to the extent provided in the Prospectus Supplement. If a Servicing Advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies, or Liquidation Proceeds from the related Home Equity Loan, the Servicer may be entitled to reimbursement from other funds in the Collection Account, Certificate Account or Distribution Account, as the case may be, or from a specified Reserve Fund as applicable, to the extent specified in the related Prospectus Supplement.

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

        Except as otherwise specified in the related Prospectus Supplement, all Mortgages will contain provisions requiring the obligor on each Home Equity Loan to maintain a hazard insurance policy naming the Servicer as loss payee thereunder and providing for extended coverage of the standard form of fire insurance with extended coverage for certain other hazards as is customary in the state in which the related Mortgaged Property is located. Except as specified in the related Prospectus Supplement, the Servicer will not be required to maintain or to cause the obligor on each Home Equity Loan to maintain a hazard insurance policy. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related Home Equity Loans.

        In general, the standard form of fire and extended coverage insurance policy covers physical damage to or destruction of the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Home Equity Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from any of the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

        The hazard insurance policies initially covering the Mortgaged Properties typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90% of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

        Coverage will be in an amount at least equal to the greater of (i) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (ii) the outstanding principal balance of the related loan plus the balance of any senior mortgage. The Servicer will also maintain on REO Property that secured a defaulted Home Equity Loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is equal to the maximum insurable value of such REO Property. No earthquake or other additional insurance will be required of any obligor or will be maintained on REO Property acquired in respect of a default Home Equity Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require such additional insurance.

        The ability of the Servicer to assure that hazard insurance proceeds are appropriately applied may depend on its being named as an additional insured under any hazard insurance policy and under any flood insurance policy, or upon the extent to which information in this regard is furnished to the Servicer by a borrower. Except as described below, all amounts collected by the Servicer under any hazard policy (except for amounts applied or expected to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the Servicer's normal servicing procedures), will be deposited in the Collection Account.

REALIZATION UPON DEFAULTED HOME EQUITY LOANS

        The Servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the Mortgaged Properties securing the related Home Equity Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans owned by it. However, the Servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the Property unless it determines that (i) such restoration or foreclosure will increase the Liquidation Proceeds in respect of the related Home Equity Loan available to the Holders after reimbursement to itself for such expenses and (ii) such expenses will be recoverable by it either through Liquidation Proceeds or the proceeds of insurance. Notwithstanding anything to the contrary herein, in the case of a Trust Fund for which a REMIC election has been made, the Servicer will be required to liquidate any Mortgaged Property acquired through foreclosure within three years after the acquisition of the beneficial ownership of such Mortgaged Property. While the holder of a Mortgaged Property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the Trust Fund, if applicable, will have no ability to do so and neither the Servicer nor the Seller will be required to do so.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

        When a Borrower on a Home Equity Loan notifies the Servicer that the Mortgaged Property is being conveyed by the obligor, the Servicer will be obligated to exercise its rights to accelerate the maturity of the related Home Equity Loan under the applicable "due-on-sale" clause, if any, unless such exercise is not permitted under applicable law or if the enforcement of such clause would result in loss of coverage under any primary mortgage insurance policy. In such event, the Servicer is authorized to accept from or enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Home Equity Loan. To the extent permitted by applicable law, such assumption will not release the original borrower from its obligation under the Home Equity Loan. Any fee collected in connection with an assumption will be retained by the Servicer as additional servicing compensation. The terms of a Home Equity

Loan may not be changed in connection with an assumption except to the extent specified in the related Prospectus Supplement.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

        The Master Servicer will be entitled to a periodic fee as servicing compensation (the "Servicing Fee") in an amount to be determined as specified in the related Prospectus Supplement. The Servicing Fee may be fixed or variable, as specified in the related Prospectus Supplement. In addition, the Master Servicer will be entitled to servicing compensation in the form of assumption fees, late payment charges and similar items, or excess proceeds following disposition of Property in connection with defaulted Home Equity Loans. The Master Servicer will pay any fees due the Sub-Servicers from the Servicing Fee.

        Except to the extent otherwise specified in the related Prospectus Supplement, the Servicer will pay certain expenses incurred in connection with the servicing of the Home Equity Loans, including, without limitation, the payment of the fees and expenses of the Trustee and independent accountants, and the cost of credit support, if any, and payment of expenses incurred in preparation of reports to Holders.

        When an obligor makes a principal prepayment in full between Due Dates on the related Home Equity Loan, the obligor will generally be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related Prospectus Supplement in order that one or more Classes of the Holders of a Series will not be adversely affected by any resulting shortfall in interest, the amount of the Servicing Fee may be reduced to the extent necessary to include in the Servicer's remittance to the Trustee for distribution to Securityholders an amount equal to one month's interest on the related Home Equity Loan (less the Servicing Fee). If the aggregate amount of such shortfalls in a month exceeds the Servicing Fee for such month, a shortfall to Holders may occur.

        The Servicer will be entitled to reimbursement for Servicing Advances. The related Holders will suffer no loss by reason of such Servicing Advances to the extent expenses are covered under related insurance policies or from excess Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related Holders will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the Servicing Advances, are less than the outstanding principal balance of and unpaid interest on the related Home Equity Loan which would be distributable to Holders. The Servicer is generally also entitled to reimbursement from the Collection Account for Servicing Advances. In addition, the Servicer will be entitled to reimbursement for Delinquency Advances as described above under "--Advances and Limitations Thereon."

        The rights of the Servicer to receive funds from the Collection Account for a Series, whether as the Servicing Fee or other compensation, or for the reimbursement of Delinquency Advances and Servicing Advances, expenses or otherwise, are not subordinate to the rights of Holders of such Series.

EVIDENCE AS TO COMPLIANCE

        The applicable Agreement for each Series will provide that each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of the Home Equity Loans by the Master Servicer and that such examination, which has been conducted substantially in compliance with either
(i) the audit guide for audits of non-supervised mortgagees approved by the Department of Housing and Urban Development or (ii) the requirements of the Uniform Single Attestation Program for Mortgage Bankers, has disclosed no items of non-compliance with the provisions of the applicable Agreement that, in the opinion of the firm, are material, except for such items of non-compliance as shall be referred in the report.

        The applicable Agreement for each Series will also provide for delivery to the Trustee for such Series of an annual statement signed by an officer of the Master Servicer to the effect that the Master Servicer has fulfilled its material obligations under such Agreement throughout the preceding calendar year.

CERTAIN MATTERS REGARDING THE MASTER SERVICER

        If an Event of Default occurs under either a Sale and Servicing Agreement or a Pooling and Servicing Agreement, the Master Servicer may be replaced by the Trustee or a successor Master Servicer. Such Events of Default and the rights of the Trustee upon such a default under the Agreement for the related Series will be substantially similar to those described under "THE AGREEMENTS--Events of Default; Rights Upon Event of Default--Pooling and Servicing Agreement; Sale and Servicing Agreement."

        The Master Servicer may assign its rights and delegate its duties and obligations under the related Agreement for each Series if the successor Master Servicer accepting such assignment or delegation (i) services or master services similar loans in the ordinary course of its business, (ii) is reasonably satisfactory to the Trustee for the related Series, (iii) would not cause any Rating Agency's rating of the Securities for such Series in effect immediately prior to such assignment, sale or transfer to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and (iv) executes and delivers to the Trustee and the Enhancer, if any, an agreement, in form and substance reasonably satisfactory to the Trustee, and the Enhancer, if any, which contains an assumption by such Master Servicer of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer under the related Agreement from and after the date of such agreement. No such assignment will become effective until the Trustee or a successor Master Servicer has assumed the servicer's obligations and duties under the related Agreement. To the extent that the Master Servicer transfers its obligations to a wholly-owned subsidiary or affiliate, such subsidiary or affiliate need not satisfy the criteria set forth above; however, in such instance, the assigning Master Servicer will remain liable for the servicing obligations under the related Agreement. Any entity into which the Master Servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the Master Servicer's obligations under the related Agreement provided that such successor or surviving entity meets the requirements for a successor Master Servicer set forth above.

        The Master Servicer will not be under any liability to the Trust Fund or the Securityholders for taking any action or for refraining from taking any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that the Master Servicer will not be protected against any liability that otherwise would be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of its reckless disregard of its obligations and duties thereunder. Except to the extent otherwise provided therein, each Agreement further will provide that the Master Servicer and any director, officer, employee or agent of the Master Servicer will be entitled to indemnification by the Trust Fund and will be held harmless to the extent provided in the Agreement against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities, other than any loss, liability or expense related to any specific Home Equity Loan or Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by the Master Servicer by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties thereunder or by reason of the Master Servicer's reckless disregard of its obligations and duties thereunder.

        Each Agreement will provide that the Master Servicer will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the Agreement and that in its opinion may involve it in any expense or liability. The Master Servicer, however, in its discretion, may undertake any such action that it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interest of the Securityholders and the Enhancer, if any, thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the Master Servicer will be entitled to be reimbursed therefor to the extent provided in the Agreement. The Master Servicer's right to such indemnity or reimbursement will survive any resignation or termination of the Master Servicer with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination). Any claims by or on behalf of the Securityholders or the Trust Fund will be made only against the Master Servicer, who will be liable with respect to its own acts and omissions as well as the acts and omissions of its directors, officer, employees and agents.

                                 THE AGREEMENTS

        The following summaries describe the material provisions of the Agreements common to each Series of Securities. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreements. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the related Agreements.

GENERAL

        At the time of issuance of the Securities of a Series, the Seller will transfer, convey and assign to the Trust Fund all right, title and interest of the Seller in the Primary Assets and other property to be transferred to the Trust Fund for a Series. Such assignment will include all principal and interest due or received on or with respect to the Primary Assets after the Cut-off Date to the extent specified in the related Prospectus Supplement (except for any Retained Interests). The Trustee will, concurrently with such assignment, execute and deliver the Securities.

ASSIGNMENT OF HOME EQUITY LOANS

        The Seller will, as to each Home Equity Loan, deliver or cause to be delivered to the Trustee, or, as specified in the related Prospectus Supplement a custodian on behalf of the Trustee (the "Custodian"), the Mortgage Note endorsed without recourse to the order of the Trustee or in blank, the original Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Seller will certify that the original of such Mortgage was delivered to such recording office) and an assignment of the Mortgage in recordable form. The Trustee, or, if so specified in the related Prospectus Supplement, the Custodian, will hold such documents in trust for the benefit of the Holders.

        The Representative will, at the time of issuance of the Securities, cause assignments to the Trustee of the Mortgages relating to the Home Equity Loans for a Series to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Home Equity Loans. If specified in the related Prospectus Supplement, the Representative will cause such assignments to be so recorded within the time after issuance of the Securities as is specified in the related Prospectus Supplement, in which event, the Agreement may require the Representative to repurchase or to cause the applicable Originator to repurchase from the Trustee any Home Equity Loan the related Mortgage of which is not recorded within such time, at the price described below with respect to repurchases by reason of defective documentation. The enforcement of the repurchase obligation would constitute the sole remedy available to the Holders or the Trustee for the failure of a Mortgage to be recorded.

        Each Home Equity Loan will be identified in a schedule appearing as an exhibit to the related Agreement (the "Home Equity Loan Schedule"). Such Home Equity Loan Schedule will specify with respect to each Home Equity Loan: the original principal amount and unpaid principal balance as of the Cut-off Date; the current interest rate; the current Scheduled Payment of principal and interest; the maturity date, if any, of the related Mortgage

Note; and if the Home Equity Loan is an adjustable rate Home Equity Loan, the Lifetime Rate Cap, if any, and the index. The Seller does not intend to file the Home Equity Loan Schedules or the related Agreements.

REPURCHASE AND SUBSTITUTION OF NON-CONFORMING PRIMARY ASSETS

        If any document relating to the Primary Assets which is required to be delivered to the Trustee (or Custodian) is found by the Trustee within 90 days of the execution of the related Agreement (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) to be defective in any material respect and the Representative does not cure such defect within 90 days, or within such other period specified in the related Prospectus Supplement, the Representative will, not later than 90 days or within such other period specified in the related Prospectus Supplement, after the Trustee's notice to the Seller and the Representative of the defect, repurchase or cause the applicable Originator to repurchase the related Primary Asset or any property acquired in respect thereof from the Trustee at a price equal to,
(a) the outstanding principal balance of such Primary Asset and (b) accrued and unpaid interest to the date of the repurchase/substitution of such Primary Asset at the rate set forth in the related Agreement.

        The Representative, may, rather than repurchase the Primary Asset as described above, remove such Primary Asset from the Trust Fund (the "Deleted Primary Asset") and cause to be substituted in its place one or more other Primary Assets (each, a "Qualifying Substitute Primary Asset") provided, however, that (i) with respect to a Trust Fund for which no REMIC election is made, such substitution must be effected within 120 days of the date of initial issuance of the Securities and (ii) with respect to a Trust Fund for which a REMIC election is made, after a specified time period, the Trustee must have received a satisfactory opinion of counsel that such substitution will not cause the Trust Fund to lose its status as a REMIC or otherwise subject the Trust Fund to a prohibited transaction tax.

        Any Qualifying Substitute Primary Asset will have, on the date of substitution, (i) an outstanding principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Primary Asset (the amount of any shortfall to be deposited to the Collection Account in the month of substitution for distribution to Holders), (ii) an interest rate not less than (and not more than 2% greater than) the interest rate or Margin of the Deleted Primary Asset,
(iii) a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the Deleted Primary Asset, and will comply with all of the representations and warranties set forth in the applicable Agreement as of the date of substitution.

        The above-described cure, repurchase or substitution obligations constitute the sole remedies available to the Holders or the Trustee for a material defect in a document for a Primary Asset.

        The Representative and the Originators will make representations and warranties with respect to Primary Assets for a Series. If the Representative cannot cure, or cause the applicable Originator to cure, a breach of any such representations and warranties in all material respects within the time period specified in the related Prospectus Supplement after notification by the Trustee of such breach, and if such breach is of a nature that materially and adversely affects the value of such Primary Asset, the Representative is obligated to repurchase, or cause the applicable Originator to repurchase, the affected Primary Asset or, if provided in the related Prospectus Supplement, provide a Qualifying Substitute Primary Asset therefor, subject to the same conditions and limitations on purchases and substitutions as described above.

REPORTS TO HOLDERS

        The Trustee or other entity specified in the related Prospectus Supplement will prepare and forward to each Holder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any Series, among other things:

                (i) the amount of principal distributed to Holders of the related Securities and the outstanding principal balance of such Securities following such distribution;

                (ii) the amount of interest distributed to Holders of the related Securities and the current interest on such Securities;

                (iii) the amounts of (a) any overdue accrued interest included in such distribution, (b) any remaining overdue accrued interest with respect to such Securities or (c) any current shortfall in amounts to be distributed as accrued interest to Holders of such Securities;

                (iv) the amounts of (a) any overdue payments of scheduled principal included in such distribution, (b) any remaining overdue principal amounts with respect to such Securities, (c) any current shortfall in receipt of scheduled principal payments on the related Primary Assets or (d) any realized losses or Liquidation Proceeds to be allocated as reductions in the outstanding principal balances of such Securities;

                (v) the amount received under any related Enhancement, the remaining amount available under such Enhancement and the amount reimbursed to the Enhancer, if any;

                (vi) the number and aggregate principal balance of Home Equity Loans that were delinquent (a) one monthly payment, (b) two monthly payments and (c) three or more monthly payments, as of the end of the prior collection period;

                (vii) the number and aggregate principal balance of Home Equity Loans in foreclosure, as of the end of the prior collection period;

                (viii) the aggregate principal balance of Home Equity Loans which became REO during the prior collection period;

                (ix) the book value of any REO Property acquired by the related Trust Fund;

                (x) the amount of losses realized during the prior collection period;

                (xi) the aggregate principal balance of Home Equity Loans repurchased during the prior collection period;

                (xii) the amount of the Servicing Fee for the prior collection period;

                (xiii) during the Pre-Funding Period, the remaining Pre-Funded Amount and the portion of the Pre-Funding Amount used to acquire additional Primary Assets since the preceding Distribution Date;

                (xiv) during the Pre-Funding Period, the amount remaining in the Capitalized Interest Account; and

                (xv) such other information as specified in the related
        Agreement.

        In addition, within a reasonable period of time after the end of each calendar year the Trustee, will furnish to each Holder of record at any time during such calendar year (a) the aggregate of amounts reported pursuant to (i),
(ii), and (iv)(d) above for such calendar year and (b) such information specified in the related Agreement to enable

Holders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Securities, if applicable. Information in the Distribution Date and annual statements provided to the Holders will not have been examined and reported upon by an independent public accountant. However, the Master Servicer will provide to the Trustee a report by independent public accountants with respect to the Master Servicer's servicing of the Home Equity Loans. See "SERVICING OF HOME EQUITY LOANS--Evidence as to Compliance."

        If so specified in the Prospectus Supplement for a Series of Securities, such Series or one or more Classes of such Series will be issued in book-entry form. In such event, owners of beneficial interests in such Securities will not be considered Holders and will not receive such reports directly from the Trustee. The Trustee will forward such reports only to the entity or its nominee which is the registered holder of the global certificate which evidences such book-entry securities. Beneficial owners will receive such reports from the participants and indirect participants of the applicable book-entry system in accordance with the practices and procedures of such entities.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

        POOLING AND SERVICING AGREEMENT; SALE AND SERVICING AGREEMENT. Events of Default under the Pooling and Servicing Agreement or Sale and Servicing Agreement for each Series of Securities relating to Home Equity Loans include
(i) any failure by the Master Servicer to deposit amounts in the Collection Account and/or Certificate Account and/or Distribution Account required to be made thereunder, which failure continues unremedied for three business days after the giving of written notice of such failure to the Master Servicer by the Trustee for such Series, or to the Master Servicer and the Trustee by the Enhancer or by the Holders of such Series evidencing not less than 51% of the aggregate voting rights of the Securities for such Series, (ii) any failure by the Master Servicer, duly to observe or perform in any material respect any other of its covenants or agreements in the applicable Agreement which continues unremedied for 30 days after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the Enhancer or by the Holders of such Series evidencing not less than 51% of the aggregate voting rights of the Securities for such Series, and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

        So long as an Event of Default remains unremedied under the applicable Agreement for a Series of Securities relating to the servicing of Home Equity Loans, the Enhancer, if any, the Trustee for such Series or Holders of Securities of such Series evidencing not less than 51% of the aggregate voting rights of the Securities for such Series with, if specified in the related Prospectus Supplement, the consent of the Enhancer, may terminate all of the rights and obligations of the Master Servicer as servicer under the applicable Agreement (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of such Agreement which rights the Master Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under such Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in such Agreement.

        In the event that the Trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a finance institution, bank or loan servicing institution with a net worth of at least $15,000,000 to act as successor Master Servicer under the provisions of the applicable Agreement. The successor Master Servicer would be entitled to reasonable servicing compensation in an amount not to exceed the Servicing Fee as set forth in the related Prospectus Supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in such Agreement.

        During the continuance of any Event of Default of a Master Servicer under an Agreement for a Series of Securities, the Trustee for such Series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Holders of such Series, and, unless the related Prospectus Supplement specifies that they cannot, Holders of Securities evidencing not less than 51% of the aggregate voting rights of the Securities for such Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon that Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Holders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the Trustee therein or thereby. The Trustee may decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the nonassenting Holders.

        INDENTURE. Events of Default under the Indenture for each Series of Notes include: (i) a default for 30 days or more in the payment of any principal of or interest on any Note of such Series; (ii) failure to perform any other covenant of the Trust Fund in the Indenture which continues for a period of 60 days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iii) any representation or warranty made by the Representative or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such Series having been incorrect in a material respect as of the time made, and such breach is not cured within 60 days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Seller or the Trust Fund; or (v) any other Event of Default provided with respect to Notes of that Series.

        If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Trustee or the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series with, if specified in the related Prospectus Supplement, the consent of the Enhancer, may declare the principal amount (or, if the Notes of that Series are Zero Coupon Securities, such portion of the principal amount as may be specified in the terms of that Series, as provided in the related Prospectus Supplement) of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the Holders of a majority in aggregate outstanding amount of the Notes of such Series.

        If, following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default other than a default in the payment of any principal or interest on any Note of such Series for 30 days or more, unless
(a) the Holders of 100% of the then aggregate outstanding amount of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding Notes of such Series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the Holders of 66 2/3% of the then aggregate outstanding amount of the Notes of such Series.

        In the event that the Trustee liquidates the collateral in connection with an Event of Default involving a default for 30 days or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders may be less than would otherwise be the case. However, the Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

        In the event the principal of the Notes of a Series is declared due and payable, as described above, the Holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

        Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing with respect to a Series of Notes, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of Notes of such Series, unless such Holders offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such Series, and the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the Holders of the outstanding Notes of such Series affected thereby.

THE TRUSTEE

        The identity of the commercial bank, savings and loan association or trust company named as the Trustee for each Series of Securities will be set forth in the related Prospectus Supplement. The entity serving as Trustee may have normal banking relationships with the Seller and its affiliates. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint co-trustees or separate trustees of all or any part of the Trust Fund relating to a Series of Securities. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement relating to such Series will be conferred or imposed upon the Trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. The Trustee may also appoint agents to perform any of the responsibilities of the Trustee, which agents will have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment; provided that the Trustee will continue to be responsible for its duties and obligations under the Agreement. In the event a Series includes both Notes and Certificates, a separate Trustee identified in the related Prospectus Supplement will serve as Trustee for the Certificateholders and for the Notes.

DUTIES OF THE TRUSTEE

        The Trustee will not make any representations as to the validity or sufficiency of the Agreement, the Securities or of any Primary Asset or related documents. If no Event of Default (as defined in the related Agreement) has occurred, the Trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee is required to examine them to determine whether they are in the form required by the related Agreement. However, the Trustee will not be responsible for the accuracy or content of any such documents furnished to it by the Holders or the Master Servicer under the Agreement.

        The Trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders in an Event of Default. The

Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEE

        The Trustee may, upon written notice to the Representative, and if specified in the related Prospectus Supplement, the Enhancer, if any, resign at any time, in which event the Representative will be obligated to use its best efforts to appoint a successor Trustee. If no successor Trustee has been appointed and has accepted the appointment within the period specified in the Agreement after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee. The Trustee may also be removed at any time (i) if the Trustee ceases to be eligible to continue as such under the Agreement, (ii) if the Trustee becomes insolvent or (iii) by the Holders of Securities evidencing over 50% of the aggregate voting rights of the Securities in the Trust Fund upon written notice to the Trustee and to the Representative. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

AMENDMENT OF AGREEMENT

        The Agreement for each Series of Securities may be amended by the Seller, the Master Servicer, the Representative, the Originators and the Trustee with respect to such Series, without notice to or consent of the Holders (i) to cure any ambiguity, (ii) to correct any defective provisions or to correct or supplement any provision therein, (iii) to add to the duties of the Seller, the Trust Fund, the Representative, the Master Servicer, the Originators or the Trustee, (iv) to add any other provisions with respect to matters or questions arising under such Agreement or related Enhancement, (v) to add or amend any provisions of such Agreement as required by a Rating Agency in order to maintain or improve the rating of the Securities (it being understood that none of the Seller, the Representative, the Master Servicer, the Originators or Trustee is obligated to maintain or improve such rating), or (vi) to comply with any requirements imposed by the Code; provided that any such amendment except pursuant to clause (vi) above will not materially and adversely affect the interests of any Holders of such Series or, if specified in the related Prospectus Supplement, the Enhancer, as evidenced by an opinion of counsel. Any such amendment except pursuant to clause (vi) of the preceding sentence shall be deemed not to adversely affect in any material respect the interests of any Holder if the Trustee receives written confirmation from each Rating Agency rating such Securities that such amendment will not cause such Rating Agency to withdraw or reduce the then current rating thereof. The Agreement for each Series may also be amended by the Trustee, the Master Servicer, the Representative, the Originators and the Seller with respect to such Series with the consent of the Enhancer, if specified in the related Prospectus Supplement or the Holders possessing not less than 51% of the aggregate outstanding principal amount of the Securities of such Series or, if only certain Classes of such Series are affected by such amendment, 51% of the aggregate outstanding principal amount of the Securities of each Class of such Series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or modifying in any manner the rights of Holders of such Series; provided, however, that no such amendment may (a) reduce the amount or delay the timing of payments on any Security without the consent of the Holder of such Security; or (b) reduce the aforesaid percentage of the aggregate outstanding principal amount of Securities of each Class, the Holders of which are required to consent to any such amendment or (c) if specified in the related Prospectus Supplement, adversely affect the interests of the Enhancer, without, in the case of clauses (a) or
(b), the consent of the Holders of 100% of the aggregate outstanding principal amount of each Class of Securities affected thereby.

VOTING RIGHTS

        The related Prospectus Supplement will set forth the method of determining allocation of voting rights with respect to a Series. No Holder of Securities of a Series, solely by virtue of such Holder's status as a Holder, will have any right under the applicable Agreement for such Series to institute any proceeding with respect to such Agreement, unless (i) such holder previously has given to the applicable Trustee written notice of a continuing default, (ii) the holders of not less than 25% in aggregate principal amount of the outstanding Securities of such Series have made written request to such Trustee to institute such aggregate proceeding in its own name as Trustee, (iii) such holder or holders have offered such Trustee reasonable indemnity, (iv) such Trustee has for 60 days after its receipt of such written request failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to such Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Securities. Notwithstanding the foregoing, the holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such holder.


LIST OF HOLDERS

        Upon written request of three or more Holders of record of a Series for purposes of communicating with other Holders with respect to their rights under the Agreement, which request is accompanied by a copy of the communication which such Holders propose to transmit, the Trustee will afford such Holders access during business hours to the most recent list of Holders of that Series held by the Trustee.

        No Agreement will provide for the holding of any annual or other meeting of Holders.

BOOK-ENTRY SECURITIES

        If specified in the Prospectus Supplement for a Series of Securities, such Series or one or more Classes of such Series may be issued in book-entry form. In such event, beneficial owners of such Securities will not be considered "Holders" under the Agreements and may exercise the rights of Holders only indirectly through the participants in the applicable book-entry system.

REMIC ADMINISTRATOR

        For any Series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the Trust Fund may be performed by a REMIC administrator, who may be the Seller or an affiliate of the Seller.

TERMINATION

        POOLING AND SERVICING AGREEMENT; TRUST AGREEMENT. The obligations created by the Pooling and Servicing Agreement or Trust Agreement for a Series will terminate upon the distribution to Holders of all amounts distributable to them pursuant to such Agreement after the earlier of (i) the later of (a) the final payment or other liquidation of the last Primary Asset remaining in the Trust Fund for such Series and (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure or repossession in respect of any Primary Asset or (ii) the repurchase, as described below, by the Master Servicer or other entity specified in the related Prospectus Supplement from the Trustee for such Series of all Primary Assets and other property at that time subject to such Agreement. The Agreement for each Series permits, but does not require, the Master Servicer or other entity specified in the related Prospectus Supplement to purchase from the Trust Fund for such Series all remaining Primary Assets at a price equal to, 100% of the aggregate Principal Balance of such Primary Assets plus, with respect to any property acquired in respect of a Primary Asset, if any, the outstanding Principal Balance of the related Primary Asset at the time of foreclosure, less, in either case, related unreimbursed Advances (in the case of the Primary Assets, only to the extent not already reflected in the computation of the aggregate Principal Balance of such Primary Assets) and unreimbursed expenses (that are reimbursable pursuant to the terms of the Pooling and Servicing Agreement) plus, in either case, accrued interest thereon at the weighted average rate on the related Primary Assets through the last day of the Due Period in which such repurchase occurs; provided, however, that if an election is made for treatment as a REMIC under the Code, the repurchase price may equal the greater of (a) 100% of the aggregate Principal Balance of such Primary Assets, plus accrued interest thereon at the applicable net rates on the Primary Assets through the last day of the month of such repurchase and (b) the aggregate fair market value of such Primary Assets plus the fair market value of any property acquired in respect of a Primary Asset and remaining in the Trust Fund. The exercise of such right will effect early retirement of the Securities of such Series, but such entity's right to so purchase is subject to the aggregate Principal Balance of the Primary Assets at the time of repurchase being less than a fixed percentage, not more than 25%, to be set forth in the related Prospectus Supplement, of the aggregate Principal Balance of the Primary Assets as of the Cut-off Date. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified therein. For each Series, the Master Servicer or the Trustee, as applicable, will give written notice of termination of the Agreement to each Holder, and the final distribution will be made only upon surrender and cancellation of the Securities at an office or agency specified in the notice of termination. If so provided in the related Prospectus Supplement for a Series, the Master Servicer or another entity may effect an optional termination of the Trust Fund under the circumstances described in such Prospectus Supplement. See "DESCRIPTION OF THE SECURITIES--Optional Redemption, Purchase or Termination."

        INDENTURE. The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all of the Notes of such Series.

        In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any Series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such Series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such Series, to replace stolen, lost or mutilated Notes of such Series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such Series on the Final Scheduled Distribution Date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such Series. In the event of any such defeasance and discharge of Notes of such Series, holders of Notes of such Series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

                 CERTAIN LEGAL ASPECTS OF THE HOME EQUITY LOANS

        The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because certain of such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete or to reflect the laws of any particular state (other than the State of California where it is anticipated that a material percentage of the Mortgaged Properties will be located), or to encompass the laws of all states in which the properties securing the Home Equity Loans are situated.

MORTGAGES

        The Home Equity Loans for a Series will be secured by either mortgages, deeds of trust, deeds to secure debt or similar security instruments (such Home Equity Loans are hereinafter referred to in this section as "mortgage loans"), depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. In California, the prevailing practice is to use deeds of trust. The filing of a mortgage, deed of trust, deed to secure debt or similar security instrument creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. The priority of the liens is important because, among other things, the foreclosure of a senior lien will extinguish a junior lien, and because the holder of a senior lien generally will have a right to receive insurance, condemnation or other proceeds before the holder of a junior lien.

        Priority between mortgages and deeds of trust (or other instruments of record) generally depends in the first instance on the order of filing with the appropriate government records office. Priority also may be affected by the express terms of the mortgage or the deed of trust and any subordination agreement among the lenders.

        Although priority among liens on the same property generally depends in the first instance on the order of filing, there are a number of ways in which a lien that is a senior lien when it is filed can become subordinate to a lien filed at a later date. A deed of trust or mortgage generally is not prior to any liens for real estate taxes and assessments, certain federal liens (including certain federal criminal liens, environmental liens and tax liens), certain mechanics and materialmen's liens, and other liens given priority by applicable law.

        There are two parties to a mortgage, the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Under a deed of trust or similar security instrument, the homeowner or borrower, called the "grantor," grants the security property to a third-party grantee, called the "trustee," for the benefit of the lender, called the "beneficiary." The deed of trust gives the trustee the authority, if the borrower defaults and upon the instructions of the beneficiary, to sell the security property in a "foreclosure" or "trustee's sale" and to apply the sale proceeds to the secured debt. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, particularly in deed of trust transactions, the directions of the beneficiary.

FORECLOSURE

        Foreclosure of a mortgage is generally accomplished by judicial action, and foreclosure of a deed of trust may be accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in effecting service on necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement or pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

        If a borrower defaults under a loan secured by a deed of trust, the lender generally may bring suit against the borrower. The lender generally also may attempt to collect the loan by causing the deed of trust to be enforced against the property it encumbers. Enforcement of a deed of trust is accomplished in most cases by a trustee's sale in which the trustee, upon default of the grantor, and subject to the expiration of applicable cure periods, sells the security property at a public sale under the terms of the loan documents and subject to the applicable procedural provisions of state law. In certain states, the lender must exhaust the security through foreclosure (either judicially or non-judicially) prior to other efforts to collect the balance of the promissory note. Whether a lender may thereafter collect on the unpaid balance of the loan is governed by the anti-deficiency statute in the applicable state governing the collectibility of deficiency balances.

        The trustee's sale generally must be conducted by public auction in the county or city in which all or some part of the security property is located. At the sale, the trustee generally requires a bidder to deposit with the trustee a set amount or a percentage of the full amount of the bidder's final bid in cash (or an equivalent thereto satisfactory to the trustee) prior to and as a condition to recognizing such bid, and may conditionally accept and hold these amounts for the duration of the sale. The beneficiary of the deed of trust generally need not bid cash at the sale, but may instead make a "credit bid" up to the extent of the total amount due under the deed of trust, including costs and expenses actually incurred in enforcing the deed of trust, as well as the trustee's fees and expenses. The trustee will sell the security property to the highest proper bidder at the sale.

        A sale conducted in accordance with the terms of the power of sale contained in the deed of trust generally is presumed to be conducted regularly and fairly, and, on a conveyance of the property by trustee's deed, confers absolute legal title to the property to the purchaser, free of all junior deeds of trust and free of all other liens and claims subordinate to the deed of trust under which the sale is made. The purchaser's title, however, is subject to all senior liens and other senior claims. Thus, if the deed of trust being enforced is a junior deed of trust, the trustee will convey title to the property to the purchaser subject to the first deed of trust and any other prior liens and claims. A trustee's sale or judicial foreclosure under a junior deed of trust generally has no effect on the first deed of trust, with the possible exception of the right of a senior beneficiary to accelerate its indebtedness under a default clause or a "due-on-sale" clause contained in the senior deed of trust. See "--Due-on-Sale Clauses in Home Equity Loans" below.

        Because a potential buyer at the sale may find it difficult to determine the exact status of title and other facts about the security property, and because the physical condition of the security property may have deteriorated, it generally is more common for the lender, rather than an unrelated third party, to purchase the security property at a trustee's sale or judicial foreclosure sale. The lender (or other purchaser at the judicial foreclosure or trustee's sale) will be subject to the burdens of ownership, including the obligations to service any senior mortgage or deed of trust, to obtain hazard insurance and to make such repairs at its own expense as are necessary to render the security property suitable for resale. The lender commonly will attempt to resell the security property and obtain the services of a real estate broker and agree to pay the broker a commission in connection with the resale. Depending upon market conditions, the ultimate proceeds of the resale of the security property may not be high enough to equal the lender's investment.

        The proceeds received by the trustee from the sale generally are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the deed of trust under which the sale was conducted. Any remaining proceeds generally are payable to the holders of junior deeds of trust and other liens and claims in order of their priority. Any balance remaining generally is payable to the grantor. Following the sale, if there are insufficient proceeds to repay the secured debt, the beneficiary under the foreclosed lien generally may obtain a deficiency judgment against the grantor. See "--Deficiency Judgments" below.

        Some courts have been faced with the issue of whether federal or state constitutional due process requires that borrowers under deeds of trust receive notices in addition to the statutorily prescribed minimum. For the most part, the courts in these cases have upheld the notice provisions and procedures described above.

        An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action is equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was excusable or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful.

        A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

        In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is relatively uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is more common for the lender to purchase the property from the trustee or referee for an amount which may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such a judgment can be obtained. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

RIGHTS OF REDEMPTION

        In some states, after foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a statutory or non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest, expenses of foreclosure and reasonable expenses incurred in maintaining the property. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption will defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure. Consequently the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In many states, there is no right to redeem property after a trustee's sale under a deed of trust, unless a deficiency judgment is sought by the lender.

        In California, the debtor (or anyone on the debtor's behalf) may cure a default by paying the past due amount of the debt, plus costs and expenses actually incurred in enforcing the obligation and statutorily limited trustee's fees prior to the trustee's sale. In California, the right of redemption is forever barred by a valid foreclosure by private power of sale.

        When the lender under a junior mortgage or deed of trust cures the default and reinstates or redeems the senior mortgage or deed of trust, the amount paid by the lender for such cure generally becomes a part of the indebtedness secured by the junior deed of trust.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES

        The mortgage loans comprising or underlying the Primary Assets included in the Trust Fund for a Series will be secured by mortgages or deeds of trust which may be junior to one or more other mortgages or deeds of trust held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Holders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In some states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. In addition, as described above, the rights of the Trust Fund may be or become subject to liens for real estate taxes and other obligations. Although the Originator generally does not cure defaults under a senior deed of trust or other lien, it is the Originator's standard practice to protect its interest by monitoring any such sale of which it is aware and bidding for property if it determines that it is in the Originator's best interests to do so.

        The standard form of the mortgage or deed of trust used by most institutional lenders, like that used by the Originator, confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy required to be maintained by the borrower and all awards made in connection with condemnation proceedings. The lender generally has the right, subject to the specific provisions of the mortgage or deed of trust securing its loan, to apply such proceeds and awards to repair of any damage to the security property or to payment of any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages or deeds of trust. If available, proceeds in excess of the amount of senior mortgage indebtedness, in most cases, will be applied to the junior indebtedness.

        Another provision typically found in the form of the mortgage or deed of trust used by institutional lenders obligates the grantor or mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage. Upon a failure of the grantor or mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right to perform the obligation itself, at its election, with the mortgagor or grantor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or grantor. The mortgage or deed of trust typically provides that all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

        Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. However, some states calculate the deficiency as the difference between the outstanding indebtedness and the greater of the fair market value of the property and the sales price of the property. Other states require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale. In California, no deficiency judgment may be obtained after exercise of a private power of sale.

        In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Federal Soldiers' and Sailors' Civil Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Foreclosure is permitted during the pendency of this proceeding only with court permission Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 Bankruptcy Code rehabilitative plan to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon its security (provided no sale of the property has yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

        Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications cannot be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

        In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

        The Bankruptcy Code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted Home Equity Loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In most cases, this liability will affect assignees of the loans.

DUE-ON-SALE CLAUSES IN HOME EQUITY LOANS

        Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

        In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

        Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations, upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

EQUITABLE LIMITATIONS ON REMEDIES

        In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon its security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

        Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

APPLICABILITY OF USURY LAWS

        Many states have usury laws which limit the interest and other amounts that may be charged under certain loans. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. State laws apply to residential second mortgages; however, some state usury limitations do not apply to residential second mortgages.

ENVIRONMENTAL LEGISLATION

        A federal statute, the Comprehensive Environmental Response, Compensation, and Liability Act, and a growing number of state laws impose a statutory lien for associated costs on property that is the subject of a cleanup action on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien generally will have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens, including the lien of a mortgage or deed of trust. The priority of the environmental lien under federal law depends on the time of perfection of the federal lien compared to the time of perfection of any competing liens under applicable state law. In addition, under federal environmental legislation and possibly under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a property at a foreclosure sale may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, they would probably not be imposed on a secured lender (such as the applicable Trust Fund) if it promptly marketed the foreclosed property for resale. In the event that a Trust Fund acquired title to a property securing a Mortgage Home Equity Loan and cleanup costs were incurred in respect of the property, the holders of the Securities might incur a delay in the payment if such costs were required to be paid by such Trust Fund.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

        Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service, (i) are entitled to have interest rates reduced and capped at 6% per annum, on obligations (including Home Equity Loans) incurred prior to the commencement of military service for the duration of military service, (ii) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service and (iii) may have the maturity of such obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service. However, the benefits of (i),
(ii), or (iii) above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with such obligations has not been materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a Home Equity Loan included in a Trust Fund for a Series is relieved pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, none of the Trust Fund, the Servicer, the Seller nor the Trustee will be required to advance such amounts, and any loss in respect thereof may reduce the amounts available to be paid to the Holders of the Securities of such Series. Any shortfalls in interest collections on Home Equity Loans included in a Trust Fund for a Series resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940 will be allocated to each Class of Securities of such Series that is entitled to receive interest in respect of such Home Equity Loans in proportion to the interest that each such Class of Securities would have otherwise been entitled to receive in respect of such Home Equity Loans had such interest shortfall not occurred unless the related Prospectus Supplement allocates such shortfalls to particular Classes.

                                 USE OF PROCEEDS

        The Seller will apply all or substantially all of the net proceeds from the sale of each Series of Securities for one or more of the following purposes:
(i) to establish any Reserve Fund, Pre-Funding Account or Capitalized Interest Account, (ii) to pay costs of structuring and issuing such Securities, including the costs of obtaining Enhancement, and (iii) to acquire the Primary Assets from the Originators, who in turn will use such proceeds for general corporate purposes.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

        This section sets forth (i) certain federal income tax opinions of Stroock & Stroock & Lavan LLP, special counsel to the Seller ("Federal Tax Counsel"), and (ii) a summary, based on the advice of Federal Tax Counsel, of the material federal income tax consequences of the purchase, ownership and disposition of Securities. The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. The summary focuses primarily upon investors who will hold Securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the of the Internal Revenue Code of 1986, as amended (the "Code"), but much of the discussion is applicable to other investors as well. Because tax consequences may vary based on the status or tax attributes of the owner of a Security, prospective investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Securities. For purposes of this tax discussion (except with respect to information reporting, or where the context indicates otherwise), any reference to the "Holder" means the beneficial owner of a Security.

        The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such a change could apply retroactively.

        The federal income tax consequences to Holders will vary depending on whether (i) the Securities of a Series are classified as indebtedness for federal income tax purposes; (ii) an election is made to treat the Trust Fund (or certain assets of the Trust Fund) relating to a particular Series of Securities as a real estate mortgage investment conduit ("REMIC") under the Code; (iii) the Securities represent an ownership interest for federal income tax purposes in some or all of the assets included in the Trust Fund for a Series; or (iv) for federal income tax purposes the Trust Fund relating to a particular Series of Certificates is classified as a partnership or is disregarded as an entity separate from its owner. The Prospectus Supplement for each Series of Securities will specify how the Securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to such Series.

OPINIONS

        Federal Tax Counsel is of the opinion that:

                (i) If a Prospectus Supplement indicates that one or more Classes of Securities of the related Series are to be treated as indebtedness for federal income tax purposes, assuming that all of the provisions of the applicable Agreement are complied with, the Securities so designated will be considered indebtedness for federal income tax purposes;

                (ii) If a Prospectus Supplement indicates that one or more REMIC elections will be made with respect to the related Trust Fund, assuming that such elections are timely made and all of the provisions of the applicable Agreement are complied with (a) each segregated pool of assets specified as a REMIC in such Agreement will constitute a REMIC for federal income tax purposes, (b) the Class or Classes of Securities of the related Series which are designated as "regular interests" in such Prospectus Supplement will be considered "regular interests" in a REMIC for federal income tax purposes and (c) the Class of Securities of the related Series which is designated as the "residual interest" in such Prospectus Supplement will be considered the sole class of "residual interests" in the applicable REMIC for federal income tax purposes;

                (iii) If a Prospectus Supplement indicates that a Trust Fund will be treated as a grantor trust for federal income tax purposes, assuming compliance with all of the provisions of the applicable Agreement, (a) the Trust Fund will be a grantor trust under Subpart E,
        Part I of Subchapter J of the Code and will not be an association taxable as a corporation and (b) a Holder of the related Certificates will be treated for federal income tax purposes as the owner of an undivided interest in the Primary Assets included in the Trust Fund; and

                (iv) If a Prospectus Supplement indicates that a Trust Fund is to be treated as a partnership for federal income tax purposes, assuming that all of the provisions of the applicable Agreements are complied with, such Trust Fund will not be an association, publicly traded partnership, or taxable mortgage pool taxable as a corporation.

        Each such opinion is an expression of an opinion only, is not a guarantee of results and is not binding on the Internal Revenue Service ("IRS") or any third-party.

TAXATION OF DEBT SECURITIES (INCLUDING REGULAR INTEREST SECURITIES)

        INTEREST AND ACQUISITION DISCOUNT. Securities representing regular interest in a REMIC ("Regular Interest Securities") are generally taxable to Holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Holder's normal accounting method. Interest (other than original issue discount ("OID")) on Securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by Holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to hereinafter collectively as "Debt Securities."

        Debt Securities that are Compound Interest Securities will, and certain of the other Debt Securities may, be issued with OID. The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued thereunder (the "OID Regulations"). A Holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.

        In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. A Holder of a Debt Security must include such OID in gross income as ordinary interest income as it accrues under a prescribed method which takes into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

        The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the Closing Date, the issue price for such class will be treated as the fair market value of such class on the Closing Date. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if such distributions constitute "qualified stated interest."

        Under the OID Regulations, interest payments will not be qualified stated interest unless the interest payments are "unconditionally payable." The OID Regulations state that interest is unconditionally payable if reasonable legal remedies exist to compel timely payment or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment of interest (other than late payment that occurs within a reasonable grace period) or nonpayment of interest a remote contingency. It is unclear whether the terms and conditions of the debt instruments underlying the Debt Securities or of the Debt Securities themselves are determinative of whether the likelihood of late payment or non-payment is a remote contingency. Accordingly, Federal Tax Counsel is unable to opine whether the interest with respect to a Debt Security is qualified stated interest, and consequently whether a Debt Security has OID as a result of the failure of such interest to be treated as qualified stated interest.

        Certain Debt Securities will provide for distributions of interest based on a period that is the same length as the interval between Distribution Dates but ends prior to each Distribution Date. Any interest that accrues prior to the Closing Date may be treated under the OID Regulations either (i) as part of the issue price and the stated redemption price at maturity of the Debt Securities or (ii) as not included in the issue price or stated redemption price. The OID Regulations provide a special application of the de minimis rule for debt instruments with long first accrual periods where the interest payable for the first period is at a rate which is effectively less than that which applies in all other periods. In such cases, for the sole purpose of determining whether OID is de minimis, the OID Regulations provide that the stated redemption price is equal to the instrument's issue price plus the greater of the amount of foregone interest or the excess (if any) of the instrument's stated principal amount over its issue price.

        Under the de minimis rule, OID on a Debt Security will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Debt Security is held as a capital asset. However, accrual method Holders may elect to accrue all de minimis OID as well as market discount under a constant interest method. See "--Election to Treat All Interest as Original Issue Discount."

        The Holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt Security, the sum of the "daily portions" of such OID. The amount of OID includible in income by a Holder will be computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the Home Equity Loans, the amount of OID includible in income of a Holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to such Debt Security in all prior periods, other than qualified stated interest payments.

        The amount of OID to be included in income by a Holder of a debt instrument, such as certain Classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a "Pay-Through Security"), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a Holder to take into account prepayments with respect to the Home Equity Loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a Holder of a Pay-Through Security to take into account prepayments with respect to the Home Equity Loans at a rate that is slower than the Prepayment Assumption. Although OID will be reported to Holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to Holders that Home Equity Loans will be prepaid at that rate or at any other rate.

        The Seller may adjust the accrual of OID on a Class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the Home Equity Loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a Class of Regular Interest Securities could increase.

        Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless the applicable Prospectus Supplement specifies otherwise, the Trustee intends, based on the OID Regulations, to calculate OID on such Securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

        A subsequent Holder of a Debt Security will also be required to include OID in gross income, but such a Holder who purchases such Debt Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial Holder who pays more than a Debt Security's issue price) to offset such OID by comparable economic accruals of portions of such excess.

        EFFECTS OF DEFAULTS AND DELINQUENCIES. Holders will be required to report income with respect to the related Securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Home Equity Loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a Holder of such a Security in any period could significantly exceed the amount of cash distributed to such Holder in that period. The Holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Securities is reduced as a result of a Home Equity Loan default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, Holders of Securities should consult their own tax advisors on this point.

        INTEREST WEIGHTED SECURITIES. It is not clear how income should be accrued on Debt Securities the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on Home Equity Loans underlying Pass-Through Securities ("Interest Weighted Securities"). The Trust Fund intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the Interest Weighted Security as a Compound Interest Security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities the IRS could assert that income derived from an Interest Weighted Security should be calculated as if the Security were purchased at a premium equal to the excess of the price paid by such holder for such Security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below.

        VARIABLE RATE DEBT SECURITIES. Under the OID Regulations, Debt Securities paying interest at a variable rate (a "Variable Rate Debt Security") are subject to special rules. A Variable Rate Debt Security will qualify as a "variable rate debt instrument" if (i) its issue price does not exceed the total noncontingent principal payments due under the Variable Rate Debt Security by more than a specified de minimis amount, (ii) it provides for stated interest, paid or compounded at least annually, at (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a qualified inverse floating rate, and (iii) it does not provide for any principal payments that are contingent, as defined in the OID Regulations, except as provided in clause (i) above.

        A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Rate Debt Security is denominated. A multiple of a qualified floating rate will generally not itself constitute a qualified floating rate for purposes of the OID Regulations. However, a variable rate equal to (i) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (ii) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate will constitute a qualified floating rate for purposes of the OID Regulations. In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Rate Debt Security will be treated as a single qualified floating rate (a "Presumed Single Qualified Floating Rate"). Two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Rate Debt Security's issue date will be conclusively presumed to be a Presumed Single Qualified Floating Rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a cap or floor, will not be a qualified floating rate for purposes of the OID Regulations unless the restriction is fixed throughout the term of the Variable Rate Debt Security or the restriction will not significantly affect the yield of the Variable Rate Debt Security.

        An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information. The OID Regulations also provide that other variable rates may be treated as objective rates if so designated by the IRS in the future. Despite the foregoing, a variable rate of interest on a Variable Rate Debt Security will not constitute an objective rate if it is reasonably expected that the average value of such rate during the first half of the Variable Rate Debt Security's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Rate Debt Security's term. Further, an objective rate does not include a rate that is based on information that is within the control of or unique to the circumstances of the issuer or a party related to the issuer. An objective rate will qualify as a "qualified inverse floating rate" if such rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Regulations also provide that if a Variable Rate Debt Security provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Rate Debt Security's issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be (a "Presumed Single Variable Rate"). If the value of the variable rate and the initial fixed rate are within 25 basis points of each other as determined on the Variable Rate Debt Security's issue date, the variable rate will be conclusively presumed to approximate the fixed rate.

        For Variable Rate Debt Securities that qualify as a "variable rate debt instrument" under the OID Regulations and provide for interest at either a single qualified floating rate, a single objective rate, a Presumed Single Qualified Floating Rate or a Presumed Single Variable Rate throughout the term (a "Single Variable Rate Debt Security"), OID is computed as described above based on the following: (i) stated interest on the Single Variable Rate Debt Security which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually will constitute qualified stated interest; (ii) by assuming that the variable rate on the Single Variable Debt Security is a fixed rate equal to: (a) in the case of a Single Variable Rate Debt Security with a qualified floating rate or a qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or the qualified inverse floating rate or (b) in the case of a Single Variable Rate Debt Security with an objective rate (other than a qualified inverse floating rate), a fixed rate which reflects the reasonably expected yield for such Single Variable Debt Security; and (iii) the qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid under the assumed fixed rate described in clause (ii) above.

        In general, any Variable Rate Debt Security other than a Single Variable Rate Debt Security (a "Multiple Variable Rate Debt Security") that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of OID and qualified stated interest on the Multiple Variable Rate Debt Security. The OID Regulations generally require that such a Multiple Variable Rate Debt Security be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Multiple Variable Rate Debt Security with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Multiple Variable Rate Debt Security's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Multiple Variable Rate Debt Security is converted into a fixed rate that reflects the yield that is reasonably expected for the Multiple Variable Rate Debt Security. In the case of a Multiple Variable Rate Debt Security that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Multiple Variable Rate Debt Security provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Multiple Variable Rate Debt Security as of the Multiple Variable Rate Debt Security's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Multiple Variable Rate Debt Security is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

        Once the Multiple Variable Rate Debt Security is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amount of OID and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the OID rules to the "equivalent" fixed rate debt instrument in the manner described above. A Holder of the Multiple Variable Rate Debt Security will account for such OID and qualified stated interest as if the Holder held the "equivalent" fixed rate debt instrument. Each accrual period appropriate adjustments will be made to the amount of qualified stated interest or OID assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that such amounts differ from the accrual amount of interest accrued or paid on the Multiple Variable Rate Debt Security during the accrual period.

        If a Variable Rate Debt Security does not qualify as a "variable rate debt instrument" under the OID Regulations, then the Variable Rate Debt Security would be treated as a contingent payment debt obligation. It is not clear under current law how a Variable Rate Debt Security would be taxed if such Debt Security were treated as a contingent payment debt obligation.

        The IRS has issued final regulations (the "Contingent Regulations") governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply however to debt instruments to which Code Section 1272(a)(6) is applicable, such as a Pay-Through Security. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidelines to the contrary, the Trustee intends to base its computation of OID on Pay-Through Securities as described in this Prospectus. However, because no regulatory guidance exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.

        MARKET DISCOUNT. A purchaser of a Security may be subject to the market discount rules of Sections 1276-1278 of the Code. A Holder that acquires a Debt Security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Debt Security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the Securities are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a prepayment assumption) or (ii) in the ratio of (a) in the case of Securities (or in the case of a Pass-Through Security, as set forth below, the Home Equity Loans underlying such Security) not originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of Securities (or, in the case of a Pass-Through Security, as described below, the Home Equity Loans underlying such Security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

        Section 1277 of the Code provides that, regardless of the origination date of the Debt Security (or, in the case of a Pass-Through Security, the Home Equity Loans), the excess of interest paid or accrued to purchase or carry a Security (or, in the case of a Pass-Through Security, as described below, the underlying Home Equity Loans) with market discount over interest received on such Security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the Security (or in the case of a Pass-Through Security, an underlying Home Equity Loan). A Holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such Holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

        PREMIUM. A Holder who purchases a Debt Security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Security at a premium, which it may elect to amortize as an offset to interest income on such Security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the Securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing such Class. If a Holder makes an election to amortize premium on a Debt Security, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the Holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such Holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the Securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

        On June 27, 1996 the IRS issued proposed regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Pay-Through Securities. Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the Securities should consult their tax advisors regarding the possible application of the proposed Amortizable Bond Premium Regulations.

        ELECTION TO TREAT ALL INTEREST AS ORIGINAL ISSUE DISCOUNT. The OID Regulations permit a Holder of a Debt Security to elect to accrue all interest, discount (including de minimis market or OID) and premium in income as interest, based on a constant yield method for Debt Securities acquired on or after April 4, 1994. If such an election were to be made with respect to a Debt Security with market discount, the Holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Holder of the Debt Security acquires during the year of the election or thereafter. Similarly, a Holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

        SALE OR EXCHANGE. A Holder's tax basis in its Debt Security is the price such Holder pays for a Debt Security, plus amounts of OID or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Debt Security, measured by the difference between the amount realized and the Debt Security's basis as so adjusted, will generally be capital gain or loss, assuming that the Debt Security is held as a capital asset. In the case of a Debt Security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Debt Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the Holder's income if the yield on such Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of such Holder's holding period, over the amount of ordinary income actually recognized by the Holder with respect to such Regular Interest Security.

TAXATION OF THE REMIC AND ITS HOLDERS

        STATUS OF REGULAR INTEREST SECURITIES. Regular Interest Securities and Securities representing a residual interest in a REMIC (both types of securities collectively referred to as "REMIC Securities") will be "real estate assets" for purposes of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code (assets qualifying under one or more of those sections, applying each section separately, "qualifying assets") to the extent that the REMIC's assets are qualifying assets. However, if at least 95 percent of the REMIC's assets are qualifying assets, then 100 percent of the REMIC Securities will be qualifying assets. Similarly, income on the REMIC Securities will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, subject to the limitations of the preceding two sentences. In addition to Home Equity Loans, the REMIC's assets will include payments on Home Equity Loans held pending distribution to Holders of REMIC Securities, amounts in reserve accounts (if any), other credit enhancements (if any) and possibly buydown funds ("Buydown Funds"). The Home Equity Loans generally will be qualifying assets under all three of the foregoing sections of the Code. However, Home Equity Loans that are not secured by residential real property or real property used primarily for church purposes may not constitute qualifying assets under Section 7701(a)(19)(C)(v) of the Code. In addition, to the extent that the principal amount of a Home Equity Loan exceeds the value of the property securing the Home Equity Loan, it is unclear and Federal Tax Counsel is unable to opine whether the Home Equity Loans will be qualifying assets. The regulations under Sections 860A through 860G of the Code (the "REMIC Regulations") treat credit enhancements as part of the mortgage or pool of mortgages to which they relate, and therefore credit enhancements generally should be qualifying assets. Regulations issued in conjunction with the REMIC Regulations provide that amounts paid on loans and held pending distribution to Holders of Regular Interest Securities ("cash flow investments") will be treated as qualifying assets. It is unclear whether reserve funds or Buydown Funds would also constitute qualifying assets under any of those provisions.

REMIC EXPENSES; SINGLE CLASS REMICS

        As a general rule, all of the expenses of a REMIC will be taken into account by Holders of the Residual Interest Securities. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the Holders of the Regular Interest Securities and the Holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each Holder on that day. In the case of a Holder of a Regular Interest Security who is an individual or a "pass-through interest Holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the Holder, exceed 2% of such Holder's adjusted gross income and such Holder may not be able to deduct such fees and expenses to any extent in computing such Holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70% of such partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a Holder. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable Prospectus Supplement, the expenses of the REMIC will be allocated to Holders of the related Residual Interest Securities.

TAXATION OF THE REMIC

        GENERAL. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the Holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

        TIERED REMIC STRUCTURES. For certain Series of Securities, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.

        CALCULATION OF REMIC INCOME. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any OID or market discount on loans and other assets, and (ii) deductions, including stated interest and OID accrued on Regular Interest Securities, amortization of any premium with respect to Home Equity Loans, and servicing fees and other expenses of the REMIC. A Holder of a Residual Interest Security that is an individual or a "pass-through interest Holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the Home Equity Loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such Holder's other miscellaneous itemized deductions for that year, do not exceed 2% of such Holder's adjusted gross income and such Holder may not be able to deduct such fees and expenses to any extent in computing such holders alternative minimum tax liability. For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70% of such partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.

        For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day (generally, the day that the interests are issued). Such aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

        The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on such loans will be equivalent to the method under which Holders of Pay-Through Securities accrue original issue discount (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the Holders of the Regular Interest Securities include such discount in income, but without regard to the de minimis rules. See "Taxation of Debt Securities (Including Regular Interest Securities)" above. A REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

        To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (presumably taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

        PROHIBITED TRANSACTIONS AND CONTRIBUTIONS TAX. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include: (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment;
(iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the Startup Day. The Holders of Residual Interest Securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such Holders or otherwise, however, such taxes will be paid out of the Trust Fund and will be allocated pro rata to all outstanding Classes of Securities of such REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

        The Holder of a Security representing a residual interest (a "Residual Interest Security") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such Holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the Holders (on such day) of the Residual Interest Securities in proportion to their respective holdings on such day.

        The Holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the Home Equity Loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount. (If this occurs, it is likely that cash distributions will exceed taxable income in later years.) Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding Securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

        In any event, because the Holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

        LIMITATION ON LOSSES. The amount of the REMIC's net loss that a Holder may take into account currently is limited to the Holder's adjusted basis at the end of the calendar quarter in which such loss arises. A Holder's basis in a Residual Interest Security will initially equal such Holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the Holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the Holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of Holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which such Holders should consult their tax advisers.

        DISTRIBUTIONS. Distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a Holder of a Residual Interest Security. If the amount of such payment exceeds a Holder's adjusted basis in the Residual Interest Security, however, the Holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

        SALE OR EXCHANGE. A Holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such Holder's adjusted basis in the Residual Interest Security at the time of such sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling Holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.

        EXCESS INCLUSIONS. The portion of the REMIC taxable income of a Holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on such Holder's federal income tax return. Further, if the Holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, such Holder's excess inclusion income will be treated as unrelated business taxable income of such Holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "Tax Treatment of Foreign Investors."

        The Small Business Job Protection Act of 1996 eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates held by thrift institutions since November 1, 1995.

        In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

        The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the Startup Date multiplied by (ii) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest Security at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest Security), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a Holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

        Under the REMIC Regulations, in certain circumstances, transfers of Residual Interest Securities may be disregarded. See "--Restrictions on Ownership and Transfer of Residual Interest Securities" and "Tax Treatment of Foreign Investors" below.

        Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acing on behalf of a Disqualified Organization.

        If a Residual Interest Security is transferred to a Disqualified Organization (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee an interest in a pass-through entity), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC. For taxable years beginning after December 31, 1997, all partners of certain electing partnerships having 100 or more partners ("electing large partnerships") will be treated as disqualified organizations for purposes of the tax imposed on pass-through entities if such electing large partnerships hold residual interests in a REMIC. However, the electing large partnership would be entitled to exclude the excess inclusion income from gross income for purposes of determining the taxable income of the partners.

        The REMIC Regulations provide that a transfer of a "noneconomic residual interest" will be disregarded for all federal income tax purposes unless impeding the assessment or collection of tax was not a significant purpose of the transfer. A residual interest will be treated as a "noneconomic residual interest" unless, at the time of the transfer (1) the present value of the expected future distributions on the residual interest at least equals the product of (x) the present value of all anticipated excess inclusions with respect to the residual interest and (y) the highest corporate tax rate, currently 35 percent, and (2) the transferor reasonably expects that for each anticipated excess inclusion, the transferee will receive distributions from the REMIC, at or after the time at which taxes on such excess inclusion accrue, sufficient to pay the taxes thereon. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known (had "improper knowledge") that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor will be presumed not to have improper knowledge if (i) the transferor conducts, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they came due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future, and (ii) the transferee represents to the transferor that (A) the transferee understands that it might incur tax liabilities in excess of any cash received with respect to the residual interest and (B) the transferee intends to pay the taxes associated with owning the residual interest as they come due. A different formulation of this rule applies to transfers of Residual Interest Security by or to foreign transferees. See "Tax Treatment to Foreign Investors".

        MARK TO MARKET RULES. Treasury regulations provide that any REMIC Residual Interest acquired after January 3, 1995 is not a security and cannot be marked to market under Section 475.

ADMINISTRATIVE MATTERS

        The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

        GENERAL. As further described below, each Holder of a Security issued by a grantor trust (a "Pass-Through Security") must report on its federal income tax return the gross income from the portion of the Home Equity Loans that is allocable to such Pass-Through Security and may deduct the portion of the expenses incurred or accrued by the Trust Fund that is allocable to such Pass-Through Security, at the same time and to the same extent as such items would be reported by such Holder if it had purchased and held directly such interest in the Home Equity Loans and received or accrued directly its share of the payments on the Home Equity Loans and incurred or accrued directly its share of expenses incurred or accrued by the Trust Fund when those amounts are received, incurred or accrued by the Trust Fund.

        A Holder of a Pass-Through Security that is an individual, estate, or trust will be allowed deductions for such expenses only to the extent that the sum of those expenses and the Holder's other miscellaneous itemized deductions exceeds 2% of such Holder's adjusted gross income. Further, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a prescribed amount will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the prescribed amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70% of such partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners. Moreover, a Holder of a Pass-Through Security that is not a corporation cannot deduct such expenses for purposes of the alternative minimum tax (if applicable). Such deductions will include servicing, guarantee and administrative fees paid to the servicer of the Mortgage Home Equity Loans. As a result, the Trust Fund will report additional taxable income to Holders of Pass-Through Securities in an amount equal to their allocable share of such deductions, and certain holders of Pass-Through Securities may have taxable income in excess of the cash received.

        STATUS OF THE PASS-THROUGH SECURITIES. The Pass-Through Securities will be "real estate assets" for purposes of Section 856(c)(4)(A) of the Code and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code (assets qualifying under one or both of those sections, applying each section separately, "qualifying assets") to the extent that the Trust Fund's assets are qualifying assets. The Pass-Through Securities may not be qualifying assets under any of the foregoing sections of the Code to the extent that the Trust Fund's assets include Buydown Funds, reserve funds, or payments on mortgages held pending distribution to Certificateholders. Further, the Pass-Through Securities may not be "real estate assets" to the extent loans held by the trust are not secured by real property, and may not be "loans secured by an interest in real property" to the extent loans held by the trust are not secured by residential real property or real property used primarily for church purposes. In addition, to the extent that the principal amount of a loan exceeds the value of the property securing the loan, it is unclear and Federal Tax Counsel is unable to opine whether the loans will be qualifying assets.

        TAXATION OF PASS-THROUGH SECURITIES UNDER STRIPPED BOND RULES. The federal income tax treatment of the Pass-Through Securities will depend on whether they are Securities ("Stripped Securities") subject to the "stripped bond" rules of section 1286 of the Code. The Pass-Through Securities will be Stripped Securities if stripped interest-only Certificates are issued. In addition, whether or not stripped interest-only Certificates are issued, the IRS may contend that the stripped bond rules apply on the ground that the Master Servicer's servicing fee, or other amounts, if any, paid to (or retained by) the Master Servicer or its affiliates, as specified in the applicable Prospectus Supplement, represent greater than an arm's length consideration for servicing the Home Equity Loans and should be characterized for federal income tax purposes as an ownership interest in the Home Equity Loans. The IRS has taken the position in Revenue Ruling 91-46 that a retained interest in excess of reasonable compensation for servicing is treated as a "stripped coupon" under the rules of Code Section 1286.

        If interest retained for the Master Servicer's servicing fee or other interest is treated as a "stripped coupon," the Pass-Through Securities will either be subject to the OID rules or the market discount rules. A Holder of a Pass- Through Security will account for any discount on the Pass-Through Security as market discount rather than OID if either (i) the amount of OID with respect to the Pass-Through Security was treated as zero under the OID de minimis rule when the Pass-Through Security was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off from the Home Equity Loans. If neither of the above exceptions applies, the OID rules will apply to the Pass-Through Securities.

        If the OID rules apply, the Holder of a Pass-Through Security (whether a cash or accrual method taxpayer) will be required to report interest income from the Pass-Through Security in each taxable year equal to the income that accrues on the Pass-Through Security in that year calculated under a constant yield method based on the yield of the Pass-Through Security (or, possibly, the yield of each Mortgage underlying such Pass-Through Security) to such Holder. Such yield would be computed at the rate (assuming monthly compounding) that, if used in discounting the Holder's share of the payments on the Mortgages, would cause the present value of those payments to equal the price at which the Holder purchased the Pass-Through Security. With respect to certain categories of debt instruments including "any pool of debt instruments the yield on which may be affected by reason of prepayments (or to the extent provided in regulations, by reason of other events)," Section 1272(a)(6) of the Code requires that OID be accrued based on a prepayment assumption determined in a manner prescribed by forthcoming regulations. If required to report interest income on the Pass-Through Securities to the IRS under the stripped bond rules, it is anticipated that the Trustee will calculate the yield of the Pass-Through Securities based on a representative initial offering price of the Pass-Through Securities and a reasonable assumed rate of prepayment of the Home Equity Loans (although such yield may differ from the yield to any particular Holder that would be used in calculating the interest income of such Holder). The Prospectus Supplement for each series of Pass-Through Securities will describe the prepayment assumption that will be used for this purpose, but no representation is made that the Home Equity Loans will prepay at that rate or at any other rate.

        If a Home Equity Loan is prepaid in full, the Holder of a Pass-Through Security acquired at a discount or premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Home Equity Loan that is allocable to the Pass-Through Security and the portion of the adjusted basis of the Pass-Through Security (see "Sales of Pass-Through Securities" below) that is allocable to the Home Equity Loan. It is not clear whether any other adjustments would be required to reflect differences between the prepayment rate that was assumed in calculating yield and the actual rate of prepayments.

        TAXATION OF PASS-THROUGH SECURITIES IF STRIPPED BOND RULES DO NOT APPLY. If the stripped bond rules do not apply to a Pass-Through Security, then the Holder will be required to include in income its share of the interest payments on the Home Equity Loans in accordance with its tax accounting method. In addition, if the

Holder purchased the Pass-Through Security at a discount or premium, the Holder will be required to account for such discount or premium in the manner described below. The treatment of any discount will depend on whether the discount is OID as defined in the Code and, in the case of discount other than OID, whether such other discount exceeds a de minimis amount. In the case of OID, the Holder (whether a cash or accrual method taxpayer) will be required to report as additional interest income in each month the portion of such discount that accrues in that month, calculated based on a constant yield method. In general it is not anticipated that the amount of OID to be accrued in each month, if any, will be significant relative to the interest paid currently on the Home Equity Loans. However, OID could arise with respect to a Home Equity Loan ("ARM") that provides for interest at a rate equal to the sum of an index of market interest rates and a fixed number. The OID for ARMs generally will be determined under the principles discussed in "Taxation of Debt Securities (Including Regular Interest Securities)--Variable Rate Debt Securities."

        The Taxpayer Relief Act of 1997 amended the OID provisions of the Code to provide that for "any pool of debt instruments, the yield on which may be affected by reason of prepayments," OID is to be accrued based on a prepayment assumption determined in a manner prescribed by forthcoming regulations. The Prospectus Supplement for each series of Pass-Through Securities will describe the prepayment assumption that will be used for this purpose, but no representation is made regarding the actual rate at which prepayments will occur.

        If discount other than OID exceeds a de minimis amount (described below), the Holder will also generally be required to include in income in each month the amount of such discount accrued through such month and not previously included in income, but limited, with respect to the portion of such discount allocable to any Home Equity Loan, to the amount of principal on such Home Equity Loan received by the Trust Fund in that month. Because the Home Equity Loans will provide for monthly principal payments, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount accrues (and therefore at a rate not significantly slower than the rate at which such discount would be included in income if it were OID). The Holder may elect to accrue such discount under a constant yield method based on the yield of the Pass-Through Security to such Holder (or possibly based on the yields of each Home Equity Loan). In the absence of such an election, it may be necessary to accrue such discount under a more rapid straight-line method. Under the de minimis rule, market discount with respect to a Pass-Through Security will be considered to be zero if it is less than the product of (i) 0.25% of the principal amount of the Home Equity Loans allocable to the Pass-Through Security and (ii) the weighted average life (in complete years) of the Home Equity Loans remaining at the time of purchase of the Pass-Through Security.

        If a Holder purchases a Pass-Through Security at a premium, such Holder may elect under Section 171 of the Code to amortize the portion of such premium that is allocable to a Home Equity Loan under a constant yield method based on the yield of the Home Equity Loan to such Holder, provided that such Home Equity Loan was originated after September 27, 1985. Premium allocable to a Home Equity Loan originated on or before that date should be allocated among the principal payments on the Home Equity Loan and allowed as an ordinary deduction as principal payments are made or, perhaps, upon termination.

        It is not clear whether the foregoing adjustments for market discount or premium would be made based on the scheduled payments on the Home Equity Home Equity Loans or taking account of a reasonable prepayment assumption, and Federal Tax Counsel is unable to opine on this issue.

        If a Home Equity Loan is prepaid in full, the Holder of a Pass-Through Security acquired at a discount or premium will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Home Equity Loan that is allocable to the Pass-Through Security and the portion of the adjusted basis of the Pass-Through Security (see "Sales of Pass-Through Securities" below) that is allocable to the Home Equity Loan. Adjustments might be required to reflect differences between the prepayment rate that was assumed in accounting for discount or premium and the actual rate of prepayments.

MISCELLANEOUS TAX ASPECTS

        BACKUP WITHHOLDING. A Holder, other than a Holder of a Residual Interest Security, may, under certain circumstances, be subject to "backup withholding" at a rate of 31% with respect to distributions or the proceeds of a sale of Securities to or through brokers that represent interest or OID on the Securities. This withholding generally applies if the Holder of a Security (i) fails to furnish the Trustee with its taxpayer identification number ("TIN");
(ii) furnishes the Trustee an incorrect TIN; (iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or
(iv) under certain circumstances, fails to provide the Trustee or such Holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the Holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to Holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Foreign Investors (as defined below). Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

        Treasury regulations (the "Final Withholding Regulations"), which are generally effective with respect to payments made after December 31, 1998, consolidate and modify the current certification requirements and means by which a holder may claim exemption from United States federal income tax withholding and provide certain presumptions regarding the status of holders when payments to the holders cannot be reliably associated with appropriate documentation provided to the payor. All holders should consult their tax advisers regarding the application of the Final Withholding Regulations.

        The Trustee will report to the Holders and to the Master Servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Securities.

TAX TREATMENT OF FOREIGN INVESTORS

        Subject to the discussion below with respect to Trust Funds which are treated as partnerships for federal income tax purposes unless interest (including OID) paid on a Security (other than a Residual Interest Security) is considered to be "effectively connected" with a trade or business conducted in the United States by a Foreign Investor, such interest will normally qualify as portfolio interest (except where (i) the recipient is a Holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or
(ii) the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. For this purpose, a Foreign Investor is any Holder that is not (i) a citizen or resident of the United States; (ii) a corporation or partnership organized in or under the laws of the United States (unless, in the case of a partnership, future Treasury regulations provide otherwise); (iii) an estate the income of which is includible in gross income regardless of its source; or (iv) a trust other than a "foreign trust," as defined in Section 7701(a)(31) of the Code. See "--Tax Consequences to Holders of the Certificates Issued by a Partnership--Tax Consequences to Foreign Certificateholders". Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Foreign Investors. Holders of Pass- Through Securities however, may be subject to withholding to the extent that the Home Equity Loans were originated on or before July 18, 1984.

        Interest and OID of a Foreign Investor are not subject to withholding if they are effectively connected with a United States business conducted by the Holder and the Holder timely provides an IRS Form 4224. They will, however, generally be subject to the regular United States income tax.

        The Final Withholding Regulations consolidate and modify the current certification requirements and means by which a non-United States person may claim exemption from United States federal income tax withholding. All Foreign Investors should consult their tax advisors regarding the application of the Final Withholding Regulations, which are generally effective with respect to payments made after December 31, 1998.

        Payments to Holders of Residual Interest Securities who are Foreign Investors will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a Holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Foreign Investor will be disregarded for all federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest Holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Foreign Investor transfers a Residual Interest Security to a United States person (that is, a person that is not a Foreign Investor), and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "Taxation of Holders of Residual Interest Securities--Excess Inclusions."

        Subject to the discussion in the previous paragraph, any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Security by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

TAX CHARACTERIZATION OF THE TRUST AS A PARTNERSHIP OR DIVISION

        If a Trust Fund is intended to be a partnership for federal income tax purposes the applicable Agreements will provide that the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the Certificates will be structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation, and that no action will be taken that is inconsistent with the treatment of the Trust Fund as a partnership (such as election to treat the Trust Fund as a corporation for federal income tax purposes). If, however, the Trust Fund has a single owner for federal income tax purposes, it will be treated as a division of its owner and as such will be disregarded as an entity separate from its owner for federal income tax purposes, assuming no election will be made to treat the Trust Fund as a corporation for federal income tax purposes.

        Certain entities classified as "taxable mortgage pools" are subject to corporate level tax on their net income. A "taxable mortgage pool" is generally defined as an entity that meets the following requirements: (i) the entity is not a REMIC (or, after September 1, 1997, a FASIT), (ii) substantially all of the assets of the entity are debt obligations, and more than 50 percent of such debt obligations consists of real estate mortgages (or interests therein), (iii) the entity is the obligor under debt obligations with two or more maturities, and (iv) payments on the debt obligations on which the entity is the obligor bear a relationship to the payments on the debt obligations which the entity holds as assets. With respect to requirement (iii), the Code authorizes the IRS to provide by regulations that equity interests may be treated as debt for purposes of determining whether there are two or more maturities. If the Trust Fund were treated as a taxable mortgage pool, it would be ineligible to file consolidated returns with any other corporation and could be liable for corporate tax. Treasury regulations do not provide for the recharacterization of equity as debt for purposes of determining whether an entity has issued debt with two maturities, except in the case of transactions structured to avoid the taxable mortgage pool rules. Federal Tax Counsel will deliver its opinion for a Trust Fund which is intended to be a partnership for federal income tax purposes, as specified in the related Prospectus Supplement, generally to the effect that the Trust Fund will not be a taxable mortgage pool. This opinion will be based on the assumption that the terms of the Agreements and related documents will be complied with, and on Federal Tax Counsel's conclusion that either the number of classes of debt obligations issued be the Trust Fund, or the nature of the assets held by the Trust Fund will exempt the Trust Fund from treatment as a taxable mortgage pool.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES ISSUED BY A PARTNERSHIP OR DIVISION

        TREATMENT OF THE NOTES AS INDEBTEDNESS. The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Except as otherwise provided in the related Prospectus Supplement, Federal Tax Counsel will advise the Seller that the Notes will be classified as debt for federal income tax purposes. Consequently, Holders of Notes will be subject to taxation as described in "Taxation of Debt Securities (Including Regular Interest Securities)" above for Debt Securities which are not Regular Interest Securities.

        POSSIBLE ALTERNATIVE TREATMENT OF THE NOTES. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund would likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain Holders. For example, income to Foreign Investors generally would be subject to U.S. federal income tax and U.S. federal income tax return filing and withholding requirements, income to certain tax-exempt entities would be "unrelated business taxable income," and individual Holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES ISSUED BY A PARTNERSHIP

        TREATMENT OF THE TRUST FUND AS A PARTNERSHIP. In the case of a Trust Fund intended to qualify as a partnership for federal income tax purposes, the Trust Fund and the Seller will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes, if any, being debt of the partnership, or if there is a single Certificateholder for federal income tax purposes, to disregard the Trust Fund as an entity separate from the Certificateholder. However, the proper characterization of the arrangement involving the Certificates, the Notes, the Trust Fund and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

        A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Generally, provided such Certificates are issued at or close to face value, any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership. The following discussion also assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates have interest rates which would qualify as contingent interest under the OID regulations, and that a Series of Securities includes a single Class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

        PARTNERSHIP TAXATION. As a partnership, the Trust Fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such Holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Home Equity Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Home Equity Loans. The Trust Fund's deductions will consist primarily of interest and OID accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Home Equity Loans.

        The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Home Equity Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Home Equity Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Seller. Based on the economic arrangement of the parties, this approach for allocating Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis Holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

        If Notes are also issued, all of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a Holder under the Code.

        An individual taxpayer's share of expenses of the Trust Fund (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such Holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such Holder over the life of the Trust Fund.

        The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Home Equity Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

        DISCOUNT AND PREMIUM. It is believed that the Home Equity Loans will not have been issued with OID and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust Fund for the Home Equity Loans may be greater or less than the remaining principal balance of the Home Equity Loans at the time of purchase. If so, the Home Equity Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Home Equity Loan by Home Equity Loan basis.)

        If the Trust Fund acquires the Home Equity Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Home Equity Loans or to offset any such premium against interest income on the Home Equity Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

        SECTION 708 TERMINATION. Under Section 708 of the Code, the Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust Fund are sold or exchanged within a 12-month period. If such a termination occurs, the Trust Fund will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to the Trust Fund as a new partnership. The Trust Fund will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust Fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust Fund might not be able to comply due to lack of data.

        DISPOSITION OF CERTIFICATES. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the Holder's cost increased by the Holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the Holder's share of the Notes and other liabilities of the Trust Fund. A Holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

        Any gain on the sale of a Certificate attributable to the Holder's share of unrecognized accrued market discount on the Home Equity Loans would generally be treated as ordinary income to the Holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

        If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

        ALLOCATIONS BETWEEN SELLERS AND TRANSFEREES. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a Holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

        The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

        SECTION 754 ELECTION. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund" s assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund currently does not intend to make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

        ADMINISTRATIVE MATTERS. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust Fund will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to Holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-1 information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, Holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the Holder notifies the IRS of all such inconsistencies.

        Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person,
(y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

        The Seller will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

        TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Foreign Investors because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold pursuant to Section 1446 of the Code on the portion of its taxable income that is allocable to Certificateholders that are Foreign Investors, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign Holders that are taxable as corporations and 39.6% for all other foreign Holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust Fund to change its withholding procedures.

        Each Certificateholder that is a Foreign Investor might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. A foreign Holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a Foreign Investor generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest probably will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a Foreign Investor would only be entitled to claim a refund for that portion of the taxes, if any, in excess of the taxes that should be withheld with respect to the guaranteed payments.

        BACKUP WITHHOLDING. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the Holder is an exempt recipient under applicable provisions of the Code and, if necessary, adequately demonstrates such status.

                             STATE TAX CONSEQUENCES

        In addition to the federal income tax consequences described in "FEDERAL INCOME TAX CONSEQUENCES," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Securities.

                              ERISA CONSIDERATIONS

        A fiduciary of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the Securities. Accordingly, among other factors, such fiduciary should consider (i) whether the investment is for the exclusive benefit of plan participants and their beneficiaries; (ii) whether the investment satisfies the diversification requirements of Section 404 of ERISA;
(iii) whether the investment is in accordance with the documents and instruments governing the plan; and (iv) whether the investment is prudent, considering the nature of the investment. Fiduciaries of such plans also should consider ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

        In addition, fiduciaries of employee benefit plans subject to Title I of ERISA, as well as certain plans or other retirement arrangements not subject to ERISA, but which are subject to Section 4975 of the Code (such as individual retirement accounts and Keogh plans covering only a sole proprietor or partners), or any entity (including an insurance company general account) whose underlying assets include plan assets by reason of a plan or account investing in such entity (collectively, "Plans(s)") are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 and 407 of ERISA and excise taxes are imposed upon such persons by
Section 4975 of the Code. The Seller, the related Trustee and any underwriter of the offered Securities and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition, holding or transfer of Securities by, or on behalf of, such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless a regulatory exception or administrative exemption is available. In addition, the Department of Labor ("DOL") has issued a regulation (29 C.F.R. Section 2510.3-101) (the "Plan Assets Regulation") concerning the definition of what constitutes the assets of a Plan, which provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for purposes of ERISA to be assets of the investing Plan unless certain exceptions apply. If an investing Plan's assets were deemed to include an interest in the Trust Fund and not merely an interest in the Securities, transactions occurring in connection with the servicing, management and operation of the Trust Fund between the Seller, the related Trustee, the Master Servicer (or any other servicer), any insurer or any of their respective affiliates might constitute prohibited transactions, and the assets of the Trust Fund would become subject to the fiduciary investment standards of ERISA, unless a regulatory exception or administrative exemption applies.

        With respect to offered Securities which are Certificates, the DOL has issued to a number of underwriters of pass-through certificates, similar to the Certificates, administrative exemptions (collectively, the "Exemption"), which generally exempt from the application of the prohibited transaction provisions of Section 406(a), Section 406(b)(1) and Section 406(b)(2) of ERISA, and the excise taxes imposed pursuant to Section 4975(a) and (b) of the Code, the initial purchase, holding and subsequent resale of mortgage-backed or asset-backed pass-through certificates representing a beneficial undivided interest in certain fixed pools of assets held in a trust (as defined in paragraph III. B of Section III of the Exemption), along with certain transactions relating to the servicing and operation of such asset pools, provided that certain conditions set forth in the Exemption are satisfied. Paragraph III. B of Section III of the Exemption provides in part that a trust means an investment pool the corpus of which is held in trust and consists solely of: (1) secured consumer receivables, (2) secured credit instruments, (3) obligations secured by residential or commercial real property, (4) obligations secured by motor vehicles or equipment or qualified motor vehicle leases, (5) guaranteed governmental mortgage pool certificates or (6) an undivided fractional interest in any of the obligations listed in clauses (1)--(5) above. If the general conditions of Section II of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with the direct or indirect sale, exchange or transfer of Certificates by Plans in the initial issue of Certificates, the holding of Certificates by Plans or the direct or indirect acquisition or disposition in the secondary market of Certificates by Plans. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Certificates, an Excluded Plan is a Plan sponsored by (1) an underwriter which has been granted an Exemption (or certain specified entities affiliated or associated with such underwriter) ("Underwriter"), (2) the Seller, (3) the Master Servicer (or any other servicer), (4) the related Trustee, (5) any obligor with respect to Home Equity Loans constituting more than 5 percent of the aggregate unamortized principal balance of the Home Equity Loans as of the date of initial issuance, (6) any insurer and (7) any affiliate or successor of a person described in (1) to (6) above (the "Restricted Group").

        If the specific conditions of paragraph I.B of Section I of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(I)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Certificates in the initial issuance of Certificates between the Seller or Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in Certificates is (a) an obligor with respect to 5 percent or less of the fair market value of the Home Equity Loans or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Certificates by Plans and (3) the holding of Certificates by Plans.

        If the specified conditions of paragraph I.C of Section I of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Trust Fund and the assets of the Trust Fund.

        The Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" or a "disqualified person" with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of such Plan's ownership of Certificates.

        The Exemption sets forth the following seven general conditions which must be satisfied for a transaction to be eligible for exemptive relief thereunder.

        (1) The acquisition of the Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

        (2) The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other Securities issued by the Trust Fund;

        (3) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from either Standard & Poor's Ratings Group, a division of the McGraw Hill Companies, Inc., Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc. ("National Credit Rating Agencies");

        (4) The Trustee is not an affiliate of any other member of the Restricted Group (as defined above);

        (5) The sum of all payments made to and retained by the Underwriter in connection with the distribution of Certificates represents not more than reasonable compensation for underwriting the Certificates. The sum of all payments made and retained by the Seller pursuant to the assignment of the loans to the Trust Fund represents not more than the fair market value of such loans. The sum of all payments made to and retained by the Master Servicer or any other servicer represents not more than reasonable compensation for such person's services under the pooling and servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

        (6) The Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933. The Seller assumes that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the Certificates.

        (7)     The Trust Fund must also meet the following requirements:

                (i) the corpus of the Trust Fund must consist solely of assets of the type that have been included in other investment pools;

                (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of one of the National Credit Rating Agencies for at least one year prior to the Plan's acquisition of Certificates; and

                (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

        On July 21, 1997, the DOL published in the Federal Register a final amendment to the Exemption which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. With respect to the Certificates, the amendment generally allows a portion of the mortgages or receivables ("Loans") supporting payments to Certificateholders and having a principal amount equal to no more than 25% of the total principal amount of the Certificates to be transferred to the Trust within a 90-day or three-month period following the Closing Date ("Pre-Funding Period"), instead of requiring that all such Loans be either identified or transferred on or before the Closing Date. The relief is effective for transactions occurring on or after May 23, 1997, provided that the following conditions are met:

        (1) The ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Certificates being offered ("Pre-Funding Limit") must not exceed twenty-five percent (25%).

        (2) All Loans transferred after the Closing Date ("Additional Loans") must meet the same terms and conditions for eligibility as the original Loans used to create the Trust Fund, which terms and conditions have been approved by each Rating Agency.

        (3) The transfer of such Additional Loans to the Trust Fund during the Pre-Funding Period must not result in the Certificates receiving a lower credit rating from any Rating Agency upon termination of the Pre-Funding Period than the ratings that were obtained at the time of the initial issuance of the Certificates by the Trust Fund.

        (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "average interest rate") for all of the Loans in the Trust Fund at the end of the Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Loans which were transferred to the Trust Fund on the Closing Date.

        (5) Either: (i) the characteristics of the Additional Loans must be monitored by an insurer or other credit support provider which is independent of the Seller; or (ii) an independent accountant retained by the Seller must provide the Seller with a letter (with copies provided to each Rating Agency, the Underwriter and the Trustee) stating whether or not the characteristics of the Additional Loans conform to the characteristics described in the Prospectus, Prospectus Supplement, Private Placement Memorandum ("Offering Documents") and/or Pooling and Servicing Agreement ("Pooling Agreement"). In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Loans which were transferred as of the Closing Date.

        (6) The Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier, in certain circumstances, if the amount on deposit in the Pre-Funding Account is reduced below the minimum level specified in the Pooling Agreement or an event of default occurs under the Pooling Agreement.

        (7) Amounts transferred to any Pre-Funding Account and/or Capitalized Interest Account used in connection with the pre-funding may be invested only in investments which are permitted by each Rating Agency and (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or
                (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by each Rating Agency ("Permitted Investments").

        (8) The Offering Documents must describe: (i) any Pre-Funding Account and/or Capitalized Interest Account used in connection with a Pre-Funding Account; (ii) the duration of the Pre-Funding Period; (iii) the percentage and/or dollar amount of the Pre-Funding Limit for the Trust Fund; and (iv) that the amounts remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be remitted to Certificateholders as repayments of principal.

        (9) The Pooling and Servicing Agreement must describe the Permitted Investments for the Pre-Funding Account and Capitalized Interest Account and, if not disclosed in the Offering Documents, the terms and conditions for eligibility of the Additional Loans.

        The Exemption may apply to a Plan's purchase, holding and transfer of Certificates and the operation, management and servicing of the Trust Fund and the assets of the Trust Fund as specified in the related Prospectus Supplement. In addition, in the event the Exemption is not available, certain exemptions from the prohibited transaction rules may be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Certificate. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38 regarding investments by bank collective investment funds PTCE 95-60, regarding investments by insurance company general accounts; PTCE 96-23, regarding transactions affected by in-house asset managers; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers".

        Certain transactions involving the purchase of Securities which are Notes might be deemed to constitute prohibited transactions under ERISA and the Code if the assets of the Trust Fund were deemed to be assets of a Plan. Under the Plan Assets Regulation, the assets of the Trust Fund would be treated as plan assets of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "Equity Interest" in the Trust Fund and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The Seller believes that the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. In addition, even in the event that the Notes are deemed to be an Equity Interest in the Trust Fund, the Exemption may be applicable to both a Plan's purchase, holding and transfer of Notes (which in this situation are considered Certificates for purposes of the Exemption) and the operation, management and servicing of the Trust Fund and the assets of the Trust Fund, if so specified in the related Prospectus Supplement.

        Without regard to whether the Notes are characterized as Equity Interests, the acquisition, transfer or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Trust Fund, the related Trustee or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan or in the event that a Note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. In such case, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 and PTCE 84-14 may be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note.

        Any Plan fiduciary considering the purchase of Securities should consult with its counsel with respect to the potential applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.


                                LEGAL INVESTMENT

        The Securities will not constitute "mortgage-related securities" within the meaning of SMMEA unless the related Prospectus Supplement specifies that the Securities will constitute "mortgage related Securities." Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and the extent to which the Securities constitute legal investments for them.

                              PLAN OF DISTRIBUTION

        On the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement") with respect to each Trust Fund, the Seller will agree to sell to each of the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase from the Seller, the principal amount of each Class of Securities of the related Series set forth therein and in the related Prospectus Supplement.

        In each Underwriting Agreement, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all of the Securities described therein which are offered hereby and by the related Prospectus Supplement if any of such Securities are purchased. In the event of a default by any such underwriter, each Underwriting Agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased, or the Underwriting Agreement may be terminated.

        Each Prospectus Supplement will either (i) set forth the price at which each Class of Securities being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Securities or (ii) specify that the related Securities are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any Securities, the public offering price and such concessions may be changed.

        Each Underwriting Agreement will provide that the Representative will indemnify underwriters against certain liabilities, including liabilities under the Securities Act.

        Under each Underwriting Agreement, the closing of the sale of any Class of Securities subject thereto will be conditioned on the closing of the sale of all other such Classes.

        The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                  LEGAL MATTERS

        Unless otherwise specified in the related Prospectus Supplement, certain legal matters in connection with the Securities will be passed upon for the Seller by Stroock & Stroock & Lavan LLP, New York, New York.

                                GLOSSARY OF TERMS

        The following are abbreviated definitions of certain capitalized terms used in this Prospectus. Unless otherwise provided in a "Supplemental Glossary" or "Index of Principal Terms" in the Prospectus Supplement for a Series, such definitions will apply to capitalized terms used in such Prospectus Supplement. The definitions may vary from those in the related Agreement for a Series and the related Agreement for a Series generally provides a more complete definition of certain of the terms. Reference should be made to the related Agreement for a Series for a more complete definition of such terms.

        "Accrual Termination Date" means, with respect to a Class of Compound Interest Securities, the Distribution Date on which accrued interest on such Securities becomes payable currently.

        "Agreement" means, with respect to a Series of Certificates, the Pooling and Servicing Agreement or Trust Agreement, and, with respect to a Series of Notes, the Indenture and the Sale and Servicing Agreement, as the context requires.

        "Appraised Value" means, with respect to property securing a Home Equity Loan, the lesser of the appraised value determined in an appraisal obtained at origination of the Home Equity Loan or sales price of such property at such time.

        "Asset Group" means, with respect to the Primary Assets and other assets comprising the Trust Fund of a Series, a group of such Primary Assets and other assets having the characteristics described in the related Prospectus Supplement.

        "Assumed Reinvestment Rate" means, with respect to a Series, the per annum rate or rates specified in the related Prospectus Supplement for a particular period or periods as the "Assumed Reinvestment Rate" for funds held in any fund or account for the Series.

        "Available Distribution Amount" means the amount in the Distribution Account (including amounts deposited therein from any reserve fund or other fund or account) eligible for distribution to Holders on a Distribution Date.

        "Bankruptcy Code" means the federal bankruptcy code, 11 United States Code 101 et seq., and related rules and regulations promulgated thereunder.

        "Business Day" means a day that, in the City of New York or in the city or cities in which the corporate trust office of the Trustee are located, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulations or executive order to be closed.

        "Certificates" means the Asset-Backed Certificates.

        "Certificate Account" or "Collection Account" means, with respect to a Series, the account established for the deposit by the Servicer of payments received from the Primary Assets.

        "Class" means a Class of Securities of a Series.

        "Closing Date" means, with respect to a Series, the date specified in the related Prospectus Supplement as the date on which Securities of such Series are first issued.

        "Code" means the Internal Revenue Code of 1986, as amended, and regulations (including proposed regulations) or other pronouncements of the Internal Revenue Service promulgated thereunder.

        "Combined Home Equity Loan-to-Value Ratio" or "CLTV" means, with respect to a Home Equity Loan, the percentage equivalent of a fraction, the numerator of which is the sum of (i) the original principal amount of such Home Equity Loan at the date of origination thereof and (ii) the outstanding principal amount of any senior loan on the Mortgaged Property at the time of origination of such Home Equity Loan, and the denominator of which is the Appraised Value of such Mortgaged Property at such date of origination.

        "Commission" means the Securities and Exchange Commission.

        "Compound Interest Security" means any Security of a Series on which all or a portion of the interest accrued thereon is added to the principal balance of such Security on each Distribution Date, through the Accrual Termination Date, and with respect to which no interest shall be payable until such Accrual Termination Date, after which interest payments will be made on the Compound Value thereof.

        "Compound Value" means, with respect to a Class of Compound Interest Securities, the original principal balance of such Class, plus all accrued and unpaid interest, if any, previously added to the principal balance thereof and reduced by any payments of principal previously made on such Class of Compound Interest Securities.

        "Condominium" means a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual Condominium Unit and also owns a proportionate undivided interest in all parts of the Condominium Building (other than the individual Condominium Units) and all areas or facilities, if any, for the common use of the Condominium Units.

        "Condominium Association" means the person(s) appointed or elected by the Condominium Unit owners to govern the affairs of the Condominium.

        "Condominium Building" means a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to Condominium ownership.

        "Condominium Home Equity Loan" means a Home Equity Loan secured by a Mortgage on a Condominium Unit (together with its appurtenant interest in the common elements).

        "Condominium Unit" means an individual housing unit in a Condominium Building.

        "Cooperative" means a corporation owned by tenant-stockholders who, through the ownership of stock, shares or membership securities in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units and which is described in Section 216 of the Code.

        "Cooperative Dwelling" means an individual housing unit in a building owned by a Cooperative.

        "Cooperative Home Equity Loan" means a housing loan made with respect to a Cooperative Dwelling and secured by an assignment by the borrower (tenant-stockholder) or security interest in shares issued by the applicable Cooperative.

        "Cut-off Date" means the date designated as such in the related Prospectus Supplement for a Series.

        "Debt Securities" means Securities characterized as indebtedness for federal income tax purposes, and Regular Interest Securities.

        "Deferred Interest" means the excess of the interest accrued on the outstanding principal balance of a Home Equity Loan during a specified period over the amount of interest required to be paid by an obligor on such Home Equity Loan on the related Due Date.

        "Delinquency Advance" means cash advanced by the Servicer in respect of delinquent payments of principal of and/or interest on a Home Equity Loan to the extent specified in the related Prospectus Supplement.

        "Disqualified Organization" means the United States, any State or political subdivision thereof, any possession of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income.

        "Distribution Account" means, with respect to a Series, the account or accounts established for the deposit of remittances from the Collection Account for distribution to Securityholders.

        "Distribution Date" means, with respect to a Series or Class of Securities, each date specified as a distribution date for such Series or Class in the related Prospectus Supplement.

        "Due Date" means each date, as specified in the related Prospectus Supplement for a Series, on which any payment of principal or interest is due and payable by the obligor on any Primary Asset pursuant to the terms thereof.

        "Eligible Investments" means any one or more of the obligations or securities described herein under "THE TRUST FUNDS--Eligible Investments."

        "Enhancement" means a mechanism or instrument which is intended to provide limited protection to Holders of the applicable Class or Classes of Securities against losses on the related Primary Assets or other shortfalls in funds necessary to make required distributions on such Class or Classes of Securities.

        "Enhancer" means the provider of the Enhancement for a Series specified in the related Prospectus Supplement.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "Escrow Account" means an account, established and maintained by the Servicer for a Home Equity Loan, into which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items required to be paid to the mortgagee are deposited.

        "FDIC" means the Federal Deposit Insurance Corporation.

        "FHLMC" or "Freddie Mac" means the Federal Home Equity Loan Mortgage Corporation.

        "Final Scheduled Distribution Date" means, with respect to a Class of Notes of a Series, the date no later than which principal thereof will be fully paid and with respect to a Class of Certificates of a Series, the date after which no Certificates of such Class will remain outstanding, in each case based on the assumptions set forth in the related Prospectus Supplement.

        "FNMA" or "Fannie Mae" means the Federal National Mortgage Association.

        "Holder" or "Securityholder" means the person or entity in whose name a Security is registered.

        "Home Equity Loan" means a closed-end home equity loan secured by a Mortgaged Property.

        "Home Equity Loan Rate" means, the interest rate borne by a Home Equity Loan.

        "HUD" means the United States Department of Housing and Urban
Development.

        "Indenture" means the indenture relating to a Series of Notes between the Trust Fund and the Trustee.

        "Insurance Policies" means certain mortgage insurance, hazard insurance and other insurance policies required to be maintained with respect to Home Equity Loans.

        "Insurance Proceeds" means amount paid by the insurer under any of the Insurance Policies covering any Home Equity Loan or Mortgaged Property.

        "Interest Only Securities" means a Class of Securities entitled solely or primarily to distributions of interest and which is identified as such in the related Prospectus Supplement.

        "IRS" means the Internal Revenue Service.

        "Lifetime Rate Cap" means the lifetime limit if any, on the Home Equity Loan Rate during the life of each adjustable rate Home Equity Loan.

        "Liquidation Proceeds" means amounts received by the Servicer in connection with the liquidation of a Home Equity Loan, net of liquidation expenses.

        "Master Servicer" means Avco Financial Services Management Company, or its successors or assigns.

        "Minimum Rate" means the lifetime minimum Home Equity Loan Rate during the life of each adjustable rate Home Equity Loan.

        "Mixed-Use Properties" means structures of no more than three stories, which include one to four residential dwelling units and 50% or less of the space in which is used for retail, professional or other commercial uses including doctor, dentist or law offices, real estate agencies, boutiques, newsstands, convenience stores or other uses intended to cater to individual customers.

        "Mortgage" means the mortgage, deed of trust or other similar security instrument securing a Mortgage Note.

        "Mortgaged Property" means the real property and improvements thereon securing a Home Equity Loan.

        "Mortgage Note" means the note or other evidence of indebtedness of a Mortgagor under the Home Equity Loan.

        "Mortgagor" means the obligor on a Mortgage Note.

        "1986 Act" means the Tax Reform Act of 1986.

        "Notes" means the Asset-Backed Notes.

        "Notional Amount" means the amount set forth in the related Prospectus Supplement for a Class of Interest Only Securities.

        "Originator" means any affiliate of the Seller that originates or acquires Primary Assets.

        "OTS" means the Office of Thrift Supervision.

        "PAC" ("Planned Amortization Class Securities") means a Class of Securities of a Series on which payments of principal are made in accordance with a schedule specified in the related Prospectus Supplement, based on certain assumptions stated therein.

        "Pay Through Security" means Regular Interest Securities and certain Debt Securities that are subject to acceleration due to prepayment on the underlying Primary Assets.

        "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

        "Pooling and Servicing Agreement" means the pooling and servicing agreement relating to a Series of Certificates among the Seller, the Master Servicer and the Originators (if such Series relates to Home Equity Loans) and the Trustee.

        "Primary Assets" means the Home Equity Loans which are included in the Trust Fund for such Series. A Primary Asset refers to a specific Home Equity Loan.

        "Principal Balance" means, with respect to a Primary Asset and as of a Due Date, the original principal amount of the Primary Asset, plus the amount of any Deferred Interest added to such principal amount, reduced by all payments, both scheduled or otherwise, received on such Primary Asset prior to such Due Date and applied to principal in accordance with the terms of the Primary Asset.

        "Principal Only Securities" means a Class of Securities entitled solely or primarily to distributions of principal and identified as such in the Prospectus Supplement.

        "Qualified Insurer" means a mortgage guarantee or insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided.

        "Rating Agency" means the nationally recognized statistical rating organization (or organizations) which was (or were) requested by the Seller to rate the Securities upon the original issuance thereof.

        "Regular Interest" means a regular interest in a REMIC.

        "REMIC" means a real estate mortgage investment conduit.

        "REMIC Administrator" means the Person, if any, specified in the related Prospectus Supplement for a Series for which a REMIC election is made, to serve as administrator of the Series.

        "REMIC Provisions" means the provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations, including proposed regulations and rulings, and administrative pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

        "REO Property" means real property which secured a defaulted Home Equity Loan, beneficial ownership of which has been acquired upon foreclosure, deed in lieu of foreclosure, repossession or otherwise.

        "Representative" means Avco Financial Services, Inc., or its successors or assigns.

        "Reserve Fund" means, with respect to a Series, a segregated trust account into which funds may be deposited on the Closing Date and/or over time in order to provide a source of funds to provide limited protection to the Holders of one or more Classes of Securities against losses on the related Primary Assets or other shortfalls in amounts necessary to make required distributions to such Holders.

        "Residual Interest" means a residual interest in a REMIC.

        "Retained Interest" means, with respect to a Primary Asset, the amount or percentage specified in the related Prospectus Supplement which is not included in the Trust Fund for the related Series.

        "Scheduled Payments" means the scheduled payments of principal and interest to be made by the borrower on a Primary Asset.

        "Securities" means the Notes or the Certificates.

        "Seller" means Avco ABS Receivables Corp., or its successors.

        "Senior Securityholder" means a holder of a Senior Security.

        "Senior Securities" means a Class of Securities as to which the holders" rights to receive distributions of principal and interest are senior to the rights of holders of Subordinate Securities, to the extent specified in the related Prospectus Supplement.

        "Series" means a separate series of Securities sold pursuant to this Prospectus and the related Prospectus Supplement.

        "Servicing Fee" means the fee payable to the Master Servicer on a periodic basis for servicing and administering the Primary Assets in a Trust Fund and calculated at the rate and on the basis set forth in the related Prospectus Supplement.

        "Single Family Property" means property securing a Home Equity Loan consisting of one- to four-family attached or detached residential housing, including Cooperative Dwellings.

        "Stripped Securities" means Pass-Through Securities representing interests in Primary Assets with respect to which all or a portion of the principal payments have been separated from all or a portion of the interest payments.

        "Subordinated Securities" means a Class of Securities as to which the rights of holders to receive distributions of principal, interest or both is subordinated to the rights of holders of Senior Securities or other Classes of securities which are themselves subordinate to other Classes, and may be allocated losses and shortfalls prior to the allocation thereof to other Classes of Securities, to the extent and under the circumstances specified in the related Prospectus Supplement.

        "Trustee" means the trustee under the applicable Agreement and its successors.

        "Trust Fund" means, with respect to any Series of Securities, the trust holding all money, instruments, securities and other property, including all proceeds thereof, which are, with respect to a Series of Certificates, held for the benefit of the Holders by the Trustee under the Pooling and Servicing Agreement or Trust Agreement or, with respect to a Series of Notes, pledged to the Trustee under the Indenture as a security for such Notes, including, without limitation, the Primary Assets (except any Retained Interests), rights to all amounts in the Distribution Account Collection Account, Certificate Account, Pre-Funding Account, Capitalized Interest Account or Reserve Funds, if any, distributions on the Primary Assets (net of servicing fees), and reinvestment earnings on such net distributions and rights to any Enhancement and all other property and interest held by or pledged to the Trustee pursuant to the related Agreement for such Series.

        "UCC" means the Uniform Commercial Code.

        "Variable Interest Security" means a Security on which interest accrues at a rate that is adjusted, based upon a predetermined index, at fixed periodic intervals, all as set forth in the related Prospectus Supplement.

        "Variable Interest Securities" means a Class of Securities on which interest will accrue at a per annum rate that will vary from Distribution Date to Distribution Date based on changes in the weighted average of the interest rates borne by the related Primary Assets or changes in the level of an index used to calculate such per annum rate of interest.

        "Zero Coupon Security" means a Security entitled to receive payments of principal only.

================================================================================
NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS SUPPLEMENT OR PROSPECTUS.


                                TABLE OF CONTENTS


                              PROSPECTUS SUPPLEMENT



                                                                         PAGE
                                                                         ----
Summary ............................................................     S-4
Risk Factors .......................................................     S-20
The Certificate Insurer ............................................     S-22
Description of the Mortgage Loans ..................................     S-24
Prepayment and Yield Considerations ................................     S-38
Description of the Certificates ....................................     S-45
Use of Proceeds ....................................................     S-63
Federal Income Tax Consequences ....................................     S-63
State Taxes ........................................................     S-65
ERISA Considerations ...............................................     S-65
Legal Investment Considerations ....................................     S-66
Underwriting .......................................................     S-67
Experts ............................................................     S-69
Legal Matters ......................................................     S-69
Ratings ............................................................     S-69
Index of Principal Terms ...........................................     S-70
Annex I ............................................................     S-73

                                   PROSPECTUS

Prospectus Supplement ..............................................      3
Reports to Holders .................................................      3
Available Information ..............................................      3
Incorporation of Certain Documents by Reference ....................      4
Summary of Terms ...................................................      5
Risk Factors .......................................................     19
The Seller .........................................................     23
The Representative .................................................     23
The Master Servicer ................................................     23
Home Equity Loan Program ...........................................     24
Description of the Securities ......................................     30
The Trust Funds ....................................................     37
Enhancement ........................................................     42
Servicing of Home Equity Loans .....................................     44
The Agreements .....................................................     50
Certain Legal Aspects of the Home Equity Loans .....................     58
Use of Proceeds ....................................................     66
Federal Income Tax Consequences ....................................     66
State Tax Consequences .............................................     87
ERISA Considerations ...............................................     88
Legal Investment ...................................................     92
Plan of Distribution ...............................................     92
Legal Matters ......................................................     92
Glossary of Terms ..................................................     93


================================================================================

================================================================================


                                  $------------

                           AVCO FINANCIAL HOME EQUITY
                                LOAN TRUST 199_-_




                           AVCO ABS RECEIVABLES CORP.
                                     SELLER


                   AVCO FINANCIAL SERVICES MANAGEMENT COMPANY
                                 MASTER SERVICER


                          AVCO FINANCIAL SERVICES, INC.
                                 REPRESENTATIVE


                              [NAME OF UNDERWRITER]








                              PROSPECTUS SUPPLEMENT
                            DATED _________ __, 199_


================================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS
              ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.



SEC Registration Fee .....................................               $295
Printing and Engraving ...................................                  *
Trustee's Fees ...........................................                  *
Legal Fees and Expenses ..................................                  *
Blue Sky Fees and Expenses ...............................                  *
Accountant's Fees and Expenses ...........................                  *
Rating Agency Fees .......................................                  *
Miscellaneous Fees and Expenses ..........................                  *
                                                                         ----
           Total Expenses ................................                  *
                                                                         ====



        *       To be filed by Amendment.


               ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article 12 of the Articles of Incorporation of the Seller provides for the indemnification of any person who is or was an officer or director of the Seller with respect to actions taken or omitted by such person in any capacity in which such person serves or served the Issuer, to the full extent authorized or permitted by the Nevada Private Corporation Law. Reference is made to the Articles of Incorporation filed as an exhibit to this Registration Statement for the complete text of Article 12 of the Articles of Incorporation.

The Registrant maintains liability insurance policies such that each of the directors and officers of the Registrant is insured against certain liabilities which they might incur in their capacity as a director or officer.

The Underwriting Agreement filed as Exhibit 1.1 hereto provides for indemnification by the Underwriters of the Registrant and its directors, officers and controlling persons for certain liabilities arising under the Securities Act of 1933 or otherwise.

The general effect of any statute, charter provision, by-law, contract or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified against liability when acting on behalf of the Registrant is to reduce the deterrent effect for such indemnified individuals for violating the Securities Act of 1933.

The Registrant is aware that the Securities and Exchange Commission takes the position that indemnification of directors and officers is against public policy and is therefore unenforceable.

                                ITEM 16. EXHIBITS


1.1.    Form of Underwriting Agreement

3.1.    Articles of Incorporation of Avco Receivables Corp.*

3.2.    By-laws of Avco ABS Receivables Corp.

4.1.    Form of Pooling and Servicing Agreement

4.2.    Form of Certificate (included as part of Exhibit 4.1)

4.3     Form of Indenture

4.4     Form of Trust Agreement

5.1.    Opinion of Stroock & Stroock & Lavan LLP with respect to legality

8.1. Opinion of Stroock & Stroock & Lavan LLP with respect to federal income tax matters (contained in Exhibit 5.1)

10.1    Form of Sale and Servicing Agreement

23.1.   Consent of Stroock & Stroock & Lavan LLP (contained in Exhibit 5.1)


24.1.   Powers of Attorney (included as part of signature page)*

25.1    Statement of Eligibility and Qualification of Indenture Trustee (Form
        T-1)**

--------------------

*       Previously Filed.


**      To be filed by Form 8-K.


               ITEM 17. UNDERTAKINGS

     The undersigned registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

        (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (4) For purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (5) To provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

        (6) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                (i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

                (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (7) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (8) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, Avco ABS Receivables Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, it believes that the securities rating requirement for use of Form S-3 will be met by the time of sale of the securities and it has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Nevada on June 18, 1998.


                          AVCO ABS RECEIVABLES CORP.



                          By: /s/ Eugene R. Schutt, Jr.
                             -------------------------------
                          Name: Eugene R. Schutt, Jr.
                          Title:  President



                                POWER OF ATTORNEY


Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




Signature                             Title                                       Date
---------                             -----                                       ----
/s/ Eugene R. Schutt, Jr.             President and Director (principal           June 18, 1998
-------------------------------       executive officer)
Eugene R. Schutt, Jr.


/s/ Jon C. Frojen                     Vice President and Director (principal      June 18, 1998
-------------------------------       financial and accounting officer)
Jon C. Frojen

                                INDEX TO EXHIBITS



Exhibit
Number                      Exhibit                                                       Page
------                      -------                                                       ----
  1.1.     Form of Underwriting Agreement

  3.1.     Articles of Incorporation of Avco ABS Receivables Corp.*

  3.2.     By-laws of Avco ABS Receivables Corp.

  4.1.     Form of Pooling and Servicing Agreement

  4.2.     Form of Certificate (included as part of Exhibit 4.1)

  4.3.     Form of Indenture

  4.4      Form of Trust Agreement

  5.1.     Opinion of Stroock & Stroock & Lavan LLP with respect to legality

  8.1 Opinion of Stroock & Stroock & Lavan LLP with respect to federal income tax matters (contained in Exhibit 5.1)

  10.1     Form of Sale and Servicing Agreement

  23.1.    Consent of Stroock & Stroock & Lavan LLP (contained in Exhibit 5.1)

  24.1.    Powers of Attorney (included as part of signature page)*

  25.1.    Statement of Eligibility and Qualification of Indenture Trustee (Form
           T-1)**


---------------------

*       Previously Filed.


**      To be filed by Form 8-K.



                                       1